UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2016

CHINA LENDING CORPORATION

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-36664	98-1192662
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11th Floor, Satellite Building 473 Satellite Road Economic Technological Development Zone Urumqi, Xinjiang, China	830000
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code: +86 991-3072247

                           DT Asia Investments Limited

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report (the “Report”) contains forward-looking statements, including, without limitation, in the sections captioned “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Plan of Operations,” and elsewhere. Any and all statements contained in this Report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this Report may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”), and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the accuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation:

●	Market acceptance of our products and services;

●	Competition from existing products or new products that may emerge;

●	The implementation of our business model and strategic plans for our business and our products;

●	Estimates of our future revenue, expenses, capital requirements and our need for financing;

●	Our financial performance;

●	Current and future government regulations;

●	Developments relating to our competitors; and

●	Other risks and uncertainties, including those listed under the section title “Risk Factors.”

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We disclaim any obligation to update the forward-looking statements contained in this Report to reflect any new information or future events or circumstances or otherwise, except as required by law.

Readers should read this Report in conjunction with the discussion under the caption “Risk Factors,” our financial statements and the related notes thereto in this Report, and other documents which we may file from time to time with the SEC.

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EXPLANATORY NOTE

China Lending Corporation, a British Virgin Islands corporation (“China Lending Corporation” or the “Company,” formerly DT Asia Investments Limited) was incorporated in the British Virgin Islands as a company with limited liability on April 8, 2014. The Company was formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, or contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more businesses or entities.

On July 6, 2016 (the “Closing Date”), we consummated the transaction contemplated by a Share Exchange Agreement (the “Share Exchange Agreement”) dated January 11, 2016, by and among DT Asia Investments Limited (“DT Asia”), Adrie Global Holdings Limited, a business company incorporated in the British Virgin Islands with limited liability (“Adrie”), each of Adrie’s shareholders (collectively, the “Sellers”), DT Asia’s sponsor, DeTiger Holdings Limited, in the capacity as the representative for DT Asia’s shareholders prior to the closing of the Business Combination (defined below) (the “DT Representative”), and Li Jingping in the capacity as the representative for the Sellers (the “Seller Representative”), pursuant to which DT Asia acquired from the Sellers all of the issued and outstanding equity interests of Adrie in exchange for 20,000,000 ordinary shares of DT Asia (the “Business Combination”). As a result of the Business Combination, the Sellers, as the former shareholders of Adrie, became the controlling shareholders of the Company and Adrie became a subsidiary of the Company. The Share Exchange was accounted for as a reverse merger effected by a share exchange, wherein Adrie is considered the acquirer for accounting and financial reporting purposes.

As a result of the Business Combination, DT Asia will continue the existing business operations of Adrie as a publicly traded company under the name “China Lending Corporation.”

In accordance with “reverse merger” or “reverse acquisition” accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the Business Combination will be replaced with the historical financial statements of Adrie in all future filings with the U.S. Securities and Exchange Commission (“SEC”).

As used in this Report henceforward, unless otherwise stated or the context clearly indicates otherwise, the terms the “Company,” the “Registrant,” “we,” “us” and “our” refer to China Lending Corporation, giving effect to the Business Combination.

This Report contains summaries of the material terms of various agreements executed in connection with the Business Combination described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, which are filed as exhibits hereto and incorporated herein by reference.

Prior to the Business Combination, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended). As a result of the Business Combination, we have ceased to be a “shell company.” The information contained in this Report, together with the information contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2016 and Current Reports on Form 8-K, as filed with the SEC, constitute the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act of 1933, as amended (the “Securities Act”).

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Item 1.01.	Entry into a Material Definitive Agreement.

The information contained in Item 2.01 below relating to the various agreements described therein is incorporated herein by reference.

Item 2.01.	Completion of Acquisition of Disposition of Assets.

THE SHARE EXCHANGE AND RELATED TRANSACTIONS

The Share Exchange

On January 11, 2016, DT Asia entered into a Share Exchange Agreement with Adrie, the Sellers, the DT Representative, and the Seller Representative, pursuant to which DT Asia effected an acquisition of Adrie and its subsidiaries, including certain wholly foreign-owned enterprises registered in China which contractually control Urumqi Feng Hui Direct Lending Limited, a registered company in Xinjiang China (Adrie and its controlled entities, collectively, the “China Lending Group”) by acquiring from the Sellers all outstanding equity interests of Adrie (the “Business Combination”). The Business Combination closed on July 6, 2016 and pursuant to the terms of the Share Exchange Agreement, Adrie became a wholly-owned subsidiary of the Company.

Pursuant to the Business Combination, we acquired the business of the China Lending Group, which is to engage in the business of providing loan facilities to micro, small and medium sized enterprises (“MSMEs”) and sole proprietors in the Xinjiang Uyghur Autonomous Region (“Xinjiang Province”) of the People’s Republic of China (“PRC” or “China”). As a result, we have ceased to be a shell company.

At the closing of the Business Combination, pursuant to the Share Exchange Agreement, Adrie’s 20,000,000 shares of capital stock issued and outstanding immediately prior to the closing of the Business Combination were exchanged for an aggregate of 20,000,000 of our ordinary shares (the “Exchange Shares”), with 8,000,000 of the Exchange Shares (the “Escrow Shares”) being held in escrow and subject to forfeiture (along with dividends and other earnings otherwise payable with respect to such Escrow Shares) in the event that we fail to meet certain minimum financial performance targets or in the event that the DT Representative successfully brings an indemnification claim under the Share Exchange Agreement on behalf of DT Asia’s pre-Business Combination shareholders.

The Share Exchange Agreement contains customary representations and warranties, pre- and post-closing covenants of each party and customary closing conditions. In consummating the Business Combination, the parties to the Share Exchange Agreement waived certain closing conditions, including, but not limited to the wavier of (i) the $12 million PIPE investment condition which required that DT Asia shall have completed the PIPE Offering for at least $12 million and (ii) the $10 million minimum closing proceeds condition which required that upon the closing of the Business Combination and after giving effect to the completion of the redemptions of the ordinary shares and the PIPE Offering, there would be at least $10 million in closing proceeds. Breaches of the representations and warranties are subject to indemnification claims and, other than claims based on fraud, willful misconduct or intentional misrepresentations, are limited to the value of the Escrow Shares.

The Business Combination will be treated as a “reverse acquisition” of the Company for financial accounting purposes, Adrie will be considered the acquirer for accounting purposes, and the historical financial statements of DT Asia before the Business Combination will be replaced with the historical financial statements of Adrie and its consolidated entities before the Business Combination in all future filings with the SEC.

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The issuance of our ordinary shares to holders of Adrie’s capital stock in connection with the Business Combination has not been registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Regulation D and/or Regulation S promulgated by the SEC under that section. The Exchange Shares may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement.

The foregoing description of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Exchange Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference. There are representations and warranties contained in the Share Exchange Agreement which were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Share Exchange Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based on the foregoing reasons, investors should not rely on the representations and warranties as statements of factual information.

Registration Rights Agreement

On July 6, 2016 and in connection with the Business Combination, DT Asia entered into a Registration Rights Agreement with the Sellers and the DT Representative (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Sellers will hold registration rights that will obligate the Company to register for resale under the Securities Act, all or any portion of the Exchange Shares so long as such shares are not then restricted under the Lock-Up Agreement (defined below). Sellers holding a majority-in-interest of all Exchange Shares then issued and outstanding will be entitled under the Registration Rights Agreement to make a written demand for registration under the Securities Act of all or part of the their Exchange Shares, so long as such shares are not then restricted under the Lock-Up Agreement. Subject to certain exceptions, if any time after the closing of the Business Combination, the Company proposes to file a registration statement under the Securities Act with respect to its securities, under the Registration Rights Agreement, the Company shall give notice to the Sellers as to the proposed filing and offer the Sellers holding Exchange Shares an opportunity to register the sale of such number of Exchange Shares as requested by the Sellers in writing. In addition, subject to certain exceptions, Sellers holding Exchange Shares will be entitled under the Registration Rights Agreement to request in writing that the Company register the resale of any or all of such Exchange Shares on Form S-3 and any similar short-form registration that may be available at such time.

Under the Registration Rights Agreement, the Company will agree to indemnify the Sellers and certain persons or entities related to the Sellers such as their officers, directors, employees, agents and representatives against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell Exchange Shares, unless such liability arose from their misstatement or omission, and the Sellers including registrable securities in any registration statement or prospectus will agree to indemnify the Company and certain persons or entities related to the Company such as its officers and directors and underwriters against all losses caused by their misstatements or omissions in those documents.

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The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Lock-Up Agreement

On July 6, 2016 and in connection with the Business Combination, the Sellers entered into a Lock-Up Agreement with DT Asia and the DT Representative (the “Lock-Up Agreement”). Under the Lock-Up Agreement, each Seller agrees that such Seller will not, from the closing of the Business Combination until the first anniversary of the closing (or if earlier, the date on which the Company consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of the Company’s shareholders having the right to exchange either equity holdings in us for cash, securities or other property), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to any of its Exchange Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of its Exchange Shares, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). Each Seller further agrees that the Escrow Shares will continue to be subject to such transfer restrictions until they are released from the escrow account. However, each Seller will be allowed to transfer any of its Exchange Shares (other than the Escrow Shares while they are held in the escrow account) by gift, will or intestate succession or to any affiliate, stockholder, members, party or trust beneficiary, provided in each such case that the transferee thereof agrees to be bound by the restrictions set forth in the Lock-up Agreement. Additionally, each Seller will be allowed to pledge its Exchange Shares (other than the Escrow Shares while they are held in the escrow account) to an unaffiliated third party as a guarantee to secure borrowings made by such third party to Adrie or any of its subsidiaries or and variable interest entities.

The foregoing description of the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by reference to the Lock-Up Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Non-Competition and Non-Solicitation Agreement

On July 6, 2016 and in connection with the Business Combination, certain Sellers and individuals associated with such Sellers that are involved in the management of the Company (together with such Seller referred to as the “Subject Parties”) entered into Non-Competition and Non-Solicitation Agreements (the “Non-Competition and Non-Solicitation Agreements”) in favor of the Company, Adrie and their respective successors, affiliates and subsidiaries and variable interest entities (referred to as the “Covered Parties”). Under the Non-Competition and Non-Solicitation Agreements, for a period from the closing of the Business Combination to four years thereafter (or if later, the date on which the Subject Parties, their respective affiliates or any of their respective officers, directors or employees are no longer directors, officers, managers or employees of Adrie or its subsidiaries or variable interest entities), each Subject Party and its affiliates will not, without the Company’s prior written consent, anywhere in the PRC directly or indirectly engage in (or own, manage, finance or control, or become engaged or serve as an officer, director, employee, member, partner, agent, consultant, advisor or representative of, an entity that engages in) the business of directly or indirectly providing non-bank micro-credit and small and mid-size business lending in the PRC (the “Business”). However, the Subject Parties and their respective affiliates are permitted under the Non-Competition and Non-Solicitation Agreements to own passive portfolio company investments in a competitor, so long as the Subject Parties and their affiliates and their respective shareholders, directors, officer, managers and employees who were involved with the business of Adrie and its subsidiaries and variable interest entities are not involved in the management or control of such competitor. Additionally, family members and associates of Subject Parties are permitted to continue their existing activities as specified in the agreement, even if competitive, as long as the Subject Parties are not involved in the management or control of such competitor. Under the Non-Competition and Non-Solicitation Agreements, during such restricted period, the Subject Parties also will not, without the Company’s prior written consent, (i) solicit or hire the Covered Parties’ employees, consultants or independent contractors as of the closing (or during the year prior to the closing) or otherwise interfere with the Covered Parties’ relationships with such persons, (ii) solicit or divert the Covered Parties’ customers as of the closing (or during the year prior to the closing) relating to the Business or otherwise interfere with the Covered Parties’ contractual relationships with such persons, or (iii) interfere with or disrupt any Covered Parties’ vendors, suppliers, distributors, agents or other service providers for a purpose competitive with a Covered Party as it relates to the Business. The Subject Parties also agree in each Non-Competition and Non-Solicitation Agreement to not disparage the Covered Parties and to keep confidential and not use the confidential information of the Covered Parties.

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The foregoing description of the Form Non-Competition and Non-Solicitation Agreement does not purport to be complete and is qualified in its entirety by reference to the Form Non-Competition and Non-Solicitation Agreement, a copy of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Escrow Agreement

On July 6, 2016 and in connection with the Business Combination, the Company and the Seller Representative (on behalf of the Sellers) entered into an Escrow Agreement (the “Escrow Agreement”) with Continental Stock Transfer & Trust Company (the “Escrow Agent”). Pursuant to the Escrow Agreement, Escrow Agent will hold the Escrow Shares in a segregated escrow account, to be held and disbursed as agreed to in the Share Exchange Agreement. The DT Representative will have the sole right to act on behalf of the Company under the Escrow Agreement. The Company and the Seller Representative (on behalf of the Sellers) will split half of the Escrow Agent’s fees, costs, expenses and indemnification obligations.

The foregoing description of the Escrow Agreement does not purport to be complete and is qualified in its entirety by reference to the Escrow Agreement, a copy of which is filed herewith as Exhibit 10.4 and is incorporated herein by reference.

Departure and Appointment of Directors and Officers

Upon the closing of the Business Combination, all of our incumbent directors, except Jason Kon Man Wong, resigned from their position as directors, and Mr. Alain Vincent Fontaine, Ms. Qi Wen, Ms. Li Jingping and Mr. Si Shen were appointed to the Board of Directors of the Company (the “Board”). Mr. Si Shen will serve as a Class I director, Ms. Qi Wen and Ms. Li Jingping will serve as Class II directors and Mr. Jason Kon Man Wong and Mr. Alain Vincent Fontaine will serve as Class III directors. The member of Class I will serve as a director until our annual meeting in 2017, members of Class II will serve as directors until our annual meeting in 2018 and members of Class III will serve as directors until our annual meeting in 2019.

Also, upon closing of the Business Combination, our President and Chief Executive Officer, Stephen Cannon, resigned from these positions and Ms. Li Jingping was appointed as our President and Chief Executive Officer by the Board.

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Accounting Treatment; Change of Control

The Business Combination is being accounted for as a “reverse acquisition,” and Adrie is deemed to be the acquirer. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Business Combination will be those of Adrie and its consolidated subsidiaries and will be recorded at the historical cost basis of Adrie, and the consolidated financial statements after consummation of the Business Combination will include the assets and liabilities of Adrie, historical operations of Adrie, and operations of the Company and its subsidiaries from the Closing Date of the Business Combination.

As a result of the issuance of the Exchange Shares pursuant to the Business Combination, a change of control of the Company occurred as of the Closing Date. Except as described in this Report, no arrangements or understandings exist among present or former controlling shareholders with respect to the election of members of our Board and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.

We continue to be a “smaller reporting company,” as defined under the Exchange Act, following the Business Combination. We believe that, as a result of the Business Combination, we have ceased to be a “shell company” (as that term is defined in Rule 12b-2 under the Exchange Act).

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DESCRIPTION OF BUSINESS

Immediately following the Business Combination, the business of China Lending Group is to engage in providing loan facilities to micro, small and medium sized enterprises (“MSMEs”) and sole proprietors in the Xinjiang Uyghur Autonomous Region (“Xinjiang Province”) of the People’s Republic of China (“PRC” or “China”).

Corporate Information

As described above, we were incorporated in the British Virgin Islands in April 2014. The Company was formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, or contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more businesses or entities. Since incorporation and prior to the Business Combination, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act).

As a result of the Business Combination, we acquired the business of China Lending Group and have ceased to be a shell company. China Lending Group commenced operations as a British Virgin Islands company in 2014.

As of July 6, 2016, our authorized and issued capital stock consisted of 22,132,474 ordinary shares, 715,000 Series A Convertible Preferred Shares, 6,852,835 public warrants, 2,387,126 Sponsor warrants, 6,852,835 public rights, 319,119 private rights held by our Sponsor, 7,228 public units and 33,134 private units held by EarlyBirdCapital, Inc. (“EarlyBird”). Our ordinary shares and warrants will begin trading on the Nasdaq Capital Market under the symbols “CLDC” and “CLDCW,” respectively, on or around July 12, 2016.

Our principal executive offices are located at 11th Floor, Satellite Building, 473 Satellite Road, Economic Technological Development Zone, Urumqi, Xinjiang, China. Our telephone number is +86 991-3072247. Our website address is chinalending.com. The information contained on our website is not incorporated by reference into this Current Report on Form 8-K.

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Corporate History and Structure of our PRC Operation

Corporate Organization Chart

The following is an organizational chart setting forth our corporate structure, immediately following the Business Combination:

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(1) Below is a list of the current shareholders of Feng Hui:

	Record Holder	Ownership Percentage	Beneficial Owner*	Beneficial Ownership in Record Holder
1	Xinjiang Pu Zhao Technology Development Co., Ltd.	20.0000%	Qi Wen	77.4%
2	Xinjiang Nolde Equity Investment limited Partnership	5.0000%	Feng Shuangping	33.00%
			Qi Wen	33.00%
			Li Jingping	34.00%
3	Xinjiang Huajun Energy Saving Equipment Co., Ltd.	10.0000%	Li Jingping	80.00%
4	Xinjiang Shuangcheng Equity Investment Co., Ltd.	5.0000%	Feng Mengshi	90.00%
5	Xinjiang Yongji Commercial and Trade Co., Ltd.	5.0000%	Zheng Yongde	49.00%
			Shi Xiaofang	51.00%
6	Xinjiang Shenghe Dairy Co., Ltd.	10.0000%	Yang Yali	45.00%
			Yang Yaping	45.00%
7	Xinjiang Reide Lighting Co., Ltd.	10.0000%	Liang Zandong	99.00%
8	Xinjiang Xinruihongcheng Commercial and Trade Co., Ltd.	5.0000%	Pan Chunju	50.00%
			Wang Qing	50.00%
9	Xinjiang Pu Yuan Logistics Co., Ltd.	4.6000%	Xinjiang Pu Zhao Technology Development Co., Ltd. (refer to No.1)	70.00%
10	Li Jingping	7.2500%
11	Ma Shiyao	1.6667%
12	Li Yuanqing	0.3333%
13	Qi Wen	8.8167%
14	Guo Xiaoyan	0.6666%
15	Zhang Jianfeng	1.6667%
16	Chen Hong	5.0000%
	Total	100.0000%

*	Beneficial owners of 30% or more of applicable record holders, where record holder is not an individual

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History

Adrie is a limited liability company organized in 2014 under the laws of the British Virgin Islands and after the Business Combination is a direct, wholly-owned subsidiary of the Company. Adrie is a holding company that has no operations and no assets other than its ownership of China Feng Hui Financial Holding Group Co., Limited (“Feng Hui Financial Group”).

Feng Hui Financial Group is a limited liability company organized in 2015 under the laws of the Hong Kong Special Administrative Region of the PRC. It is the wholly owned subsidiary of Adrie. Feng Hui Financial Group is a holding company that has no operations and no assets other than its ownership of Feng Hui Ding Xin (Beijing) Financial Consulting Co., Limited (“Consulting”) and Xinjian Feng Hui Jing Kai Direct Lending Limited (“XWFOE”).

Consulting is a limited liability company organized in 2015 under the laws of the PRC. Consulting is a wholly-owned subsidiary of Feng Hui Financial Group with the business purposes of providing risk management-related financial consulting services to XWFOE and Urumqi Feng Hui Direct Lending Limited (“Feng Hui” and together with XWFOE, the “Lending Companies”) and to third-party direct lending companies in China and to enter into certain agreements with Feng Hui and its shareholders pursuant to which Consulting provides certain services to Feng Hui.

XWFOE is a limited liability company organized in 2015 under the laws of the PRC with the approval of the Financial Office of Xinjiang Provincial Government. XWFOE is a wholly-owned subsidiary of Feng Hui Financial Group with the business purposes of providing direct loans to MSMEs and sole-proprietors in Xinjiang Province. XWFOE has not yet conducted any operating activities.

Feng Hui is a limited liability company organized in 2009 under the laws of the PRC with the approval of Financial Office of Xinjiang Province Government and is engaged in providing direct loans to MSMEs and sole proprietors in Xinjiang Province. Feng Hui is owned by 16 shareholders, nine of which are legal persons and the remainder of which are natural persons. Feng Hui and its shareholders entered into certain variable interest entity contracts with Consulting pursuant to which the profits of Feng Hui are paid to Consulting, and in connection with entering into such contracts, Feng Hui is contractually controlled by Consulting.

The Lending Companies

As noted above, Adrie’s wholly-owned subsidiary XWFOE and consolidated variable interest entity, Feng Hui, are each licensed to provide direct loans to MSMEs and sole proprietors in Xinjiang Province, including Urumqi, the province’s capital and financial and commercial hub. While Feng Hui has operated as a direct lender since 2009, XWFOE was established in 2015 and its direct lending authority was not effective, and did not commence operations, until the closing of the Business Combination and net proceeds were injected as registered capital into XWFOE.

Both of the Lending Companies are consolidated into China Lending Group for financial reporting purposes, and China Lending Group intends to operate the two parallel direct lending services under the “Feng Hui” and “Jing Kai” brand names. Each Lending Company is an independent business entity and has its own management, employees, assets and office facilities. Although both of the Lending Companies are in the direct lending industry, their business models and focuses are different: while Feng Hui will continue to grow through traditional direct lending services, XWFOE will emphasize more on financial innovation, including supply chain finance.

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Feng Hui currently engages in both the traditional direct lending business and financial innovation, such as supply chain finance in which Feng Hui provides financing for suppliers purchasing inventory from distributors. During 2015, Feng Hui originated loans to supply chain finance accounts constituting 24.94% of total loans originated. However, Feng Hui’s practice of supply chain finance has been limited to certain industries, primarily the tire industry, and has not expanded into other vertical industrial networks due to maximum leverage constraints. Feng Hui is a PRC domestic company whose lending capacity is constrained by the regulatory leverage ceiling of 1.5 times; therefore its current business has already saturated its lending capacity. During 2015, the monthly average fund utilization (cash or cash equivalent/loan receivables) of Feng Hui reached 98.5%, and it came to 99.8% for the first three months of 2016.

The Company believes that supply chain finance offers substantial market potential and intends, through XWFOE, to devote more attention to supply chain finance in new and various industries following the consummation of the Business Combination. The Company believes that XWFOE’s operations will not significantly overlap or cannibalize the traditional lending business of Feng Hui, because XWFOE will focus its operations on supply chain finance in industries in which Feng Hui is not currently operating and because the overall unmet MSME demand for loans. In 2014, the estimated loan shortage for MSMEs reached over $4.9 trillion in China, based on the data from China’s National Bureau of Statistics.

Substantially all of the money available after the Business Combination will be contributed to XWFOE’s registered capital. As shareholders of the pre-Business Combination DT Asia redeemed approximately 96% of the maximum of number of ordinary shares in connection with the Business Combination, the amount of net closing proceeds resulting from the Business Combination will not allow the Company to proceed on its preferred timeline; however, the Company still intends to implement its financial innovation strategy, but initially starting with a smaller scale. In preparation for such implementation, the Company has already established a research division, with several financial experts, to conduct research and development on financial innovation products beyond supply chain finance.

Consulting

As noted above, Adrie’s wholly-owned subsidiary, Consulting, is licensed to provide financial consulting services such as loan origination criteria, risk assessment and loan monitoring in several major metropolitan areas in China. Consulting was organized in Beijing having a branch company in Urumqi, Xiangjiang in the second quarter of 2015 and started operations as of August 1, 2015. Since its inception through March 31, 2016, Consulting has provided consulting services to 164 clients.

Consulting established its proprietary big data credit risk analytics (“CRA”) platform in the first quarter of 2016 to provide credit rating and risk management solutions to clients within the Company as well as other players in the industry.

Contractual Arrangements between Consulting, Feng Hui, and Feng Hui’s Shareholders

Consulting, Feng Hui and/or Feng Hui’s shareholders have executed the following agreements and instruments, pursuant to which the Company, through its subsidiary Consulting, controls Feng Hui: Equity Pledge Agreement, Exclusive Business Cooperation Agreement, Exclusive Purchase Option Agreement and Power of Attorney (the “VIE Agreements”). Each of the VIE Agreements is described below and became effective upon its execution.

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Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement between Feng Hui and Consulting, Consulting provides Feng Hui with comprehensive business support, technical services and consulting services relating to its day-to-day business operations and management, on an exclusive basis.

For services rendered to Feng Hui by Consulting under this agreement, Consulting is entitled to collect a service fee calculated based on the complexity, required time, contents and commercial value of the consulting services provided by Consulting. Consulting will calculate and sum up the service fees and correspondingly issue a notice to Feng Hui. Feng Hui will pay such service fees to the bank accounts as designated by Consulting within 10 working days from the receipt of such notice.

The Exclusive Business Cooperation Agreement shall remain in effect for five years unless it is terminated by Consulting at its discretion with 30-days prior notice. Feng Hui does not have the right to terminate the Exclusive Business Cooperation Agreement unilaterally. Consulting may at its discretion unilaterally extend the term of the Exclusive Business Cooperation Agreement.

The foregoing description of the Exclusive Business Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the Exclusive Business Cooperation Agreement, a copy of which is filed herewith as Exhibit 10.5 and is incorporated herein by reference.

Equity Pledge Agreement

Under the Equity Pledge Agreement between the Feng Hui shareholders and Consulting, the 16 Feng Hui shareholders pledged all of their equity interests in Feng Hui to Consulting to guarantee the secured indebtedness caused by failure of performance of Feng Hui’s and the Feng Hui shareholders’ obligations under the Exclusive Business Cooperation Agreement, Exclusive Purchase Option Agreement and Power of Attorney. Under the terms of the Equity Pledge Agreement, any dividend or bonus received by Feng Hui in respect of the Pledged Equity shall be deposited into an account designated by Consulting. The Feng Hui shareholders also agreed that upon occurrence of any event of default, as set forth in the Equity Pledge Agreement, Consulting is entitled to dispose of the pledged equity interest in accordance with applicable PRC laws. The Feng Hui shareholders further agreed not to dispose of the pledged equity interests or take any actions that would prejudice Consulting’s interest.

The Equity Pledge Agreement shall be effective until all obligations under the other VIE Agreements have been performed by Feng Hui, when the VIE Agreements are terminated or when the secured indebtedness has been satisfied in full.

The foregoing description of the Equity Pledge Agreement does not purport to be complete and is qualified in its entirety by reference to the Equity Pledge Agreement, a copy of which is filed herewith as Exhibit 10.6 and is incorporated herein by reference.

Exclusive Purchase Option Agreement

Under the Exclusive Purchase Option Agreement, the Feng Hui shareholders irrevocably granted Consulting (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of their equity interests in Feng Hui. The option price is equal to the lowest price permissible by PRC laws.

The Exclusive Purchase Option Agreement will remain effective for a term of five years and may be renewed at Consulting’s discretion.

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The foregoing description of the Exclusive Purchase Option Agreement does not purport to be complete and is qualified in its entirety by reference to the Exclusive Purchase Option Agreement, a copy of which is filed herewith as Exhibit 10.7 and is incorporated herein by reference.

Power of Attorney

Under the Power of Attorney, each Feng Hui shareholder authorized Consulting to act on the shareholder’s behalf as his, her or its exclusive agent and attorney with respect to all rights as a shareholder of Feng Hui, under PRC laws and the Articles of Association of Feng Hui, including but not limited to attending shareholder meetings and voting to approve the sale or transfer or pledge or disposition of shares in part or in whole or to designate and appoint the legal representative, directors, and supervisors of Feng Hui. When Consulting executes such shareholders’ rights, it should obtain all the current Consulting directors’ approval by the resolution of board of directors.

The Power of Attorney shall be continuously valid with respect to each Feng Hui shareholder from the date of execution of the Power of Attorney, so long as such Feng Hui shareholder is a shareholder of Feng Hui. Consulting is entitled to terminate the Power of Attorney unilaterally at its discretion by the written notice to Feng Hui.

In the opinion of our PRC counsel, DeHeng Law Office, these contractual arrangements are valid, binding and enforceable under current PRC laws. There are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations. See “Risk Factors--Risks Related to the Company’s Corporate Structure” below.

The foregoing description of the Power of Attorney does not purport to be complete and is qualified in its entirety by reference to the Power of Attorney, a copy of which is filed herewith as Exhibit 10.8 and is incorporated herein by reference.

Our Business

Immediately following the consummation of the Business Combination, the business of China Lending Group became our business. With Adrie formed as a non-operational holding company, the China Lending Group is a PRC-based group of companies specializing in providing loan facilities to MSMEs and sole proprietors in Xinjiang Province.

Most of our customers are MSMEs and individual proprietors located in Urumqi, Xinjiang Province. Our customers are involved in the commerce, energy and mining, real estate, agriculture and husbandry, services and manufacturing industries, in particular, loans to the commerce and service industry accounts for 37.80% and 35.86% of total amount of loans originated by the Company during the first three months of 2016 and 2015, respectively.

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The loan origination distribution of customers during the first three months of 2016 is summarized below:

	Number of loans	Percentage	Loan Amount (in ‘000)	Percentage
Commerce & Service	46	42.59%	$31,456	37.80%
Supply Chain Finance	36	33.33%	31,643	38.02%
Manufacturing	8	7.41%	4,717	5.67%
Real Estate	3	2.78%	4,663	5.60%
Agriculture	5	4.63%	7,122	8.56%
Energy and Mining	2	1.85%	3,058	3.67%
Consumer Credit	8	7.41%	563	0.68%
	108	100.00%	$83,221	100.00%

The loan origination distribution of customers during 2015 is summarized below:

	Number of loans	Percentage	Loan Amount (in ‘000)	Percentage
Commerce & Service	108	39.56%	$85,114	35.86%
Supply Chain Finance	59	21.61%	58,803	24.77%
Manufacturing	41	15.02%	37,632	15.85%
Real Estate	23	8.43%	22,788	9.60%
Agriculture	9	3.30%	14,451	6.09%
Energy and Mining	5	1.83%	5,438	2.29%
Consumer Credit	15	5.49%	1,036	0.44%
Other	13	4.76%	12,110	5.10%
	273	100.00%	$237,372	100.00%

We make loans to borrowers solely to provide short-term working capital, and not for long-term investments or fixed asset purchases. The table below summarizes the types of businesses to which we lend within each industry category, as well as the unique risks to lending within each industry.

Industry	Type of Enterprises	Particular Risks Associated with Industry
Commerce	Wholesale and retail of various merchandises, such as steel products, automobiles, medical apparatus and instruments, construction materials, cotton products, tomato products, etc.

●  Borrower market share within its own industry determines its competitiveness, and as a result, its cash flows and the ability to pay interests and principal. Feng Hui is more willing to make loans to those borrowers covering large market share within their own industries. Therefore, it relies on Feng Hui’s ability to obtain true and accurate information about each borrower’s market share.

●  Whether borrowers’ merchandise is salable and easy to sell will impact borrowers’ cash flows and repayment abilities.

Service	Information technology/science and technology services; property realtors; bidding services; media; hospitality and restaurants; transportation, and leasing service; etc.	Borrower market share within its own industry directly determines its competitiveness, and as a result, its cash flows and the ability to pay interests and principal. Feng Hui is more willing to make loans to those borrowers covering a large market share within their own industries. Therefore, it relies on Feng Hui’s ability to obtain true and accurate information about each borrower’s market share.

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Supply Chain Finance	Production and distribution of small, medium and large tires	The strength and goodwill of distributors (who usually make repurchase commitments) is very important. In the event that a borrower has difficulties in sales and thus defaults in making payments, the distributor will repurchase any unsold merchandise so that the due amounts may be paid to the lender.

Manufacturing	Vehicle manufacturing; asphalt production; glass manufacturing, agricultural equipment manufacturing; alcohol processing; construction; ceramics processing; tungsten production; new material production; textile; etc.	The gross profit margin of manufacturing industries is low, so it is important to clearly establish the approved use of loan proceeds. If the loan is used for long-term production or investments, then the borrowing cost is too high for a borrower to sustain operations in the long run. We only make loans for short-term working capital operation purposes.

Real Estate	Property developers

●  Risks associated with identifying and controlling the ratio between the borrower’s own funds and borrowed funds (their leverage ratio).

●  Whether the borrower’s inventory of real estates are salable and easy to sell.

●  It requires Feng Hui to closely watch the borrower’s sales situation and cash flows.

Agricultural	Cotton processing & sales; agricultural food processing industry; dairy products; fruit processing; agricultural science and technology; tomato sales; etc.

●  Price of products are correlated with domestic and international commodity prices and price indices.

●  These industries are subject to weather and natural disasters.

●  Price of agricultural products are tightly related to the production and sales in the previous year. Therefore, it requires Feng Hui to make correct judgment on production volume and inventory of the previous production cycle.

Mineral and Energy	Coal mining and washing; oil and gas; ferrous metal mining and dressing; non-ferrous metal mining and dressing; non-metallic mining and mineral sales; etc.

●  Price of products are correlated with domestic and international commodity prices and price indices.

●  Feng Hui requires that a borrower obtain a mineral exploration license and mining license.

●  Feng Hui has to confirm whether the borrower is really conducting mining business, or whether it has sold mining licenses to a third party. In the latter case, the borrower’s ability to make repayment cannot be guaranteed.

Others	Transportation; education; fashion; environmental protection; etc.	Feng Hui has to identify and control specific risks associated with lending within different industries.

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Business Strategies

The Company intends to implement three primary strategies to expand and grow the size of its businesses: (i) increase the Lending Companies’ lending capacity through the cash generated from operations (after any dividends) and through increases in XWFOE’s registered capital by the Business Combination; (ii) diversify the Company’s portfolio of financial services by expanding the business into financial consulting and risk management services, and Internet financing in Xinjiang Province and other cities of China; and (iii) expand the Company’s geographic coverage to Beijing, Shanghai, Shenzhen and other financial cities through the establishment of branch offices or mergers and acquisitions.

Risk Management Consulting Service

Regardless of the type of product, risk management is always the core of business and the key to success. The Company has set up Consulting to provide independent risk management consulting services to the direct lending market and further to other microfinance markets. We believe that Feng Hui’s unique risk management mechanism can become a new profit growth point for our business expansion.

1.            Other Direct Lenders Provide a Pool of Potential Customers. The Company believes that most direct lending companies in the PRC do not conduct risk management well, which is demonstrated by their results. Direct lending companies grew rapidly in recent years, but such growth brings greater risk. Nearly 20% of direct lending companies in the PRC suffered net losses from January 2014 to November 2014 according to a report by Economic Information Daily. The default rate of some companies located in East China and the Pearl River Delta exceeded 5% or higher during that period of 2014. We believe that there is a need and demand for the risk management expertise and services that Consulting provides.

2.           The Changing Microfinance Industry Provides Additional Opportunities. Default risk also impacted the rapidly growing online finance industry in the PRC. With the development of the Internet, big data and cloud computing, online finance has experienced explosive growth in the PRC in recent years. Peer-to-Peer (“P2P”) platforms are very typical in online finance. There were only 50 P2P platforms before 2012, but by the end of December 31, 2015, the number had increased to 3,491. In the explosive development, most platforms ignored risk management, while over 25% of platforms are problematic platforms (platforms with one or more of the following problems: (1) platform operators absconding with investor money; (2) high non-performing loan ratios and illiquidity, resulting in difficulties for investors wishing to withdraw funds; (3) bankruptcy; or (4) under economic crime investigation). An area of microfinance that has moved in the other direction is financial guarantees. Financial guarantee companies used to be regarded as the bridge between creditors and borrowers. Since 2005 to 2012, the amount of companies increased from less than 3,000 to over 8,500. More and more guarantee companies went bankrupt since the middle of 2014. Nearly 90% of companies in Wenzhou and a half in Sichuan, Xinjiang and Henan stopped doing business since 2014. Most companies didn’t do well in risk management and the default rate was pretty high are the reason of collapse. With the rapid changes in the industry and the resulting influx of new companies, we believe there are many potential customers with a great need for Consulting’s services.

3.            First Step in Planned National Expansion. Consulting is an important part, and the first step, of our strategy to expand nationally. Such expansion will mitigate our dependency on the Xinjiang Province’s economy and the risk that political and policy development in Xinjiang might adversely affect our business. We also believe that a national platform with offices in a variety of regions will help us attract managers, employees and other talent.

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The Company intends that Consulting will provide risk management consulting services to our strategic partners and not our direct competitors, minimizing the risk of conflicts of interest. We believe that Consulting’s risk management services provides a new growth driver for our businesses and will generates increased revenues. Further, we expect offering these services will increase our partners’ dependency on the Company, and as a result, will enhance our influence, through Consulting, in the non-banking finance industry. As a result, we believe that the positive impacts to the Company from delivering risk management services should far outweigh the negative impact from any related conflicts of interest.

Internet Financing

Recently, Internet financing, particularly P2P lending, has developed rapidly in China. P2P lending can provide a fast, convenient asset management and financing platform for the lender and the borrower. The number of P2P platforms has increased from 10 in 2010 to 3,491 by the end of 2015, and annual P2P lending has increased from RMB 504 million to RMB 157.7 billion (313 times) in the last four years, with an average compound annual growth rate of 216%.

The biggest advantage of typical online P2P lending platforms in China is that they attract idle funds, thereby providing additional sources of liquidity to direct lending companies, while minimizing operating costs, breaking through geographic restrictions, and increasing competition and thereby reducing interest rates. In addition to the fastest growing P2P lending platforms, such as LendingClub, there are also internet banking service providers that leverage Internet technologies to provide online banking services (such as Bofi and Simple). Due to the smaller and more vulnerable capital base of such lenders’ as compared with commercial banks, their business models focus on targeted customers, i.e., individuals or small- or micro-enterprises. As the Lending Companies target those same groups (at the small end of their customer base), the Company believes this will provide it with advantageous knowledge about such potential borrowers. The strengths of online financing platforms in terms of their diversified capital sources, combined with the customer bases and risk management abilities of Lending Companies, are expected to create a rapid growth in both industries. Given that the business models are different between traditional direct lending and a peer-to-peer platform, our peer-to-peer platform will take the current risk management practice as a reference, and build its own risk management system based on characteristics of peer-to-peer platform operations.

The Company has a comprehensive plan to expand its operation into the online financing market, particularly establishing a P2P lending platform. It has completed the necessary strategic and technical preparations for such an expansion. We will implement the online financing business strategies by means of merger and acquisition. By virtue of our premium customer base and the leading risk management ability, we believe that we will be able to succeed in the online financing market.

The Company intends to commence its peer-to-peer practice within the next couple of years through either establishing platforms on its own or through acquisition. We are targeting the creation of our peer-to-peer platform at a time when we anticipate the regulatory framework governing the micro-credit lending industry is under development by the PRC government.

The ability of Feng Hui and XWFOE to engage in peer-to-peer lending through subsidiaries as well as the registrations and requirements for Consulting under the Interim Provisions (Draft for Comments) are subject to change. It is unclear whether Feng Hui or XWFOE will be able to engage in peer-to-peer lending through subsidiaries under final provisions or what requirements and approvals will be required of Consulting and what obstacles, if any, the Company, as a whole, may face in starting its peer-to-peer lending program. The Company plans to enter the peer-to-peer lending business in approximately two years through either organic growth or through acquisition of peer-to-peer platforms. We will first market in Xinjiang, in which we hope to achieve substantial market share, while promoting the platform to other cities and areas across China, ultimately establishing a nationwide peer-to-peer internet financing system.

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Intellectual Property

The Company owns and has the right to use the domain name “chinalending.com”. The Company’s subsidiary, Feng Hui, owns and has the right to use the domain name “fhxd.net” and is in the process of registering a trademark.

Competition

The Company faces competition in the direct lending industry, and the Company believes that the direct lending industry is becoming more competitive as this industry matures and begins to consolidate. The Company competes with traditional financial institutions, other direct lending companies, other microfinance companies, including P2P lenders, and some cash-rich state-owned companies or individuals that lend to MSMEs. Some of these competitors have larger and more established borrower bases and substantially greater financial, marketing and other resources than the we have. In addition, peer-to-peer lending platforms are rapidly growing in China and may provide highly competitive interest rates to customers due to lower overhead, and in some cases, lower required returns by the lenders. For example, large internet companies such as Tencent Holdings Ltd. and Alibaba Holding Ltd. have formed financial services affiliates such as online-only banks and P2P lending services which have been greatly capitalized and rapidly developed. As a result, we could lose market share and our revenues could decline, thereby adversely affecting our earnings and potential for growth.

Government Regulation

The Company’s operations are subject to extensive and complex state, provincial and local laws, rules and regulations. The Lending Companies are supervised by a variety of provincial and local government authorities, including the Finance Offices of Xinjiang Provincial Government and Urumqi Government, CBRC, PBOC, local tax bureau, local Administration of Industry and Commerce, local Bureau of Finance, local Administration of Foreign Exchange and local employment departments.

Summaries of Certain Key PRC Laws

Below are summaries of the material terms of Circular 23, Xinjiang Temporary Regulation for Microcredit Companies applicable to the Lending Companies’ businesses.

Circular 23

Circular 23 divides “microcredit companies” into two categories: a “limited liability company” or a “joint stock limited company” that consists of equity interests held by private parties, including individuals, corporate entities and other organizations. The shareholders of a microcredit company shall meet the minimum requirement set by applicable laws. A limited liability company shall be established with capital contributions from no more than 50 shareholders; while a joint stock limited company shall have 2-200 promoters, more than 50% of whom shall domicile in the PRC. The promoters are the shareholders after the incorporation of the company. The source of registered capital of a microcredit company shall be true and legal. All the registered capital shall be fully paid in cash by the capital contributors or the promoters. The registered capital of a limited liability company shall be no less than RMB 5,000,000 and the registered capital of a joint stock limited company shall be no less than RMB 10,000,000.

Circular 23 also provides that the sources of funds of a microcredit company shall be limited to the capital contributions paid by its shareholders, profit from operations, monetary donations, and loans provided by no more than two banking financial institutions. Pursuant to applicable laws, administrative rules and regulations, the outstanding loans owed by a microcredit company to banking financial institutions shall not exceed 50% of its net assets. The interest rate and the terms for such loans shall be determined based on arms-length negotiations between the company and the financial institutions and such interest rate shall be determined using the “Shanghai inter-bank borrowing interest rate” for the same period as prime rate plus basis points.

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Circular 23 also states that a provincial government that is able to clearly specify an authority-in-charge (finance office or relevant government organs) to be in charge of the supervision and administration of microcredit companies and is willing to assume the responsibilities for the risk management of microcredit companies may, within its own province, develop a pilot program relating to the establishment of microcredit companies. A microcredit company shall abide by all applicable laws and shall not conduct any illegal fund-raising in any form. In the event an illegal fund-raising activity is conducted within the provincial territory, it shall be handled by the local government at the provincial level. Other activities in violation of the laws or the administrative rules and regulations will be fined by local authorities or prosecuted in the event a criminal offense has been committed.

Xinjiang Province Temporary Regulation for Microcredit Companies

Xinjiang Province Temporary Regulation for Microcredit Companies provides for general rules with respect to the establishment and business operation of microcredit companies in Xinjiang Province. It includes the following material terms:

1.            Approval of Establishment. The establishment of microcredit companies in Xinjiang Province shall be approved by the Financial Office of Xinjiang Provincial Government.

2.            Shareholders. The number of shareholders of a limited liability company that is a microcredit lender in Xinjiang Province shall not exceed 50. The individual shareholders shall comply with laws, have good credibility and have no civil or criminal record indicating violation of laws and serious discredit. The enterprise legal persons shareholders shall, among other things, be registered to the competent Administration of Industry and Commerce and maintain the legal status without any record of its operations in violation of any laws and regulations materially. Moreover, the amount of equity interests invested by a microcredit company’s enterprise legal persons shareholder shall not exceed 50% of net assets according to the combined financial statements of the enterprise legal persons shareholder. The capital contributed by shareholders for equity interest shall be legitimate self-owned capital.

3.            Capital. The registered capital of a microcredit limited liability company in Xinjiang Province shall be no less than RMB 5 million. The registered capital must be paid in cash.

4.            Articles of Association. The microcredit company shall adopt Articles of Association of the organizations in accordance with the Company Law of the PRC.

5.             Business premises. A microcredit company shall have no less than one business operating premise in the administrative level of county or below.

6.            Shareholding Assignment. The promoters’ equity interests shall not be transferred within one year after the incorporation of the microcredit company. The equity interests held by a director or senior executive shall not be transferred during his or her term of service.

7.            Sources of Funds. The microcredit company shall be funded by capital contribution, donation, reserves, funds from banking financial institutions and other sources approved by the state and the Xinjiang Government. The number of banking financial institutions from which the Company borrows shall not exceed two and the aggregate amount borrowed shall be not more than 50% of the net assets of the microcredit company (the “Bank Borrowing Rule”).

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8.            Business. The microcredit company shall observe the following principles: (a) the loan balance for an individual borrower shall not exceed 5% of the net assets of the microcredit company (the “5% Loan Cap”); (b) the microcredit company shall not provide any loan to its shareholders, directors or senior executives; (c) the loan interest rate shall not exceed the ceiling rate set by the judicial authority, and shall not be lower than 0.9 times of benchmarking rate set by the PBOC.

9.            Reserves. A microcredit company shall accrue the provision for sufficient bad debt reserve and ensure that the loan loss reserve adequacy ratio (the ratio of the actual loan loss reserve to the reserve for loans that should be in place) is higher than 100% to cover all exposures.

10.          Employees. A microcredit company shall have employees who have relevant expertise and professional experiences and qualified senior executives. The number of qualified senior executives shall be no less than two.

11.          Liabilities. If any of the following circumstances occurs with respect to a microcredit company, the local county or city government is authorized to order the company to correct the misbehaviors under a limited period, and may impose the criminal liability upon the responsible persons:

(a)          Conducting merger, division or other amendment matters and failing to complete the registration properly with the Financial Office of Xinjiang Government;

(b)          Failing to observe the 5% Loan Cap or the Bank Borrowing Rule described above;

(c)          Issuing loans with the interest rates which are in violation of relevant regulations;

(d)          Failing to observe the above reserves requirements;

(e)          Carrying out new businesses without approval;

(f)          Providing any false or misleading financial report, financial statements or other statistical documents; or

(g)          Otherwise violating the laws and regulations of the state and the Xinjiang Government.

Additionally, if a microcredit company is deemed to have solicited funds from the general public directly or indirectly or otherwise unlawfully raised funds, the Financial Office of Xinjiang Government may cancel the qualification of the microcredit company and the responsible persons may face criminal liability by the judicial authorities.

Urumqi Temporary Regulation for Microcredit Companies

The Urumqi Temporary Regulation for Microcredit Companies requires that registered capital of a microcredit limited liability company shall be no less than RMB 50 million, and the registered capital of a microcredit joint stock limited company shall be no less than RMB 100 million. Generally under the regulation, the principal promoter’s capital contribution to an Urumqi microcredit company must be 10% to 20% of the total registered capital of the company, the capital contribution of one of the other shareholders shall be lower than 10% of the total capital contribution and total capital contributions by related shareholders may not exceed 40% of the total registered capital. However, Urumqi authorities may waive that restriction and has done so in approving XWFOE’s license.

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Regulation for P2P Companies

Currently, the PRC government has not promulgated any specific rules, laws or regulations to specially regulate the peer-to-peer lending service industry. On July 18, 2015 the PBOC together with nine other PRC regulatory agencies jointly issued a series of policy measures applicable to the online peer-to-peer lending service industry titled the Guidelines on Promoting the Healthy Development of Internet Finance, or the Guidelines. The Guidelines introduced formally for the first time the regulatory framework and basic principles for administering the peer-to-peer lending service industry in China. On December 28, 2015, the China Banking Regulatory Commission together with other PRC regulatory agencies jointly issued the Interim Provisions on Online Peer-to-peer Lending Information Agencies Service (Draft for Comments), or the Interim Provisions (Draft for Comments).

According to the Interim Provisions (Draft for Comments), Consulting is not prohibited from directly engaging in peer-to-peer lending, but it must follow an application process that requires registration with several distinct PRC departments and agencies. First, it must obtain a business license from its local industrial and commercial bureau. Second, it must register with its local financial supervision department. Finally, it must register with its communication department (and obtain a telecommunication business license, if applicable).

Currently under PRC law, Feng Hui and XWFOE, each of which is a micro-credit company, are prohibited from directly engaging in peer-to-peer lending. Under the Interim Provisions (Draft for Comments), Feng Hui and XWFOE can only engage in peer-to-peer lending through subsidiaries, and the final provisions governing the subsidiaries’ ability to conduct peer-to-peer lending have not yet been promulgated.

Employees

As of March 31, 2016, the Company has 30 full time employees and one senior advisor. Among them, 14 employees are employed by Feng Hui, 14 employees are employed by the Consulting, one employee is employed by XWFOE, one employee is employed by Feng Hui Financial Group, and the senior advisor has a consulting agreement with Feng Hui. Feng Hui, Consulting and XWFOE have executed employment contracts with all of its employees in accordance with PRC Labor Law and Labor Contract Law. These contracts comply with PRC law. The employment contract with Feng Hui Financial Group complies with the laws of Hong Kong, Special Administrative Region. There are no collective bargaining contracts covering any of its employees. The Company believes its relationship with its employees is satisfactory.

Legal Proceedings

The Company is not and has not been involved in any material legal proceedings, other than ordinary litigation incidental to its business. Although no assurances can be given about the final outcome of pending legal proceedings, at the present time management does not believe that the resolution or outcome of any of the Company’s pending legal proceedings will have a material adverse effect on its financial condition, liquidity or results of operations.

There is no proceedings in which any of the Company’s directors, officers or any of their respective affiliates, or any beneficial shareholder of more than five percent of voting securities, is an adverse party or has a material interest adverse to the Company’s interest.

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DESCRIPTION OF PROPERTIES

The Company leases approximately 1,500 square feet of office space at Floor 9th, No. 473, Weixing Road, Urumqi Economic and Technology Development Zone, Urumqi, Xinjiang Province, China. The lease agreement is with Zhengxin Financing Guarantee Co., Ltd. on a rent-free basis with a three-year term starting from December 1, 2014. This address is the location of the registered office of Feng Hui.

The Company leases approximately 800 square feet of office space at Floor 8th, No. 473, Weixing Road, Urumqi Economic and Technology Development Zone, Urumqi, Xinjiang Province, China. The lease agreement is with Lang Kun Properties Co., Ltd. on a rent-free basis with a three-year term starting from June 1, 2015. This address is the location of the registered office of XWFOE.

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RISK FACTORS

The following risk factors apply to the business and operations of the Company. These risk factors are not exhaustive and investors are encouraged to perform their own investigation with respect to the business, financial condition and prospects of the Company. You should carefully consider the following risk factors in addition to the other information included in this Report, including matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business. The following discussion should be read in conjunction with the financial statements and notes to the financial statements attached hereto.

Risks Factors Relating to the Company’s Business and Operations

The limited operating history of Feng Hui and the lack of an operating history of XWFOE and Consulting make it difficult to evaluate their business and prospects.

Feng Hui commenced operations in June 2009 and has a limited operating history. Since inception through December 31, 2015, the Company has built a portfolio of an aggregate of approximately $897 million of direct loans to 1,473 borrowers. For the years ended December 31, 2015 and 2014, the Company generated approximately $28.2 million and $18.8 million of revenue with $14.1 million and $11.3 million of net income, respectively. However the Company’s growth rate since 2009 may not be indicative of future performance. XWFOE and Consulting were formed in the second quarter of 2015, XWFOE has not commenced operations, and Consulting commenced operations in August 2015.

After the Business Combination, the Company may not be able to achieve similar results or grow at the same rate as China Lending Group has in the past. It is also difficult to evaluate our prospects, as the Company may not have sufficient experience in addressing the risks to which companies operating in new and rapidly evolving markets such as the direct lending industry may be exposed. After the Business Combination, the Company will continue to encounter risks and difficulties that companies at a similar stage of development frequently experience, including the potential failure to:

●	obtain sufficient working capital and increase its registered capital to support expansion of its loan portfolios;

●	comply with any changes in the laws and regulations of the PRC or local province that may affect its lending operations;

●	expand its customer base;

●	maintain adequate control of default risks and expenses allowing it to realize anticipated revenue growth;

●	implement its customer development, risk management consulting Internet-based lending and national growth and acquisition strategies and plans and adapt and modify them as needed;

●	integrate any future acquisitions; and

●	anticipate and adapt to changing conditions in the Chinese lending industry resulting from changes in government regulations, mergers and acquisitions involving its competitors, and other significant competitive and market dynamics.

If the Company is unable to address any or all of the foregoing risks, its business may be materially and adversely affected.

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The Lending Companies’ current operations in China are geographically limited to Xinjiang Province.

In accordance with the PRC state and provincial laws and regulations with regard to direct lending companies, the Lending Companies are not allowed to make loans to businesses and individuals located outside of Xinjiang Province. The Company’s future growth opportunities will depend on the growth and stability of the economy in Xinjiang Province. A downturn in the economy of Xinjiang Province or the city of Urumqi or the implementation of provincial or local policies unfavorable to MSMEs may cause a decrease in the demand for the Lending Companies’ loans and may negatively affect borrowers’ ability to repay their loans on a timely basis, both of which could have a negative impact on the Company’s profitability and business.

Fears of terrorist and ethnic extremists attacks in Xinjiang Province could have a negative impact on the Company’s operations.

The Xinjiang Uyghur Autonomous Region is the largest administrative division in China by land area, although it ranks 25th by population. Its ethnic composition is on approximately 45.8% Uyghur, 40.5% Han, 6.5% Kazakh and 4.5% other. This has given rise to ethnic and other tensions both in Urumqi, the Capital City, and elsewhere in Xinjiang Province. Events such as terrorist and ethnic extremist attacks as well as riots and the resulting political instability, economy suspension and concerns over safety and security aspects of investment in Xinjiang Province or the fear of any of the foregoing have had, and could have in the future, a significant adverse impact on demand and pricing of the Lending Companies’ operations.

Changes in the interest rates and spread could have a negative impact on the Lending Companies’ revenues and results of operations.

The Lending Companies’ revenues primarily depend on interest income, which is the difference between interest the Lending Companies receives from loans they provide to customers and the interest the Lending Companies pay on their borrowings from other financial institutions (to the extent that the Lending Companies rely on debt financing, rather than equity). A narrowing interest rate spread could adversely affect the Lending Companies’ earnings and financial conditions. If the Lending Companies are not able to control their funding costs or adjust their lending interest rates in a timely manner, their interest margin will decline. Until January 2016, the interest rates Lending Companies charge to borrowers was linked to the PBOC benchmark interest rate and the interest rate adopted by the commercial banks in the PRC. On August 6, 2015, the Supreme People’s Court of the PRC issued the Provisions on Several Issues Concerning Laws Applicable to Trials of Private Lending Cases (“the provisions”), which came into effect on September 1, 2015. The provisions provided that agreements between the lender and borrower on loans with interest rates below 24% per annum are valid and enforceable; as to loans with interest rates per annum between 24% and 36%, if the interest on the loans has already been paid to the lender, and such payment has not damaged the interest of the state, the community and any third parties, the courts will turn down the borrower’s request to demand the return of the interest payment; if the annual interest rate of a private loan is higher than 36%, the excess will not be enforced by the courts. While this generally has the effect of raising the maximum interest rate at the Lending Companies may lend to borrowers, the provisions are a recent change in regulation and the Company may not be able to foresee all of the consequences of the provisions.

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Consulting, XWFOE and Feng Hui are separate legal entities, which have the ability to incur indebtedness on their own behalf, and such indebtedness could have an adverse effect on the financial condition, results of operations and cash flows of their parent entity.

Consulting, XWFOE and Feng Hui are all legal entities under control of the Company through ownership or contractual arrangement. While the Company intends to exercise control over any borrowings by each of these entities, under the laws of their respective jurisdictions of incorporation each entity has the ability to incur debts on its own behalf, subject to limitations under applicable law. According to regulations issued by the General Office of the People’s Government of Urumqi Municipality on June 9, 2009, XWFOE and Feng Hui can only incur debts from up to two banking financial institutions and so long as the aggregate borrowings are less than 50% of applicable entity’s net capital. If Consulting, XWFOE or Feng Hui are not able to repay their borrowings, according to People’s Republic of China Enterprise Bankruptcy law, such entity is deemed insolvent and creditors can file a petition with a PRC court for restructuring or liquidation under bankruptcy; the result of which could have a material adverse effect on Consulting, XWFOE and Feng Hui’s results of operations, result in the Company losing its equity interest in XWFOE or Consulting and result in the VIE Agreements being terminated.

As direct lending companies, the Lending Companies are subject to greater credit risks than larger lenders, which could adversely affect their results of operations.

There are inherent risks associated with the Lending Companies’ lending activities, including credit risk, which is the risk that borrowers may not repay the outstanding loans balances in its direct loan business. As direct lending companies, the Lending Companies extend credits to MSMEs, individual industrial and commercial households and individuals. These borrowers generally have fewer financial resources in terms of capital or borrowing capacity than larger entities and may have fewer financial resources to weather a downturn in the economy. Such borrowers may expose the Lending Companies to greater credit risks than lenders lending to larger, better-capitalized state-owned businesses with longer operating histories. Conditions such as inflation, economic downturn, local policy change, adjustment of industrial structure and other factors beyond the Lending Companies’ control may increase their credit risk more than such events would affect larger lenders. In addition, since the Lending Companies are only permitted to provide financial services to borrowers located in Xinjiang Province, its ability to geographically diversify the economic risks is currently limited by the local markets and economies. Also, decreases in local real estate value could adversely affect the values of the real property used as collateral in the direct loan business. Such adverse changes in the local economies may have a negative impact on the ability of borrowers to repay their loans and the value of its collateral and its results of operations and financial condition may be adversely affected.

Allowance for loan losses may not be sufficient to absorb future losses or prevent a material adverse effect on the Lending Companies’ business, financial condition, or results of operations.

The Lending Companies’ risk management procedures use historical information to estimate any potential losses based on the experience, judgment, and expectations regarding borrowers and the economic environment in which the Lending Companies and their borrowers operate. The allowance for loan losses as of December 31, 2015 was established at a level believed to be reasonable by management to absorb probable losses inherent in the portfolio as of each balance sheet date in accordance with US GAAP. As of December 31, 2015, not only a general provision, but also specific provisions, were reflected in the allowance. However, the Lending Companies’ loan loss reserves may not be sufficient to absorb future loan losses or prevent a material adverse effect on the Company’s business, financial condition, or results of operations.

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The allowance policy of the Company does not distinguish among loans by type of guarantee. In addition, the Company calculates the provision amount pursuant to US GAAP as set forth below:

1.            General Reserve — is based on total loan receivable balance and to be used to cover unidentified probable loan loss.

2.            Special Reserve — is funds set aside covering losses due to risks related to a particular country, region, industry, company or type of loans. The reserve rate is decided based on management estimate of loan collectability. The loan portfolio did not include any loans outside of the PRC.

However, the Lending Companies’ loan loss reserves may not be sufficient to absorb future loan losses or prevent a material adverse effect on the Company’s business, financial condition, or results of operations.

While they do not directly impact the Company’s US GAAP financial statements attached hereto, the Company is also subject to regulatory accounting requirements. Pursuant to the Temporary Regulation of Pilot Program of Microcredit Companies in Xinjiang Province issued by the General Office of Xinjiang Provincial Government in 2009, the Lending Companies should make sufficient reserve for the loan losses.

While the Company believes its management uses the best information available to make loan loss allowance evaluations, adjustments to the allowance may be necessary based on changes in economic and other conditions or changes in accounting guidance, which could negatively affect the Company’s results of operations and financial condition.

An increase to the allowance for loan losses will cause the Lending Companies’ net income to decrease.

The Lending Companies’ businesses are subject to fluctuations based on local economic conditions. These fluctuations are neither predictable nor within its control and may have a material adverse impact on its operations and financial condition. The Lending Companies may decide to increase their allowances for loan losses in light of the lack of clarity in the applicable banking regulations with regard to direct lending companies. The regulatory authority may also require an increase in the provision for loan losses or the recognition of further loan charge-offs, based on judgments different from those of its management. Any increase in the allowance for loan losses will result in a decrease in net income and may have a material adverse effect on the Lending Companies’ financial condition and results of operations.

Feng Hui’s business is, and XWFOE’s business will be, highly concentrated in one product. Accordingly, their future revenues and earnings are more susceptible to fluctuations than a more diversified company.

Feng Hui’s primary business activities include, and XWFOE’s primary business activities will include, offering direct loans to customers. If the Lending Companies are unable to maintain and grow the operating revenues from this business or develop additional revenue streams, their future revenues and earnings are not likely to grow and could decline. The Lending Companies’ lack of significant product and business diversification could inhibit the opportunities for the growth of their business, revenues and profits.

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Competition in the direct lending industry is growing and could cause the Lending Companies to lose market share and revenues in the future.

We believe that the direct lending industry is an emerging market in China. The Lending Companies may face growing competition in the direct lending industry, and the Company believes that the direct lending industry is becoming more competitive as this industry matures and begins to consolidate. Feng Hui currently competes, and the Lending Companies will compete, with traditional financial institutions, other direct lending companies, other microfinance companies, including P2P lenders, and some cash-rich state-owned companies or individuals that lend to MSMEs. Some of these competitors have larger and more established borrower bases and substantially greater financial, marketing and other resources than the Lending Companies have. In addition, peer-to-peer lending platforms are rapidly growing in China and may provide highly competitive interest rates to customers due to lower overhead, and in some cases, lower required returns by the lenders. For example, large internet companies such as Tencent Holdings Ltd. and Alibaba Holding Ltd. have formed financial services affiliates such as online-only banks and P2P lending services which have been greatly capitalized and rapidly developed. As a result, the Lending Companies could lose market share and their revenues could decline, thereby adversely affecting their earnings and potential for growth.

The P2P lending market has been expanding rapidly in China. According to a report issued by www.wdzj.com, it is estimated that there are $67.7 billion in loans outstanding in China through P2P platforms as of the end of December 2015. The Company intends to be a new entrant into this field and will be competing with companies with greater resources and experience. The P2P experience to date in China has demonstrated that without a very disciplined approach this platform and the loans originated through its use can be fraught with risk. According to www.wangdaizhijia.com, nearly 26% of all P2P companies in China are in problem platforms as of the end of December 2015. While the Company believes that it will be able to successfully compete in this area as a result of its proprietary risk management processes and tools, there is no assurance that it will be able to hire and retain the necessary employees and compete successfully. Furthermore, even though the Feng Hui is the leading direct lender in Xinjiang Province measured by loan volume, P2P lenders may also compete for the same customers and they may have certain pricing advantages due to their lower overhead, which may result in reduced margins and increased competition for the Lending Companies.

The Company’s businesses will require highly qualified personnel, and if it is unable to hire or retain qualified personnel, then it may not be able to grow effectively.

The Company’s future success depends upon its ability to attract and retain highly qualified personnel. Establishment of the XWFOE and Consulting businesses and expansion of the businesses of each operating company will require additional managers and employees with relevant industry experience, and its success will be highly dependent on its ability to attract and retain skilled management personnel and other employees. These operating companies may not be able to attract or retain highly qualified personnel. In addition, competition for skilled personnel is significant in China. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees. The Company may incur additional expenses to recruit and retain qualified replacements and its businesses may be disrupted and its financial condition and results of operations may be materially and adversely affected. In addition, key managers may join a competitor or form a competing company. An operating company may not be able to successfully enforce any contractual rights with its management team, in particular in China, where all of these individuals reside or will reside.

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The Lending Companies’ business may be adversely affected if Feng Hui’s shareholders do not actively support the business or by changes in marketing and loan origination strategies.

Feng Hui’s shareholders have actively supported Feng Hui’s business by referring their commercial and other contacts to be Feng Hui customers, including that for most of such referrals the shareholder will personally guarantee the borrowings of the customer he or she has referred to Feng Hui. As of December 31, 2015 and December 31, 2014, 39.4% and 53.3% respectively, of Feng Hui’s loans were guaranteed by related parties. The percentage of the Lending Companies’ loans that are so guaranteed has declined in recent years and the Company expects that percentage to decline in the future as the Lending Companies expand their business using other marketing and loan origination strategies. However, if these Feng Hui shareholders reduce their referrals or guarantees in the future at the shareholders’ discretion, then the Lending Companies’ results of operations could be materially adversely affected. In addition, as the Lending Companies migrate away from Feng Hui’s shareholder referral marketing and loan origination approach to approaches in which there is not a pre-existing, separate business relationship between a shareholder and the customer and the special knowledge of the customer’s business and financial condition that often comes with such a relationship, the Lending Companies may experience a higher loss experience than Feng Hui has experienced historically.

Discontinuation of preferential tax treatment Feng Hui currently enjoys may result in additional compliance obligations and costs so as to materially and adversely impact the Company’s net income.

Pursuant to Supplementary Rules on Accelerating Economy Development and Implementing Supportive Policy issued by the local government, Feng Hui was rewarded with certain tax refunds for years 2009 and 2010. Further, from year 2011 through 2015, local tax authorities granted Feng Hui the preferential income tax rate of 15% because Feng Hui was entitled to the preferential rate as a qualified enterprise engaged in industry under the Western Development Strategy.

There is uncertainty in the policy at the state and provincial levels as to how the direct loan business carried out by the Lending Companies will be treated with regard to income tax and business tax. If the tax authority determines that the income tax, business tax or other applicable tax Feng Hui previously paid were less than what was required, Feng Hui may be required to make payment for the overdue tax and interest on the overdue payment. Further, these preferential tax treatments will expire in 2020. The discontinuation of any of the preferential tax treatment Feng Hui has received may materially and adversely affect the Company’s results of operations.

The Company’s business continuity plans could prove to be inadequate, resulting in a material interruption in or disruption to, its business and a negative impact on the Company’s results of operations.

The Company relies heavily on communications and information systems to conduct its business, and its operations are dependent on its ability to protect its systems against damage from fire, power loss, telecommunication failure, severe weather, natural disasters, terrorism or other factors. The computer systems and network infrastructure the Company uses could be vulnerable to unforeseen problems. While the Company has a business continuity plan and other policies and procedures designed to prevent or limit the effect of a failure or interruption of our information systems, there can be no assurance that any such failures or interruptions will not occur or, if they do occur, that they will be adequately addressed. The occurrence of any failures or interruptions of our information systems could, among other things, damage the Company’s reputation or result in a loss of clients, which could have a material adverse effect on the Company’s results of operations.

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The Company has no material insurance coverage, which could expose it to significant costs and business disruption.

Risks associated with the Company’s business and operations include, but are not limited to, borrowers’ failure to repay the outstanding principal and interest when due and loss reserves are not sufficient cover such failure, losses of key personnel, business interruption due to power loss or network failure, and risks posed by natural disasters including storms, floods and earthquakes, any of which may result in significant costs or business disruption. The Company does not maintain any credit insurance, business interruption insurance, general third-party liability insurance, nor does it maintain key-man life insurance or any other insurance coverage except the mandatory social insurance for employees. If the Company incurs any loss that is not covered by reserves, its business, financial condition and results of operations could be materially and adversely affected.

The Company maintains cash deposits with various banks. These cash accounts are not sufficiently insured or otherwise protected. Should any bank or trust company holding these cash deposits become insolvent, or if the Company is otherwise unable to withdraw funds, it could lose the cash on deposit with that particular bank or trust company.

The Company uses credit reports issued by the Credit Reference Center of the People’s Bank of China for credit records, which may not cover all accurate credit activities of guarantors and borrowers.

The Company generally uses credit reports issued by the Credit Reference Center of the People’s Bank of China (“CCRC”) for guarantors and borrowers’ credit records, including privately-owned guarantors. According to the information from CCRC’s official website (http://www.pbccrc.org.cn/crc/), CCRC is a professional credit information service institution directly under the People’s Bank of China (“PBOC”) which collects comprehensive credit information about both enterprises and individuals throughout China. The 2,100 credit reports query points of the PBOC’s branches have covered almost all rural areas in China, and CCRC has 300,000 information query ports in financial institutions and networks around the country, and the credit information service network is used throughout China. As of the end of April 2015, CCRC’s database had collected credit information of over 860 million individuals and over 20 million enterprises and institutions, mainly from commercial banks as well as other financial institutions. However, the CCRC’s credit reports do not cover all credit and financing activities with all trust companies, leasing companies, asset management companies, direct lending companies, insurance companies, and other financial companies. Moreover, the PBOC had not established a credit reporting system until 1997 when it established the Bank Credit Registration System which upgraded to the CCRC in 2006. Therefore, CCRC’s credit reports may not be able to cover credit and financing activities that occurred before 1997. In addition, the accuracy of credit reports provided by CCRC may be mainly adversely affected: 1) reliability of information source; 2) victimized by criminals forging identity of the customers; 3) mistakes made by data entry operators; and 4) technical stability of CCRC’s computer system. Furthermore, despite using credit reports issued by the CCRC, privately-owned guarantors may be more susceptible to default than state-owned or public guarantors due to financial difficulties or fraud and therefore, the Company may have more difficulty enforcing guarantees from privately-owned guarantors than from state-owned or public guarantors. Finally, having clean credit history in the past does not preclude a borrower or guarantor from defaulting in the future.

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Risks Related to the Company’s Corporate Structure

After the Business Combination, the Company will conduct its lending business through its subsidiary XWFOE and through Feng Hui by means of contractual arrangements, which are subject to PRC interpretations which may prove to be adverse to the Company.

Foreign ownership of direct lending business may be subject to restrictions under applicable PRC laws and regulatory practice. For example, there is some ambiguity regarding whether the Temporary Regulation of Pilot Program of Microcredit Companies in Xinjiang Province (“Xinjiang Microcredit Regulation”) may allow applicable authorities in Xinjiang Province to refuse to grant or to terminate a company’s direct lending license if one or more investors in of that company is not a Chinese citizen or legal person. After the Business Combination, the Company will operate in China through XWFOE, its indirect wholly-owned subsidiary and therefore a wholly foreign owned entity, and Feng Hui, its China incorporated variable interest entity (“VIE”). Xinjiang Province has issued XWFOE a license to operate as a direct lender in spite of the Company’s plans for XWFOE to be wholly-owned directly by Feng Hui Financial Group, and indirectly by Adrie, the Company and our shareholders, but it is possible that a PRC regulatory authority or court could later decide that such ownership violates the Xinjiang Microcredit Regulation or other existing or future regulations or policies.

Feng Hui is and will be owned, directly or indirectly, by PRC citizens who are Feng Hui’s founders, with whom Consulting has contractual arrangements under a Equity Pledge Agreement, Exclusive Business Cooperation Agreement, Exclusive Purchase Option Agreement and Power of Attorney (collectively, the “VIE Agreements”). The contractual arrangements will give the Company effective control over Feng Hui and enable the Company to obtain substantially all of the economic benefits arising from Feng Hui as well as consolidate the financial results of Feng Hui in its results of operations. Although the structure the Company has adopted with respect to Feng Hui is consistent with longstanding industry practice, and is commonly adopted by comparable companies in China, the PRC government may not agree that these arrangements comply with existing registration or other regulatory requirements or policies, including the Xinjiang Microcredit Regulation, or regulations policies that may be adopted in the future.

If the PRC courts or administrative authorities determine that XWFOE’s ownership or the VIE Agreements do not comply with applicable regulations, the VIE Agreements may be determined to be void and the Company’s interests unenforceable.

We and our PRC counsel believe the ownership structures of XWFOE and Feng Hui in China do not violate any applicable PRC law or license currently in effect; and the VIE Agreements between Consulting and Feng Hui and its shareholders governed by PRC law are valid, binding and enforceable in accordance with their terms and applicable PRC laws and regulations currently in effect and will not violate any applicable PRC law currently in effect such as the PRC Laws regarding foreign ownership of Chinese businesses, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense or set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought.

There are substantial uncertainties regarding the interpretation and application of current PRC laws. Accordingly, the PRC regulatory authorities and PRC courts may in the future take a view that is contrary to our views and the views of our PRC legal counsel. We are aware of a recent case involving Chinachem Financial Services where certain contractual arrangements for a Hong Kong company to gain economic control over a PRC Company were declared to be void by the PRC Supreme People’s Court. If the PRC courts or regulatory authorities determine that the VIE Agreements violate applicable PRC laws, our contractual arrangements will become invalid or unenforceable. It is uncertain whether the definition and requirements for variable interest entity structures in newly developed Foreign Investment Law will be adopted or if adopted, how they would identify the existing variable interest entities.

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If the interpretations of existing regulations regarding VIE Agreements change in the future, the Company could be subject to severe penalties or be forced to relinquish its interests in those operations.

If XWFOE, Feng Hui, their respective ownership structure or the VIE Agreements, are determined to be in violation of any existing or future PRC laws, or XWFOE or Feng Hui fails to obtain or maintain any of the required governmental permits or approvals necessary to operate their businesses, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking the business and operating licenses of XWFOE or Feng Hui;

●	discontinuing or restricting the operations of XWFOE or Feng Hui;

●	imposing conditions or requirements with which we, XWFOE or Feng Hui may not be able to comply;

●	requiring us, XWFOE, Consulting or Feng Hui to restructure the relevant ownership structure, contractual arrangements or operations;

●	restricting or prohibiting our ability to finance our business and operations in China;

●	restricting payment or remittance of dividends; or

●	imposing fines.

The imposition of any of these penalties would severely disrupt our ability to conduct business and have a material adverse effect on our financial condition, results of operations and prospects.

Consulting’s contractual arrangements with Feng Hui may not be as effective in providing control over Feng Hui as direct ownership.

Substantially all of the Company’s revenue and net income will be derived from Feng Hui. The Company will rely on the VIE Agreements to control and operate Feng Hui. As contemplated in the Power of Attorney, Consulting is authorized to nominate and appoint the directors of Feng Hui. Furthermore, Consulting may purchase all or part of Feng Hui’s directly registered shareholders’ equity interests in Feng Hui at any time according to the Exclusive Purchase Option Agreement. However, if Feng Hui’s registered shareholders breach the Power of Attorney and Exclusive Purchase Option Agreement or are otherwise uncooperative and any dispute relating to the Feng Hui directors, these VIE agreements or the transfer of Feng Hui’s equity interests remains unresolved, then Consulting would have to enforce its rights under VIE Agreement through arbitral or judicial agencies, which may be costly and time-consuming and will be subject to uncertainties in the PRC legal system. Consequently, the VIE Agreements may not be as effective in ensuring Consulting’s control over Feng Hui as direct ownership.

The failure to comply with PRC regulations relating to mergers and acquisitions of domestic enterprises by offshore special purpose vehicles may subject the Company to severe fines or penalties and create other regulatory uncertainties regarding the Company’s corporate structure.

On August 8, 2006, the Ministry of Commerce (“MOFCOM”), joined by the China Securities Regulatory Commission (“CSRC”), the State-owned Assets Supervision and Administration Commission of the State Council, the State Administration of Taxation (“SAT”), the State Administration for Industry and Commerce (the “SAIC”), and the State Administration of Foreign Exchange (“SAFE”), jointly promulgated regulations entitled the Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which took effect as of September 8, 2006, and as amended on June 22, 2009. This regulation, among other things, has certain provisions that require offshore companies formed for the purpose of acquiring PRC domestic companies and controlled directly or indirectly by PRC individuals and companies which are the related parties with the PRC domestic companies, to obtain the approval of MOFCOM prior to engaging in such acquisitions and to obtain the approval of the CSRC prior to publicly listing special purpose vehicles’ securities on an overseas stock market. On September 21, 2006, the CSRC published on its official website a notice specifying the documents and materials that are required to be submitted for obtaining CSRC approval.

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The application of the M&A Rules with respect to the Company’s corporate structure remains unclear, with no current consensus existing among leading PRC law firms regarding the scope and applicability of the M&A Rules. We believe that the MOFCOM and CSRC approvals under the M&A Rules are not required in the context of the Business Combination because we did not acquire Feng Hui’s equity or assets and XWFOE and Consulting are already foreign owned. However, we cannot be certain that the relevant PRC government agencies, including the CSRC and MOFCOM, would reach the same conclusion, and we cannot be certain that MOFCOM or the CSRC will not deem that the Business Combination circumvented the M&A Rules, and other rules and notices, or that prior MOFCOM or CSRC approval is required for overseas financing. Further, we cannot rule out the possibility that the relevant PRC government agencies, including MOFCOM, would deem that the M&A Rules required approval from MOFCOM or other PRC regulatory agencies in connection with Consulting’s control of Feng Hui through contractual arrangements.

If the CSRC, MOFCOM, or another PRC regulatory agency subsequently determines that CSRC, MOFCOM or other approval was required for the Business Combination and/or the VIE arrangements between Consulting and Feng Hui, or if prior CSRC approval for overseas financings is required and not obtained, the Company may face severe regulatory actions or other sanctions from MOFCOM, the CSRC or other PRC regulatory agencies. In such event, these regulatory agencies may impose fines or other penalties on the Company’s operations in the PRC, limit the Company’s operating privileges in the PRC, delay or restrict the repatriation of the proceeds from overseas financings into the PRC, restrict or prohibit payment or remittance of dividends to us or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ordinary shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to delay or cancel overseas financings, to restructure the Company’s corporate structure, or to seek regulatory approvals that may be difficult or costly to obtain.

The M&A Rules, along with certain foreign exchange regulations discussed below, will be interpreted or implemented by the relevant government authorities in connection with our future offshore financings or acquisitions, and we cannot predict how they will affect our acquisition strategy.

PRC regulations relating to investments in offshore companies by PRC residents may subject our PRC-resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries or limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits.

SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, on July 4, 2014, which replaced the former circular commonly known as “SAFE Circular 75” promulgated by SAFE on October 21, 2005. SAFE Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a “special purpose vehicle.” SAFE Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC resident holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls.

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SAFE promulgated the Notice of SAFE on Further Simplifying and Improving Policies for the Foreign Exchange Administration of Direct Investment, or SAFE Circular 13, on February 13, 2015, which was effective on June 1, 2015. SAFE Circular 13 cancels two administrative approval items: foreign exchange registration under domestic direct investment and foreign exchange registration under overseas direct investment, instead. Banks shall directly examine and handle foreign exchange registration under domestic direct investment and foreign exchange registration under overseas direct investment, and SAFE and its branch shall indirectly regulate the foreign exchange registration of direct investment through banks.

We have notified substantial beneficial owners of ordinary shares who we know are PRC residents of their filing obligations in accordance with SAFE Circular 37 and SAFE Circular 13. However, we may not be aware of the identities of all of our beneficial owners who are PRC residents. We do not have control over our beneficial owners and cannot assure you that all of our PRC-resident beneficial owners will comply with SAFE Circular 37, SAFE Circular 13 and subsequent implementation rules. The failure of our beneficial owners who are PRC residents to register or amend their SAFE registrations in a timely manner pursuant to SAFE Circular 37, SAFE Circular 13 and subsequent implementation rules, or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in SAFE Circular 37, SAFE Circular 13 and subsequent implementation rules, may subject such beneficial owners or our PRC subsidiaries to fines and legal sanctions. Furthermore, since SAFE Circular 37 and SAFE Circular 13 was recently promulgated and it is unclear how this regulation, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant PRC government authorities, we cannot predict how these regulations will affect our business operations or future strategy. Failure to register or comply with relevant requirements may also limit our ability to contribute additional capital to our PRC subsidiaries and limit our PRC subsidiaries’ ability to distribute dividends to our company. These risks may have a material adverse effect on our business, financial condition and results of operations.

Any failure by Feng Hui or its shareholders to perform their obligations under the contractual arrangements would have a material adverse effect on the Company’s business, financial condition and results of operations.

If Feng Hui or its shareholders fail to perform their respective obligations under the VIE Agreements, the Company may have to incur substantial costs and expend additional resources to enforce such arrangements. the Company have entered into an exclusive business cooperation agreement and an exclusive purchase option agreements in relation to Feng Hui. Pursuant to exclusive business cooperation agreement, the Company is entitled to collect a service fee calculated based on the required time, complexity, content, commercial value of the Company’s services to Feng Hui. Further, the exclusive purchase option agreements provide that the Company may exercise an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of their equity interests in Feng Hui. The option price is equal to the lowest price permissible by PRC Laws. In addition, the Company has entered into equity pledge agreements with Feng Hui shareholders to secure certain obligations of Feng Hui and Feng Hui’s equity holders to the Company under the VIE Agreements. However, the enforcement of such agreements through arbitral or judicial agencies may be costly and time-consuming and will be subject to uncertainties in the PRC legal system. Moreover, the Company’s remedies under the equity pledge agreements are primarily intended to help the Company collect debts owed to the Company by Feng Hui or its shareholders under the VIE Agreements not help the Company in acquiring the assets or equity of Feng Hui.

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The VIE Agreements are governed by PRC law and provide for the resolution of disputes through arbitration or court proceedings in China. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. Moreover, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a variable interest entity should be interpreted or enforced under PRC law, and as a result it may be difficult to predict how an arbitration panel or court would view such contractual arrangements. As a result, uncertainties in the PRC legal system could limit the Company’s ability to enforce the VIE Agreements. Under PRC law, if the losing parties fail to carry out the arbitration awards or court judgments within a prescribed time limit, the prevailing parties may only enforce the arbitration awards or court judgments in PRC courts, which would require additional expense and delay. In the event the Company is unable to enforce the VIE Agreements, the Company may not be able to receive economic benefits from or exert effective control over Feng Hui, and the Company’s ability to conduct its business, as well as the Company’s financial condition and results of operations, may be materially and adversely affected.

The Feng Hui shareholders have potential conflicts of interest with us, which may adversely affect the Company’s business.

The Chinese entities and individuals that collectively beneficially own 100% of Feng Hui’s outstanding equity interests, or their representatives, are beneficial owners of the Company. Conflicts of interest may arise as a result of such dual shareholding and governance structure. As such conflicts arise, these shareholders may not act in the Company’s best interests and such conflicts of interest may not be resolved in the Company’s favor. In addition, these shareholders may breach or cause Feng Hui to breach or refuse to renew the VIE Agreements that are intended to allow the Company to exercise effective control over Feng Hui and to receive economic benefits from Feng Hui. If the Company becomes involved in arbitral and legal proceedings to enforce such agreements, such proceedings may cost the Company substantial financial and other resources and result in disruption of its business, the outcome of which may adversely affect the Company.

The Lending Companies engage in the same lending business, within the same geographic area, targeting the same customers under the Feng Hui brand. There are currently limited internal protocols between the Lending Companies with regard to allocation of customers and potential customers. Because Feng Hui is a consolidated variable interest entity as a result of the VIE Agreements, such allocation issues generally should not affect the Company’s results. However, in the event that Feng Hui or its shareholders are in breach of the VIE agreements, then those shareholders could also direct, or cause management to direct, attractive lending customers to Feng Hui and away from XWFOE, which could further negatively affect the Company’s business and results of operations.

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If a Lending Company fails to maintain the requisite registered capital, licenses and approvals required under PRC law, our business, financial condition and results of operations may be materially and adversely affected.

Foreign investment is highly regulated by the PRC government and the foreign investment in the lending industry is restricted by local authorities. Numerous regulatory authorities of the central PRC government, provincial and local authorities are empowered to issue and implement regulations governing various aspects of the lending industry. Each Lending Company is required to obtain and maintain certain assets relevant to its business as well as applicable licenses or approvals from different regulatory authorities in order to provide its current services. These registered capital, licenses and approvals will be essential to the operation of the Company’s business. If a Lending Company fails to obtain or maintain any of the required registered capital, licenses or approvals for its business, it may be subject to various penalties, such as confiscation of illegal net revenue, fines and the discontinuation or restriction of its operations. Any such disruption in the business operations of a Lending Company could materially and adversely affect our business, financial condition and results of operations.

The VIE Agreements with Feng Hui may be subject to scrutiny by the PRC tax authorities. Any adjustment of related party transaction pricing could lead to additional taxes, and therefore substantially reduce our consolidated net income and the value of your investment.

The tax regime in China is rapidly evolving and there is significant uncertainty for taxpayers in China as PRC tax laws may be interpreted in significantly different ways. As a result of the Business Combination, the PRC tax authorities may assert that we, our subsidiaries or our variable interest entity, Feng Hui, or its shareholders owe and/or are required to pay additional taxes revenue or income. In particular, under applicable PRC laws, rules and regulations, arrangements and transactions among related parties, such as the VIE Agreements, may be subject to audit or challenge by the PRC tax authorities. If the PRC tax authorities determine that any VIE Agreements were not entered into on an arm’s length basis and therefore constitute a favorable transfer pricing, the PRC tax liabilities of Consulting, Feng Hui or Feng Hui’s shareholders could be increased, which could increase our overall tax liabilities. In addition, the PRC tax authorities may impose late payment interest. Our net income may be materially reduced if our tax liabilities increase.

XWFOE and Feng Hui’s complex ownership and control structure could result in inefficiencies to the Company’s business.

XWFOE has no operating history and has commenced operations since the closing of the Business Combination. XWFOE is staffed entirely by new hires and in some measure may compete with Feng Hui for customers. As a result, XWFOE may initially struggle to establish its business after the Business Combination and some of its success it has may come at the expense of Feng Hui. Furthermore, because of PRC limitations, even though the economic benefit of Feng Hui and XWFOE will inure to us, each will need to have its own segregated capital, loan portfolio and lender base. As a result, Feng Hui and XWFOE will not be able cross-collateralize or combine operations at the working level and may have a more complex structure than if they were under common ownership. This structure may not allow the Company to allocate resources to their most efficient use and may require redundant or additional expenses.

38

The Company may not be able to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002.

The Company is required to establish and maintain internal controls over financial reporting and disclosure controls and procedures and to comply with other requirements of the Sarbanes-Oxley Act and the rules promulgated by the SEC. Following the Business Combination, the Company is required to provide management’s attestation on internal controls commencing with the Company’s annual report for the year ending December 31, 2017, or such earlier date as is required under the Sarbanes-Oxley Act of 2002. The standards required for a public company under Section 404 of the Sarbanes-Oxley Act of 2002 are significantly more stringent than those required of Adrie as a privately-held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the regulatory compliance and reporting requirements that will be applicable to the Company after the Business Combination. If we are not able to implement the additional requirements of Section 404 in a timely manner or with adequate compliance, we may not be able to assess whether our internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence and the market price of our ordinary shares.

If the Company fails to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately. Any inability to report and file our financial results accurately and timely could harm our business and adversely affect the trading price of our common stock.

We are required to establish and maintain internal controls over financial reporting and disclosure controls and procedures and to comply with other requirements of the Sarbanes-Oxley Act and the rules promulgated by the SEC. At present, we have instituted internal controls, but, we are in the process of correcting certain material weaknesses in our internal controls. Our management, cannot guarantee that our internal controls and disclosure controls and procedures will prevent all possible errors. Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the company have been detected. These inherent limitations include the possibility that judgments in decision-making can be faulty and subject to simple error or mistake. Furthermore, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, a control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

There is no guarantee that the public warrants will ever be in the money, and they may expire worthless and the terms of our warrants may be amended.

The exercise price for our warrants is $6.00 per one-half of one share ($12.00 per whole share), subject to adjustment. Warrants may be exercised only for a whole number of the Company’s ordinary shares. No fractional shares will be issued upon exercise of the warrants. There is no guarantee that the public warrants will ever be in the money prior to their expiration, and they may expire worthless.

In addition, the warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, the Company may amend the terms of the warrants in a manner adverse to a holder if holders of at least a majority of the then outstanding public warrants approve of such amendment. Examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of ordinary shares purchasable upon exercise of a warrant.

39

A market for the Company’s securities may not continue, which would adversely affect the liquidity and price of our securities.

The price of the Company’s securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for our securities may never develop or, if developed, it may not be sustained. In addition, the price of the Company’s securities can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if the Company’s securities are not listed on, or become delisted from, the Nasdaq Capital Market for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on the Nasdaq Capital Market or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

Although the Company’s ordinary shares and warrants will remain listed on Nasdaq after the Business Combination, there can be no assurance that our ordinary shares and warrants will continue to be so listed or, if listed, that we will be able to comply with the continued listing standards of Nasdaq.

To continue listing the Company’s securities on the Nasdaq Capital Market, we will be required to demonstrate compliance with Nasdaq’s initial listing standards, which are more rigorous than Nasdaq’s continued listing requirements. For instance, the Company must maintain a minimum number of holders (300 round-lot holders). The Company cannot assure you that we will be able to meet those initial listing standards.

If the Nasdaq Capital Market delists the Company’s ordinary shares or warrants from trading on its exchange due to our failure to meet the Nasdaq Capital Market’s initial and/or continued listing standards, we and our securityholders could face significant material adverse consequences including:

●	a limited availability of market quotations for our securities;

●	a determination that our ordinary shares are a “penny stock,” which will require brokers trading in our ordinary shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our ordinary shares;

●	a limited amount of analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

If the Business Combination’s benefits do not meet the expectations of investors, shareholders or financial analysts, the market price of the Company’s securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of the Company’s securities may decline. In addition, following the Business Combination, fluctuations in the price of the Company’s securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for Adrie’s stock and trading in the DT Asia ordinary shares has not been active. Accordingly, the valuation ascribed to China Lending Group and the Company’s ordinary shares in the Business Combination may not be indicative of the price that will prevail in the trading market. If an active market for the Company’s securities develops and continues, the trading price of our securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in the Company’s securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

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Factors affecting the trading price of the Company’s securities may include:

●	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

●	changes in the market’s expectations about our operating results;

●	success of competitors;

●	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning the Company or the lending market in general;

●	operating and stock price performance of other companies that investors deem comparable to the Company;

●	our ability to market new and enhanced services on a timely basis;

●	changes in laws and regulations affecting our business;

●	commencement of, or involvement in, litigation involving the Company;

●	the Company’s ability to access the capital markets as needed;

●	changes in the Company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of ordinary shares available for public sale;

●	any major change in our board or management;

●	sales of substantial amounts of ordinary shares by our directors, executive officers or significant shareholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of the Company’s securities irrespective of our operating performance. The stock market in general, and the Nasdaq Capital Market in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to the Company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

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The Company’s business and share and warrant prices may suffer as a result of the Company’s lack of public company operating experience and if securities or industry analysts do not publish or cease publishing research or reports about the Company, its business, or its market, or if they change their recommendations regarding our ordinary shares adversely, the price and trading volume of our ordinary shares and warrants could decline.

Prior to the completion of the Business Combination, China Lending Group has been a privately-held company. The Company’s lack of public company operating experience may make it difficult to forecast and evaluate its future prospects. If the Company is unable to execute its business strategy, either as a result of its inability to manage effectively its business in a public company environment or for any other reason, the Company’s business, prospects, financial condition and operating results may be harmed.

The trading market for our ordinary shares and warrants will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on the Company. If no securities or industry analysts commence coverage of the Company, our share and warrant prices and trading volume would likely be negatively impacted. If any of the analysts who may cover the Company change their recommendation regarding our shares adversely, or provide more favorable relative recommendations about our competitors, the price of our ordinary shares and warrants would likely decline. If any analyst who may cover the Company were to cease coverage of the Company or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause our share and warrant prices or trading volume to decline.

The Company has not registered our ordinary shares issuable upon exercise of the public warrants under the Securities Act or state securities laws at this time, and such registration may not be in place when an investor desires to exercise such warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.

The Company has not registered the public shares issuable upon exercise of the public warrants under the Securities Act or any state securities laws at this time. We have agreed to use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the ordinary shares issuable upon exercise of the public warrants as soon as practicable after the closing of the Business Combination and cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants. Beginning October 5, 2016, and until such time as the shares issuable upon exercise of public warrants are registered under the Securities Act, the Company will be required to permit holders to exercise their public warrants on a cashless basis under certain circumstances specified in the warrant agreement. However, no public warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise such warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, unless an exemption is available. In no event will the Company be required to issue cash, securities or other compensation in exchange for the public warrants in the event that we are unable to register or qualify the shares underlying the public warrants under the Securities Act or applicable state securities laws. If the issuance of the shares upon exercise of the public warrants is not so registered or qualified, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their public warrants as part of a purchase of units will have paid the full unit purchase price solely for the ordinary shares and rights included in the units.

The future exercise of registration rights may adversely affect the market price of the Company’s ordinary shares.

The Company’s ordinary shares are subject to registration rights agreements. Sales of restricted securities pursuant to these agreements may substantially depress the market price of our ordinary shares. The Company is also obligated to register founder shares, insider units and the ordinary shares and warrants included in the insider units (or issuable under the rights or upon exercise of the warrants), sponsor warrants and shares issuable in exchange for sponsor warrants pursuant to a registration rights agreement signed in connection with our IPO.

Warrants will become exercisable for the Company’s ordinary shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.

Outstanding public warrants to purchase an aggregate of 3,430,031 ordinary shares became exercisable upon the completion of the Business Combination. Each warrant entitles the holder thereof to purchase one-half of one ordinary share at a price of $6.00 per half share ($12.00 per whole share), subject to adjustment. Warrants may be exercised only for a whole number of the Company’s ordinary shares. No fractional shares will be issued upon exercise of warrants. To the extent such warrants are exercised, additional ordinary shares will be issued, which will result in dilution to the then existing holders of ordinary shares of the Company and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our ordinary shares.

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The Company may redeem public warrants prior to their exercise at a time that is disadvantageous to warrantholders, thereby making their warrants worthless.

The Company has the ability to redeem the remaining public warrants prior to their expiration at a price of $0.01 per warrant, provided that (i) the last reported sale price of our ordinary shares equals or exceeds $18.00 per share for any 20 trading days within the 30 trading-day period ending on the third business day before we send the notice of such redemption (on June 20, 2016, the last reported sale price for ordinary shares was $9.09) and (ii) on the date we give notice of redemption and during the entire period thereafter until the time the warrants are redeemed, there is an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the public warrants and a current prospectus relating to them is available unless warrants are exercised on a cashless basis. Redemption of the outstanding public warrants could force holders of public warrants:

●	to exercise their warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so;

●	to sell their warrants at the then-current market price when they might otherwise wish to hold their warrants; or

●	to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of their warrants.

The Company’s charter permits the Board by resolution to amend our charter, including to create additional classes of securities, including shares with rights, preferences, designations and limitations as they determine which may have an anti-takeover effect.

The Company’s charter permits the Board by resolution to amend the charter including to designate rights, preferences, designations and limitations attaching to the preferred shares as they determine in their discretion, without shareholder approval with respect the terms or the issuance. If issued, the rights, preferences, designations and limitations of the preferred shares would be set by the Board and could operate to the disadvantage of the outstanding ordinary shares the holders of which would not have any pre-emption rights in respect of such an issue of preferred shares. Such terms could include, among others, preferences as to dividends and distributions on liquidation, or could be used to prevent possible corporate takeovers.

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The Company is a “controlled company” within the meaning of Nasdaq rules and, as a result, the Company may qualify for, and may choose to rely on, exemptions from certain corporate governance requirements.

The Sellers under the Share Exchange Agreement beneficially own more than 50% of the voting power of all of the Company’s outstanding ordinary shares, meaning the Company is a “controlled company” within the meaning of the rules and corporate governance standards of Nasdaq. Under the Nasdaq rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain Nasdaq corporate governance requirements, including:

●	the requirement that a majority of the Company’s board of directors consists of independent directors;

●	the requirement that the Company have a nominating/corporate governance committee that is composed entirely of independent directors;

●	the requirement that the Company have a compensation committee that is composed entirely of independent directors; and

●	the requirement for an annual performance evaluation of the nominating/corporate governance and compensation committees.

Accordingly, as the Company qualifies as a controlled company, it may elect to be treated as such and its shareholders will not be afforded the same protections generally as shareholders of other Nasdaq-listed companies for so long as Sellers control more than 50% of the Company’s voting power and the Company relies upon such exemptions. The interests of the Company’s controlling shareholders may conflict with the interests of the Company’s other shareholders, and the concentration of voting power in such shareholders will limit the Company’s other shareholders’ ability to influence corporate matters.

Risks Related to Doing Business in China

PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC operating subsidiaries and thereby prevent us from funding our business.

As an offshore holding company with PRC subsidiaries, we may transfer funds to our PRC subsidiaries by means of loans or capital contributions. Any loans to these PRC subsidiaries, which are foreign-invested enterprises, cannot exceed statutory limits based on the difference between the amount of our investments and registered capital in such subsidiaries, and shall be registered with SAFE, or its local counterparts. Furthermore, any capital increase contributions we make to our PRC subsidiaries, which are foreign-invested enterprises, shall be approved by MOFCOM, or its local counterparts. We may not be able to obtain these government registrations or approvals on a timely basis, if at all. If we fail to receive such registrations or approvals, our ability to provide loans or capital to increase contributions to our PRC subsidiaries may be negatively affected, which could adversely affect their liquidity and our ability to fund and expand their business.

A slowdown of the Chinese economy or adverse changes in economic and political policies of the PRC government could negatively impact China’s overall economic growth, which could materially adversely affect our business.

All of the Company’s operations will be entirely conducted in the PRC. Although the PRC economy has grown in recent years, the pace of growth has slowed, and even that rate of growth may not continue. The annual rate of growth in the PRC declined from 7.7% in 2013 to 7.3% in 2014, and 6.9% in 2015, and the annual rate of growth in Xinjiang Province has declined from 11.0% in 2013 to 10.0% in 2014 and 8.8% in 2015. According to a recent State Information of China forecast, China’s economic growth rate in 2016 will slow to 6.5%, its lowest since 1990. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC may materially reduce the demand for the Company’s direct lending service and may have a materially adverse effect on its business.

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China’s economy differs from the economies of most other countries in many respects, including the amount of government involvement in the economy, the general level of economic development, growth rates and government control of foreign exchange and the allocation of resources. While the PRC economy has grown significantly over the past few decades, this growth has remained uneven across different periods, regions and economic sectors.

The PRC government also exercises significant control over China’s economic growth by allocating resources, controlling the payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Any actions and policies adopted by the PRC government could negatively impact the Chinese economy or the economy of the region the Company serves, which could materially adversely affect the Company’s business.

Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business the Company may be able to conduct in the PRC and accordingly on the results of its operations and financial condition.

The Company’s business operations may be adversely affected by the current and future political environment in the PRC. The Chinese government exerts substantial influence and control over the manner in which the Company must conduct its business activities. The Company’s ability to operate in China may be adversely affected by changes in Chinese laws and regulations. Under the current government leadership, the government of the PRC has been pursuing economic reform policies that encourage private economic activities and greater economic decentralization. However, the government of the PRC may not continue to pursue these policies, or may significantly alter these policies from time to time without notice.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing the Company’s business, or the enforcement and performance of the Company’s arrangements with borrowers in the event of the imposition of statutory liens, death, bankruptcy or criminal proceedings. Only after 1979 did the Chinese government begin to promulgate a comprehensive system of laws that regulate economic affairs in general, deal with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade, as well as encourage foreign investment in China. Although the influence of the law has been increasing, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. Also, because these laws and regulations are relatively new, and because of the limited volume of published cases and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. In addition, there have been constant changes and amendments of laws and regulations over the past 30 years in order to keep up with the rapidly changing society and economy in China. Because government agencies and courts provide interpretations of laws and regulations and decide contractual disputes and issues, their inexperience in adjudicating new business and new polices or regulations in certain less developed areas causes uncertainty and may affect the Company’s business. Consequently, we cannot predict the future direction of Chinese legislative activities with respect to either businesses with foreign investment or the effectiveness on enforcement of laws and regulations in China. The uncertainties, including new laws and regulations and changes of existing laws, as well as judicial interpretation by inexperienced officials in the agencies and courts in certain areas, may cause possible problems to foreign investors.

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The Lending Companies’ direct lending business is subject to extensive regulation and supervision by state, provincial and local government authorities, which may interfere with the way the Company conducts its business and may negatively impact its financial results.

The Lending Companies are subject to extensive and complex state, provincial and local laws, rules and regulations with regard to their loan operations, capital structure, maximum interest rates, and allowance for loan losses, among other things. These laws, rules and regulations are issued by different central government ministries and departments, provincial and local governments and are enforced by different local authorities in Xinjiang Province and the city of Urumqi. In addition, it is not clear whether direct lending companies are subject to certain banking regulations to which state-owned and commercial banks are subject. Therefore, the interpretation and implementation of such laws, rules and regulations may not be clear and occasionally the Lending Companies have to depend on oral inquiries with local government authorities. As a result of the complexity, uncertainties and constant changes in these laws, rules and regulation, including changes in interpretation and implementation of such, the Lending Companies’ business activities and growth may be adversely affected if they do not respond to the changes in a timely manner or are found to be in violation of the applicable laws, regulations and policies as a result of a different position from theirs taken by the competent authority in the interpretation of such applicable laws, regulations and policies. If the Lending Companies are found to be not in compliance with these laws and regulations, they may be subject to sanctions by regulatory authorities, monetary penalties and/or reputation damage, which could have a material adverse effect on the Company’s business operations and profitability.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions against us or our management, in China, based upon United States laws, including the U.S. federal securities laws, or other foreign laws.

We are a company organized under the laws of the British Virgin Islands. Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. All of our directors and officers reside in China, and substantially all of the assets of those persons are located outside of the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce judgments against us which are obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Furthermore, the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States providing for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors or officers if they decide that the judgment violates the basic principles of PRC laws, national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

Lastly, in the event shareholders originate an action against a company without domicile in China for disputes related to contracts or other property interests, the PRC courts may accept a cause of action if (a) the disputed contract is concluded or performed in the PRC or the disputed subject matter is located in the PRC, (b) the company (as defendant) has properties that can be seized within the PRC, (c) the company has a representative organization within the PRC, or (d) the parties chose to submit to the jurisdiction of the PRC courts in the contract on the condition that such submission does not violate the requirements of jurisdiction under the PRC Civil Procedures Law. The action may be initiated by the shareholder by filing a complaint with the PRC courts. The PRC courts would determine whether to accept the complaint in accordance with the PRC Civil Procedures Law. The shareholder may participate in the action by itself or entrust any other person or PRC legal counsel to participate on behalf of such shareholder. Foreign citizens and companies will have the same rights as PRC citizens and companies in such an action unless such foreign country restricts the rights of PRC citizens and companies.

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XWFOE’s and Consulting’s ability to pay dividends to us may be restricted due to foreign exchange control and other regulations of China.

As an offshore holding company, we will rely principally on dividends from our subsidiaries in China, XWFOE and Consulting, for our cash requirements. Under the applicable PRC laws and regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a foreign-invested enterprise in China is required to set aside a portion of its after-tax profit to fund specific reserve funds prior to payment of dividends. In particular, at least 10% of its after-tax profits based on PRC accounting standards each year is required to be set aside towards its general reserves until the accumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends.

Furthermore, XWFOE’s and Consulting’s ability to pay dividends may be restricted due to foreign exchange control policies and the availability of its cash balance. Substantially all of the Lending Companies’ operations are conducted in China and all of the revenue we recognize, through XWFOE (from its direct lending operations and through the VIE arrangements with Feng Hui) and through Consulting, will be denominated in RMB. RMB is subject to exchange control regulation in China, and, as a result, XWFOE and Consulting may be unable to distribute any dividends outside of China due to PRC exchange control regulations that restrict our ability to convert RMB into U.S. dollars.

The lack of dividends or other payments from XWFOE and Consulting may limit our ability to make investments or acquisitions that could be beneficial to our business, pay dividends or otherwise fund, and conduct our business. Our funds may not be readily available to us to satisfy obligations which have been incurred outside the PRC, which could adversely affect our business and prospects or our ability to meet our cash obligations. Accordingly, if we do not receive dividends from XWFOE or Consulting, our liquidity and financial condition will be materially and adversely affected.

Dividends payable to our foreign investors and gains on the sale of our ordinary shares by our foreign investors may become subject to tax by the PRC.

Under the Enterprise Income Tax Law and its implementation regulations issued by the State Council of the PRC, a 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises, which do not have an establishment or place of business in the PRC or which have such establishment or place of business but the dividends are not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within the PRC. Similarly, any gain realized on the transfer of shares by such investors is also subject to PRC tax at a current rate of 10%, subject to any reduction or exemption set forth in relevant tax treaties, if such gain is regarded as income derived from sources within the PRC. If we are deemed a PRC resident enterprise, dividends paid on our shares, and any gain realized from the transfer of our shares, would be treated as income derived from sources within the PRC and would as a result be subject to PRC taxation. Furthermore, if we are deemed a PRC resident enterprise, dividends payable to individual investors who are non-PRC residents and any gain realized on the transfer shares by such investors may be subject to PRC tax at a current rate of 20%, subject to any reduction or exemption set forth in applicable tax treaties. It is unclear whether we or any of our subsidiaries established outside of China are considered a PRC resident enterprise, holders of shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. If dividends payable to our non-PRC investors, or gains from the transfer of our shares by such investors are subject to PRC tax, the value of your investment in our shares may decline significantly.

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Our global income may be subject to PRC taxes under the PRC Enterprise Income Tax Law, which could have a material adverse effect on our results of operations.

Under the PRC Enterprise Income Tax Law, or the New EIT Law, and its implementation rules, which became effective in January 2008, an enterprise established outside of the PRC with a “de facto management body” located within the PRC is considered a PRC resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management bodies” as “establishments that carry out substantial and overall management and control over the manufacturing and business operations, personnel and human resources, finance and treasury, and acquisition and disposition of properties and other assets of an enterprise.” On April 22, 2009, the State Administration of Taxation (the “SAT”), issued a circular, or SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although the SAT Circular 82 only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the determining criteria set forth in the SAT Circular 82 may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the resident status of all offshore enterprises for the purpose of PRC tax, regardless of whether they are controlled by PRC enterprises or individuals. Although we do not believe that our legal entities organized outside of the PRC constitute PRC resident enterprises, it is possible that the PRC tax authorities could reach a different conclusion. In such case, we may be considered a PRC resident enterprise and may therefore be subject to the 25% enterprise income tax on our global income, which could significantly increase our tax burden and materially and adversely affect our cash flow and profitability. In addition to the uncertainty regarding how the new PRC resident enterprise classification for tax purposes may apply, it is also possible that the rules may change in the future, possibly with retroactive effect.

We and our shareholders face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the State Administration of Taxation issued an Announcement on Several Issues Concerning Enterprise Income Tax on Income Arising from Indirect Transfers of Property by Non-PRC Resident Enterprises, or Announcement 7, with the same effective date. Under Announcement 7, an “indirect transfer” refers to a transaction where a non-resident enterprise transfers its equity interest and other similar interest in an offshore holding company, which directly or indirectly holds Chinese taxable assets (the assets of an “establishment or place” situated in China; real property situated in China and equity interest in Chinese resident enterprises) and any indirect transfer without reasonable commercial purposes are subject to the PRC taxation. In addition, Announcement 7 specifies the conditions under which an indirect transfer is deemed to lack a reasonable commercial purpose which include: (1) 75% or more of the value of the offshore holding company’s equity is derived from Chinese taxable assets, (2) anytime in the year prior to the occurrence of the indirect transfer of Chinese taxable assets, 90% or more of the total assets (excluding cash) of the offshore holding company are direct or indirect investment in China, or 90% or more of the revenue of the offshore holding company was sourced from China; (3) the functions performed and risks assumed by the offshore holding company(ies), although incorporated in an offshore jurisdiction to conform to the corporate law requirements there, are insufficient to substantiate their corporate existence and (4) the foreign income tax payable in respect of the indirect transfer is lower than the Chinese tax which would otherwise be payable in respect of the direct transfer if such transfer were treated as a direct transfer. As a result, gains derived from such indirect transfer will be subject to PRC enterprise income tax, currently at a rate of 10%.

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Announcement 7 grants a safe harbor under certain qualifying circumstances, including transfers in the public securities market and certain intragroup restricting transactions, however, there is uncertainty as to the implementation of Announcement 7. For example, Announcement 7 requires the buyer to withhold the applicable taxes without specifying how to obtain the information necessary to calculate taxes and when the applicable tax shall be submitted. Announcement 7 may be determined by the tax authorities to be applicable to our offshore restructuring transactions or sale of the shares of our offshore subsidiaries where non-resident enterprises, being the transferors, were involved. Though Announcement 7 does not impose a mandatory obligation of filing the report of taxable events, the transferring party shall be subject to PRC withholding tax if the certain tax filing conditions are met. Non-filing may result in an administrative penalty varying from 50% to 300% of unpaid taxes. As a result, we and our non-resident enterprises in such transactions may become at risk of being subject to taxation under Announcement 7, and may be required to expend valuable resources to comply with Announcement 7 or to establish that we and our non-resident enterprises should not be taxed under Announcement 7, for any restructuring or disposal of shares of our offshore subsidiaries, which may have a material adverse effect on our financial condition and results of operations.

Restrictions on currency exchange may limit our ability to utilize our revenue effectively.

Substantially all of our revenue is denominated in Renminbi. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans. Currently, our PRC subsidiaries, which are wholly-foreign owned enterprises, may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of SAFE by complying with certain procedural requirements. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. Since a significant amount of our future revenue will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside of the PRC or pay dividends in foreign currencies to our shareholders. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE or banks and other relevant PRC governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for our subsidiaries and Feng Hui.

Fluctuations in the foreign currency exchange rate between U.S. Dollars and Renminbi could adversely affect our financial condition.

The value of the RMB against the U.S. dollar and other currencies may fluctuate. Exchange rates are affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. On July 21, 2005, the PRC government changed its policy of pegging the value of the RMB to the U.S. dollar. Under this policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of foreign currencies. Following the removal of the U.S. dollar peg, the RMB appreciated more than 20% against the U.S. dollar over three years. From July 2008 until June 2010, however, the RMB traded stably within a narrow range against the U.S. dollar. On June 20, 2010, the PBOC announced that the PRC government would reform the RMB exchange rate regime and increase the flexibility of the exchange rate. Since June 2010, the RMB has appreciated more than 10% against the U.S. dollar. In April 2012, the PRC government announced it would allow greater RMB exchange rate fluctuation. On August 11, 12 and 13, 2015, the PRC government successively set the central parity rate for the RMB more than 3% lower in the aggregate than that of August 10, 2015 and announced that it will begin taking into account previous day’s trading in setting the central parity rate. In 2015, the yuan experienced a 4.88% drop in value, and on January 4, 2016 the PRC government set the U.S. dollar-Chinese yuan currency pair to a reference rate of 6.5%, the lowest rate in 4.5 years. However, it is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. As significant international pressure remains on the PRC government to adopt a more flexible currency policy, greater fluctuation of the RMB against the U.S. dollar could result.

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Our revenues and costs are mostly denominated in RMB, and a significant portion of our financial assets are also denominated in RMB. Any significant fluctuations in the exchange rate between the RMB and the U.S. dollar may materially adversely affect our cash flows, revenues, earnings and financial position, and the amount of and any dividends we may pay on our shares in U.S. dollars. Fluctuations in the exchange rate between the RMB and the U.S. dollar could also result in foreign currency translation losses for financial reporting purposes. Additionally, the adjusted net income targets for purposes of determining the earnout payments pursuant to the Exchange Agreement are based on the U.S. dollar-RMB exchange rate as of June 30, 2015, so any continued depreciating in the Chinese currency will make it easier for these targets to be met and the Escrow Shares to be released as earnout payments.

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

If you are a U.S. holder of our ordinary shares, you will be taxed on the U.S. dollar value of your dividends, if any, at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency such as the RMB, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the spot rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

Future inflation in China may inhibit economic activity and adversely affect the Company’s operations.

The Chinese economy has experienced periods of rapid expansion in recent years which can lead to high rates of inflation or deflation. This has caused the PRC government to, from time to time, enact various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the PRC government to once again impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China. Any action on the part of the PRC government that seeks to control credit and/or prices may adversely affect the Company’s business operations.

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PRC laws and regulations have established more complex procedures for certain acquisitions of Chinese companies by foreign investors, which could make it more difficult for the Company to pursue growth through acquisitions in China.

Further to the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the New M&A Rules, the Anti-monopoly Law of the PRC, the Rules of Ministry of Commerce on Implementation of Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors promulgated by MOFCOM or the MOFCOM Security Review Rules, was issued in August 2011, which established additional procedures and requirements that are expected to make merger and acquisition activities in China by foreign investors more time-consuming and complex, including requirements in some instances that MOFCOM be notified in advance of any change of control transaction in which a foreign investor takes control of a PRC enterprise, or that the approval from MOFCOM be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies. PRC laws and regulations also require certain merger and acquisition transactions to be subject to merger control review and or security review.

The MOFCOM Security Review Rules, effective from September 1, 2011, which implement the Notice of the General Office of the State Council on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors promulgated on February 3, 2011, further provide that, when deciding whether a specific merger or acquisition of a domestic enterprise by foreign investors is subject to the security review by MOFCOM, the principle of substance over form should be applied and foreign investors are prohibited from bypassing the security review requirement by structuring transactions through proxies, trusts, indirect investments, leases, loans, control through agreements control or offshore transactions.

Further, if the business of any target company that the Company seeks to acquire falls into the scope of security review, the Company may not be able to successfully acquire such company either by equity or asset acquisition, capital contribution or through any VIE Agreement. The Company may grow its business in part by acquiring other companies operating in its industry. Complying with the requirements of the relevant regulations to complete such transactions could be time consuming, and any required approval processes, including approval from MOFCOM, may delay or inhibit its ability to complete such transactions, which could affect its ability to maintain or expand its market share.

In addition, SAFE promulgated the Circular on the Settlement of Foreign Currency Capital of Foreign-invested Enterprises, or Circular 19, on June 1, 2015. Under Circular 19, registered capital of a foreign-invested company settled in RMB converted from foreign currencies may only be used within the business scope approved by the applicable governmental authority and the equity investments in the PRC made by the foreign-invested company shall be subject to the relevant laws and regulations about the foreign-invested company’s reinvestment in the PRC. In addition, foreign-invested companies cannot use such capital to make the investments on securities, and cannot use such capital to issue the entrusted RMB loans (except approved in its business scope), repay the RMB loans between the enterprises and the ones which have been transferred to the third party. Circular 19 may significantly limit our ability to effectively use the proceeds from future financing activities as the Chinese subsidiaries may not convert the funds received from us in foreign currencies into RMB, which may adversely affect their liquidity and our ability to fund and expand our business in the PRC.

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Failure to comply with the United States Foreign Corrupt Practices Act and Chinese anti-corruption laws could subject us to penalties and other adverse consequences.

As our shares are listed on Nasdaq, we are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Non-U.S. companies, including some that may compete with us, may not be subject to these prohibitions. In addition, in 2012, the central government of the PRC commenced a far-reaching campaign against corruption. That ongoing campaign involves aggressive enforcement of existing Chinese anti-corruption laws. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices may occur from time-to-time in the PRC. Our employees or other agents may engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

SEC administrative proceedings against the China affiliates of multi-national accounting firms, and/or any related adverse regulatory development in the PRC, may result in our financial statements being determined to not be in compliance with the requirements of the Exchange Act of 1934, as amended, or the Exchange Act.

In December 2012, the SEC brought administrative proceedings against five major accounting firms in China alleging that they had refused to produce audit work papers and other documents related to certain other China-based companies under investigation by the SEC. On January 22, 2014, an initial administrative law decision was issued, censuring these accounting firms and suspending four of these firms from practicing before the SEC for a period of six months. The decision is neither final nor legally effective unless and until reviewed and approved by the SEC. On February 12, 2014, four of these PRC-based accounting firms appealed to the SEC against this decision. In February 2015, each of the four PRC-based accounting firms agreed to a censure and to pay a fine to the SEC to settle the dispute and avoid suspension of their ability to practice before the SEC. The settlement requires the firms to follow detailed procedures to seek to provide the SEC with access to Chinese firms’ audit documents via the Chinese Securities Regulatory Commission. If the firms do not follow these procedures, the SEC could restart the administrative proceedings.

In the event that the SEC restarts the administrative proceedings or initiates new proceedings against other firms, depending upon the final outcome, listed companies in the United States with major PRC operations may find it difficult or impossible to retain auditors in respect of their operations in the PRC, which could result in financial statements being determined to not be in compliance with the requirements of the Exchange Act, including possible delisting. Moreover, any negative news about the proceedings against these audit firms may cause investor uncertainty regarding China-based, United States-listed companies and the market price of our shares may be adversely affected.

If our independent registered public accounting firm was denied, even temporarily, the ability to practice before the SEC and we were unable to timely find another registered public accounting firm to audit and issue an opinion on our financial statements, our financial statements could be determined not to be in compliance with the requirements of the Exchange Act. Such a determination could ultimately lead to our delisting from Nasdaq or deregistration from the SEC, or both, which would substantially reduce or effectively terminate the trading of our shares in the United States.

Our management may have to expend time and resources becoming familiar with United States securities laws, which could lead to various regulatory issues.

Management of the Company has limited familiarity with United States securities laws. They may have to expend time and resources becoming more familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues, which may adversely affect our operations.

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If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations and our reputation and could result in a loss of your investment in our shares, especially if such matter cannot be addressed and resolved favorably.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our company and our business. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend the Company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our Company and business operations will be severely hampered and your investment in our stock could be rendered worthless.

The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC.

Our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act. Our SEC filings and other disclosure and public pronouncements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure in our SEC reports and other filings are not subject to the review by CSRC, a PRC regulator that is tasked with oversight of the capital markets in China. Accordingly, you should review our SEC reports, filings and our other public pronouncements with the understanding that no local regulator has done any review of our Company, our SEC reports, other filings or any of our other public pronouncements.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the accompanying financial statements and related notes filed herewith as Exhibits 99.1 and 99.2. The following discussion contains forward-looking statements that reflect the Company’s future plans, estimates, beliefs and expected performance. The forward-looking statements are dependent upon events, risks and uncertainties that may be outside the Company’s control. The Company’s actual results could differ materially from those discussed in these forward-looking statements. Please read “Risk Factors” and “Forward-Looking Statements.” In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur.

Overview

Adrie is a business company formed under the laws of British Virgin Islands (“BVI”) on November 19, 2014 as a holding company for Feng Hui Financial Group, which in turn owns 100% of the issued and outstanding equity interests in each of XWFOE and Consulting. Consulting is party to certain variable interest entity contracts with the shareholders of Feng Hui, pursuant to which the profits of Feng Hui are paid to Consulting.

Until August 1, 2015, Adrie conducted its business solely through Feng Hui, its variable interest entity. Pursuant to the recently completed Business Combination, Adrie became a wholly-owned subsidiary of DT Asia with DT adopting Adrie and its consolidated subsidiaries and variable interest entity’s business going forward and reporting Adrie’s historical consolidated financial statements on future SEC filings as those of the continuing company. Therefore, we refer to Adrie and its consolidated subsidiaries and variable interest entity collectively as the “Company.”

Feng Hui, a company established in June 12, 2009 under the laws of China was the only operation of Adrie until August 1, 2015 when Consulting commenced its business operation. With business operations in Urumqi City, Xinjiang Province, China, Feng Hui is a leading direct lending non-bank financial services provider mainly serving MSMEs, farmers and individuals in Xinjiang Province, China. Feng Hui provides short term loans to MSME clients based upon their needs and qualifications.

As of March 31, 2016, Feng Hui is one of the top direct lending operations in Xinjiang Province in terms of registered capital and loans receivables according to data from the PBOC. Feng Hui typically provides MSMEs, family-run businesses, farmers and individual borrowers with working capital and bridge financing support, primarily through means of short-term loans based upon their needs and qualifications.

In line with its business environment and funding demands, as well as the risk minimization requirements and increase adaptability to the changes in economy and industry, the Company’s mandate is to maintain loan facilities that are small in size and short term and to diversify its customer base into multiple industries.

In addition to loan origination and servicing, the Company leverages its strength to provide its customers with financing-related value-added services, tailored financing solutions and advisory services on finance and tax management.

The following are some key measures of the Company’s direct lending operations:

●	During the first three months of 2016, the Company’s average loan size decreased $0.1 million, or 11.4%, to $0.77 million, compared to the average loan size of $0.87 million and $1.05 million during the years ended December 31, 2015 and 2014, respectively, having size of loans range from $4.8 thousand to $3.5 million. Pursuant to China’s PBOC requirement on Management of Small-Amount Loan, any loan extended by a direct lender to a single client shall not exceed 5% of its net assets. The Company’s internal guidelines provide that any loan extended to a single client may not exceed 5% of Feng Hui’s paid-in capital, which results in a current maximum loan size of approximately $4.7 million. Since its inception, the Company’s average amount of loan has remained at $0.6 million, with the size of loans ranging from $786 to $3.5 million.

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●	During the first three months of 2016, the Company issued 108 loans compared to 273 and 195 loans issued during the year ended December 31, 2015 and 2014, respectively.

●	Instead of issuing loan facilities of one year and longer as in banks and other financial institutions, the Company has been providing its customers with loans of one year and shorter durations. The average term of loans issued during the first three months of 2016 was 5.1 months, a decrease of 1.3 months as compared to the average term of 6.4 months during the year ended December 31, 2015.

●	The Company attempts to spread its industry risk and to avoid over reliance on any particular industry by diversifying its customer base into several industries. As of March 31, 2016, the Company’s business covered more than eight industries with no single industry representing more than 39% of our business. The industries covered include Commerce and Trade, Real Estates, Energy and Mining, Agriculture, Manufacturing, Supply Chain Financing, Service and Others.

Credit risks, including customer defaults from the direct lending business is inherent in the Company’s principal business. The Company’s credit evaluation and risk management system was developed based upon its extensive experience in serving MSMEs and allows it to effectively conduct its direct lending business with a very low default rate. From Feng Hui’s inception until March 31, 2016, the cumulative bad debt was $1.0 million representing less than 0.11% of the aggregate principal amount of loans during the period.

Five-Level review

Prior to the approval of any loan, the Company conducts a thorough and stringent “Five-Level Review” focusing on evaluations of solvency, loan repayment ability, creditworthiness and collateral.

Risk Management System

The Company’s risk management system, based upon its unique “Dual Manager Loan Approval Policy”, has proven to be very practical and efficient given the limitations in the early-stage of the current credit system in China. While the Company is highly cautious with application review during the loan approval process, its post loan closing risk management is even more stringent. This should not only reduce potential losses due to deterioration of business operation and financial position of the borrowers, but also allow the Company to proactively act on any negative sign from customers as well as from the industry as a whole on a timely basis.

Interest Collection on a Monthly Basis

As all of the Company’s loan facilities have terms of less than one year, interest is collected on a monthly basis. Interest collection is used as a key performance indicator of the Loan Service Department. In addition, the Risk Management Department reassesses the risk profile of each customer every month. The results of the assessment, along with that the interest collection are used as performance assessment indicators of loan service staff members. While accelerating the turnover and improving the efficiency of the capital base, it helps ensuring that the account managers track the business operation and financial position of their customers on a monthly basis to enable near real time monitoring of the loan facilities.

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5-Category Classification and Management

The Company maintains a 5-category management system to classify its loan customers. For each category, it takes specific measures to reduce default risks. As a result of the strict loan approval process, the monthly interest collection and other post loan closing monitoring actions, the Company is able to ensure satisfactory quality of its loan assets. As of March 31, 2016, the 5-category classification is as follows:

	Loan balance as of March 31 (USD in millions)	Loan balance as of December 31 (USD in millions)
Category	2016	2015	2014	Actions
Pass	137.1	126.2	130.8	Track doubtful factors; enhance risk alerting.
Special Mention	—	—	—	Request additional guarantees, or mortgages for loans with insufficient or zero guarantee or mortgage
Substandard	13.0	14.7	1.7	Enhance collection of principal and interest; track changes to mortgages or pledges; shorten loan terms; initiate debt restructuring, if necessary
Doubtful	—	—	0.6	Resort to legal actions; exert rights over the mortgages or pledges; be alerted on any possible asset loss of the borrower
Loss	—	*	—	Declare creditor’s rights in full amount; take part in the liquidation process to minimize losses

*	The Company recognized $642,178 in charge-offs for the period ended December 31, 2015 which have already been removed from the loan balance for the period.

Loan Categorization at the Company

The Company’s unique risk management and control model is based on its well-established risk management system and strong execution capability. This risk management system is the core competence of the Company, something that is difficult for competitors to duplicate or surpass.

In view of its risk management edge and the special role of risk management itself, the Company has upgraded its risk management department into the Company’s Risk Management Center and appointed a chief risk management advisor. In addition to serving the Company itself, the Company’s Risk Management Center is also planning to provide risk management outsourcing service to peer direct lending companies. Leveraging its strength in risk management, the Company is further enhancing its penetration and significantly influence over the direct lending business industry across China.

Provision for loan losses increased by $1.8 million to $1.8 million during the first three months in 2016 as compared to the same period in 2015, and increased by $1.6 million, or 270.7%, to $2.2 million for the year ended December 31, 2015, as compared to $0.6 million for the year ended December 31, 2014. These increases in provision for loan losses were mainly attributable to some of the delinquent loans and interest receivable during these periods in which the Company has increased provision percentages and amounts to reflect the repayments expected to be provided by the collateral, pledged assets and guarantees, which weakened as a result of legal proceedings and difficulties in enforcing the collateral and guarantees for four cases that management believes are isolated and involve unique circumstances not indicative of systemic issues. As of May 15, 2016, 30% of the delinquent amount have been collected.

The Company’s net interest income, which consists primarily of direct lending interest income and financial advisory fees, was $5.6 million for the three months ended March 31, which is basically unchanged from the same period in 2015 even with the increase in total interest and fee income which was mainly caused by the above-mentioned provision for loan losses. For that reason net income decreased by $0.1 million to $3.7 million for the three months ended March 31, 2016 from $3.8 million for the same period in 2015. Net interest income was $22.1 million for the year ended December 31, 2015, representing an increase of $5.7 million, or 34.8%, from $16.4 million for the year ended December 31, 2014 which was mainly caused by the increase in registered capital in September 2014 and the leveraging effect. For the same reason, the net income for the year ended December 31, 2015 was $14.3 million, representing an increase of $3.0 million, or 26.0%, from $11.3 million for the year ended December 31, 2014.

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Key Factors that Affect Operating Results

The Company is located in the Economic Technological Development Zone of Urumqi, one of the cities in northwestern China that most significantly benefits under the New Silk Road (One Belt, One Road) initiative. The Company’s management believes that this initiative will bring new investment opportunities and business activities into Urumqi over the next ten years at the minimum, and the demand for capital and loan facilities should be significantly higher than before the initiative.

Although the PRC economy has grown in recent years, the pace of growth has slowed, and even that rate of growth may not continue. According to the National Bureau of Statistics in China (“NBS”), the annual rate of growth in the PRC declined from 7.7% in 2013 to 7.4% in 2014, and 6.9% in 2015, and the annual rate of growth in Xinjiang Province has declined from 11.0% in 2013 to 10.0% in 2014 and 8.8% in 2015. A further slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC may materially reduce the demand for the Company’s direct lending service and may have a materially adverse effect on its business.

Our operating subsidiaries are incorporated, and our operations and assets are primarily located, in China. Accordingly, our results of operations, financial condition and prospects are affected by China’s economic and regulation conditions in the following factors: (a) an economic downturn in China or any regional market in China; (b) economic policies and initiatives undertaken by the Chinese government; (c) changes in the Chinese or regional business or regulatory environment affecting the MSMEs; (e) changes to prevailing market interest rates; (f) a higher rate of bankruptcy; and (f) the deterioration of the creditworthiness of MSMEs in general. Unfavorable changes could affect demand for services that we provide and could materially and adversely affect the results of operations. Although the Company has generally benefited from China’s economic growth and the policies to encourage lending to MSMEs, the Company is also affected by the complexity, uncertainties and changes in the Chinese economic conditions and regulations governing the non- banking financial industry.

The Company’s results of operations are also affected by the provision for loan losses which are a noncash item and represent an assessment of the risk of future loan losses. The amount of provisions or allowances has been recorded based on management’s assessment. The Company may increase or decrease the allowance for loan based on any such change of economic conditions and the change of management’s assessment. Any change in the allowance for loan losses would have an effect on our financial condition and results of operation.

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Results of Operations

Quarter Ended March 31, 2016 vs March 31, 2015 and Year Ended December 31, 2015 vs Year Ended December 31, 2014

	For Three Months Ended March 31,		Changes		For The Year Ended December 31,		Changes
	2016	2015	$	%	2015	2014	$	%
	(Unaudited)	(Unaudited)			(Audited)	(Audited)
Interest income
Interests and fees on loans	$8,612,548	$5,696,296	$2,916,252	51.2%	$27,641,209	$17,592,593	$10,048,616	57.1%
Interests and fees on loans-related parties	51,262	534,170	(482,908)	-90.4%	531,559	1,159,974	(628,415)	-54.2%
Interests on deposits with banks	2,276	1,408	868	61.6%	5,883	8,519	(2,636)	-30.9%
Total interest income	8,666,086	6,231,874	2,434,212	39.1%	28,178,651	18,761,086	9,417,565	50.2%

Interest expense
Interest expenses on short-term bank loans	(124,619)	(135,162)	10,543	-7.8%	(425,139)	(979,050)	553,911	-56.6%
Interest expenses and fees on secured loan	(723,502)	(484,832)	(238,670)	49.2%	(2,302,136)	(689,393)	(1,612,743)	233.9%
Interest expenses on loans from related parties	—	(34,638)	34,638	-100.0%	(61,542)	(98,775)	37,233	-37.7%
Interest expenses on loans from a cost investment investee	(463,777)	(35,263)	(428,514)	1215.2%	(1,101,871)	—	(1,101,871)	—
Total interest expense	(1,311,898)	(689,895)	(622,003)	90.2%	(3,890,688)	(1,767,218)	(2,123,470)	120.2%

(Provision) reversal for loan losses	(1,797,465)	22,013	(1,819,478)	-8265.5%	(2,166,110)	(584,348)	(1,581,762)	270.7%
Net interest income	5,556,723	5,563,992	(7,269)	-0.1%	22,121,853	16,409,520	5,712,333	34.8%

Non-interest income	95	13,393	(13,298)	-99.3%	13,212	—	13,212	—

Non-interest expense
Salaries and employee surcharge	(233,638)	(130,355)	(103,283)	79.2%	(917,159)	(604,223)	(312,936)	51.8%
Business taxes and surcharge	(371,475)	(350,069)	(21,406)	6.1%	(1,449,993)	(1,050,052)	(399,941)	38.1%
Other operating expenses	(344,738)	(393,547)	48,809	-12.4%	(2,790,192)	(1,349,142)	(1,441,050)	106.8%
Total non-interest expense	(949,851)	(873,971)	(75,880)	8.7%	(5,157,344)	(3,003,417)	(2,153,927)	71.7%

Income before tax	4,606,967	4,703,414	(96,447)	-2.1%	16,977,721	13,406,103	3,571,618	26.6%
Income tax expense	(918,672)	(863,554)	(55,118)	6.4%	(2,857,907)	(2,092,776)	(765,131)	36.6%
Net income	$3,688,295	$3,839,860	$(151,565)	-3.9%	$14,119,814	$11,313,327	$2,806,487	24.8%

Interest Income

The Company’s interest income consists of interest and fees on its direct lending loans, financial advisory fees and interest on deposits with banks. Total interest income increased by $2.4 million, or 39.1%, to $8.7 million for the three months ended March 31, 2016, compared to $6.2 million for the same period in 2015. Total interest income increased by $9.4 million, or 50.2%, to $28.1 million for the year ended December 31, 2015, compared to $18.8 million for the year ended December 31, 2014. The increase was primarily attributable to the Company issuing more loans after its paid-in capital increased by 100% in September 2014.

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The following table breaks down the components of interest income for the three months ended March 31, 2016 and 2015:

	For Three Months Ended
	March 31, 2016		March 31, 2015		Changes
	USD	% of Revenue	USD	% of Revenue	USD	%
Interests and fees on loans	$8,612,548	99.4%	$5,696,296	91.4%	$2,916,252	51.2%
Interests and fees on loans – related parties	51,262	0.6%	534,170	8.6%	(482,908)	-90.4%
Interests on deposits with banks	2,276	0.0%	1,408	0.0%	868	61.6%
Total	$8,666,086	100.0%	$6,231,874	100.0%	$2,434,212	39.1%

The following table breaks down the components of interest income for the years ended December 31, 2015 and 2014:

	Year Ended
	December 31, 2015		December 31, 2014		Changes
	USD	% of Revenue	USD	% of Revenue	USD	%
Interests and fees on loans	$27,641,209	98.1%	$17,592,593	93.8%	$10,048,616	57.1%
Interests and fees on loans – related parties	531,559	1.9%	1,159,974	6.2%	(628,415)	-54.2%
Interests on deposits with banks	5,883	0.0%	8,519	0.0%	(2,636)	-30.9%
Total	$28,178,651	100.0%	$18,761,086	100.0%	$9,417,565	50.2%

Interest Expense

The interest rates per annum on loans received ranged between 6.6% to 12.0% for the year ended December 31, 2015 and 2014, respectively.

Interest expense increased $0.6 million, or 90.2%, during the first three months in 2016 as compared to that of 2015, and increased $2.1 million, or 120.2%, in the year ended December 31, 2015 as compared to that of 2014. The former increase was due to the increase registered capital which leads to increased ability to borrow. The latter increase was mainly caused by the increase of interest expense on secured loans and loans from a cost investment investee of $1.6 million and $1.1 million respectively. As the ability to borrow strengthened in 2015 after the increase in registered capital, Feng Hui increased borrowing during the year ended December 31, 2015 to support its business development. Short term loans outstanding were $15.4 million as of December 31, 2015 as compared to $7.3 million in December 31, 2014. During the year ended December 31, 2015, the interest rate ranged from 7.8% to 12.0% as compared to 6.6% to 12.0% for the same period in 2014.

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Loans Receivable

The interest rates per annum on loans issued ranged between 8.0% to 24.0%, 8.0% to 24.0% and 10.0% to 26.4% for the three month period ended March 31, 2016, and the years ended December 31, 2015 and 2014, respectively.

Loans receivable consisted of the following as of March 31, 2016, December 31, 2015 and December 31, 2014:

	March 31, 2016	December 31, 2015	December 31, 2014
Business loans	$51,414,085	$41,794,907	$46,692,158
Personal loans	98,675,846	99,118,875	86,386,267
Total loans receivable	150,089,931	140,913,782	133,078,425
Allowance for loan losses
Collectively assessed	(1,475,191)	(1,401,061)	(1,330,784)
Individually assessed	(2,570,859)	(807,647)	—
Allowance for loan losses	(4,046,050)	(2,208,708)	(1,330,784)
Loans receivable, net	$146,043,881	$138,705,074	$131,747,641

The Company originates loans to customers located primarily in Urumqi. This geographic concentration of credit exposes the Company to a higher degree of risk associated with this economic region.

All loans are short-term loans that the Company has made to either business or individual (consists of sole proprietorship and individual) customers. As of December 31, 2015 and December 31, 2014, the Company had 36 and 30 business loan customers, and 125 and 65 personal loan customers, respectively and substantially all of those loan receivables are more than 100% secured, either guaranteed by a third party whose financial strength is assessed by the Company to be sufficient or secured by collateral.

For the years ended December 31, 2015 and 2014, a provision of $2.2 million and a provision of $0.6 million provision were recognized, respectively. The Company recognized $0.6 million of write-offs against the allowance in 2015 and no write-offs against the allowance in 2014.

Interest on loans receivable is accrued and credited to income as earned. The Company determines a loan’s past due status by the number of days that have elapsed since a borrower has failed to make a contractual loan payment. Accrual of interest is generally discontinued when either (i) reasonable doubt exists as to the full, timely collection of interest or principal or (ii) when a loan becomes past due by more than 90 days.

The following table presents nonaccrual loans with aging over 90 days by classes of loan portfolio as of March 31, 2016, December 31, 2015 and December 31, 2014:

	As of March 31, 2016	As of December 31, 2015	As of December 31, 2014
Business loans	$10,382,361	$10,468,752	$955,093
Personal loans	2,656,061	4,254,664	1,301,660
	$13,038,422	$14,723,416	$2,256,753

Substantially all of the loans issued were over 150% collateralized during the year ending December 31, 2015.

For the loans the Company holds that are secured, typically, guarantees can be categorized as either general guarantees or guarantees with joint and several liability. A general guarantee refers to a guarantee contract wherein the parties agree that the guarantor shall be liable only if the debtor defaults. A guarantee with joint and several liability refers to a guarantee contract wherein the parties agree that the guarantor and the debtor shall be jointly and severally liable. According to the Company’s loan management policy, the Company only accepts loans backed by guarantees with joint and several liability. Personal guarantees are uniform and have to satisfy the following criteria:

1.            Guarantor must be a citizen of the PRC, with a permanent address and full capacity to perform civil rights and undertake civil obligations.

2.            Guarantor must have legitimate and adequate incomes or assets to cover underlying loans.

3.            Guarantor must have a clean credit record and no criminal record.

4.            Guarantees offered to loans of one single borrower must be equal to or less than 60% of the guarantor’s net assets.

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The Company generally uses credit reports issued by the Credit Reference Center of CCRC for guarantors’ credit records, a nationwide uniformed approach for tracking corporate and individual credit records.

According to the Company’s loan extension policy, a one-time extension could be granted after obtaining a commitment letter from the guarantor agreeing to the loan extension and extending the guarantee’s duration. The guarantee is not transferable when the base loan is sold or transferred. In normal practice, the purchaser or transferee of the base loan would sign a new guarantee agreement or seek other collateral measures to secure the loan. Because the guarantee is an off-balance sheet arrangement, it is not accounted for by the Company. However, in determining the allowance for loan losses at each balance sheet date, the Company takes into consideration the ability and probability of the guarantor to repay the loan should the debtor default. In the determination of loan losses, the fact that the guarantee is provided by a related party or a third party does not weigh in the decision-making process.

Analysis of loans by collateral

The following table summarizes the Company’s loan portfolio by collateral as of March 31, 2016:

	Business loans	Personal loans	Total
Guarantee backed loans	$30,522,219	$20,755,420	$51,277,639
Pledged assets backed loans	10,155,983	73,989,829	84,145,812
Collateral backed loans	10,735,882	3,930,598	14,666,480
	$51,414,084	$98,675,847	$150,089,931

The following table summarizes the Company’s loan portfolio by collateral as of December 31, 2015:

	Business loans	Personal loans	Total
Guarantee backed loans	$16,505,692	$30,525,132	$47,030,824
Pledged assets backed loans	5,593,296	65,289,524	70,882,820
Collateral backed loans	19,695,919	3,304,219	23,000,138
	$41,794,907	$99,118,875	$140,913,782

Substantially all of the loans issued were over 150% collateralized during the year ended March 31, 2016.

Two guarantee backed loans with total principal of 9 million RMB were overdue after their maturity in 2015. Feng Hui first successfully sued the borrower and guarantor to validate its legal right to payment, but it still needed to collect the amounts that were past due. One loan with 5 million RMB of principal is in the enforcement stage at present. Another loan with 4 million RMB of principal was written off in 2015 based on the management’s judgment that the loan is not likely to be collected in a short term. However, Feng Hui will still pursue collection of this loan.

Three collateral backed loans with total principal of 56.7 million RMB were overdue after their maturity in 2015. The collateral covered 100% of the outstanding loan principal and interests. To accelerate collection and increase the liquidity of its assets, Feng Hui sold the creditor’s rights with respect to two loans with total principal of 56.1 million RMB to a related party in 2015. For the overdue loan with principal of 0.6 million RMB, Urumqi Shuimogou District Court issued a Notice of Execution on October 16, 2015, ordering the borrower to fulfill his obligations, and otherwise the court will carry out a compulsory execution in accordance with relevant laws. This case is currently at the enforcement stage.

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The following table summarizes the Company’s loan portfolio by collateral as of December 31, 2014:

	Business loans	Personal loans	Total
Guarantee backed loans	$4,930,036	$73,442,890	$78,372,926
Pledged assets backed loans	36,230,068	11,218,679	47,448,747
Collateral backed loans	5,532,054	1,724,698	7,256,752
	$46,692,158	$86,386,267	$133,078,425

Allowance for Loan Losses

The Company maintains the allowance for loan losses, as presented in its accompanying audited financial statements in accordance with U.S. GAAP, at a level it considers adequate to provide for losses that it reasonably anticipates. The Company’s management performs a quarterly evaluation of the adequacy of the allowance. The allowance is based on the Company’s past loan loss history, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revision as more information becomes available.

The allowance is calculated at a portfolio-level since the Company’s loan portfolio is generally comprised of smaller balance homogenous loans that are collectively evaluated for impairment.

For the purpose of calculating portfolio-level reserves, the Company groups its loans into two portfolio segments: business and personal. The majority of the personal loans were issued to sole proprietorship and partnership entities. The allowance consists of the combination of a quantitative assessment component based on statistical models, a retrospective evaluation of actual loss information compared to loss forecasts, and the value of collateral, and to the extent appropriate a qualitative component based on management judgment.

The Company considers qualitative factors such as current economic conditions and/or events in specific industries and geographical areas, including unemployment levels, trends in real estate values, peer comparisons, and other pertinent factors such as regulatory guidance. Finally, as appropriate, the Company also considers individual borrower circumstances and the condition and fair value of the loan collateral, if any.

In addition, the Company also calculates the provision amount as described below:

General Reserve — The General Reserve is based on the total loans receivable balance and to be used to cover unidentified probable loan loss.

Special Reserve — The Special Reserve covers losses due to risks related to a particular region, industry or type of loans. The Special Reserve rate, if any, is determined based on management estimate of loan collectability.

At the commencement of operations, the Company did not have a sufficient operating history to develop a reasonable estimation for its loan loss allowance. However, since 2013, the Company has been able to develop reasonable estimation for its loan loss allowance, and it’s consistent with the 1% general reserve plus special reserve.

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Since inception in 2009, the Company has been able to keep the loan loss under 1%. With the six years’ operating history and management team’s experience, management believes that the Company has the capabilities to gather reliable data. Furthermore, in 2016 Feng Hui has invested in a propriety Credit Risk Analytic Platform system to capture and to analyze such credit and loss data, which is currently undergoing pilot testing.

The Company has been using the 1% floor requirement as its peer and industry data since 2009, the 1% has proven to be a fair estimation and to date, the Company’s actual loan losses have not exceeded 1%.

Due to the fact that one of the major performance evaluation criteria of the senior management team is based on loan losses not exceeding 1%, such performance evaluation program as stipulated by the shareholders provides a natural and interactive validation and back test process for the 1% general allowance for loan loss estimate against actual loan losses. Since inception in 2009, the Company’s actual loan losses were being scrutinized and back tested by the board of directors shortly after the end of each year specifically focusing on whether the actual loan loss exceeds 1% of the loans receivable balance for each respective year for performance evaluation purpose. Until now, the board of directors has been satisfied with the actual results and the management has never been penalized for loan loss exceeding 1% of each of the respective year end loans receivable balance. From the back test result, the actual loan loss for 2013 and 2014 were Nil and for 2015 was $642,178 representing 0%, 0% and 0.45% of the respective loans receivable. Even though the back test results were a lot less than 1.00% in the past three years, the management believes that due to the fact that the company’s customers base is quite diversified into multiple industries, the general reserve is reasonably reflective of the incurred risk in loan losses within the region. Through the results of our validation, back test and performance evaluation processes, the management, will not only refine our current allowance for loan loss methodology, but also will improve our credit rating and approval process down to geography, industry and nature of collateral.

While the Company believes its management uses the best information available to make loan loss allowance evaluations, adjustments to the allowance may be necessary based on changes in economic and other conditions or changes in accounting guidance.

Provision for loan losses increased by $1.8 million to $1.8 million during the first three months in 2016 as compared to the same period in 2015, and increased by $1.6 million, or 270.7%, to $2.2 million for the year ended December 31, 2015, as compared to $0.6 million for the year ended December 31, 2014. These increases in provision for loan losses were mainly attributable to some of the delinquent loans and interest receivable during these periods, in which the Company has increased provision percentages and amounts to reflect the repayments expected to be provided by the collateral, pledged assets and guarantees, which weakened as a result of legal proceedings and difficulties in enforcing the collateral and guarantees for four cases that management believes are isolated and involve unique circumstances not indicative of systemic issues.

The following tables present the activity in the allowance for loan losses and related recorded investment in loans receivable by classes of the loans individually and collectively evaluated for impairment as of and for three months ended March 31, 2016, as well as the years ended December 31, 2015 and 2014:

As of and for the three months ended March 31, 2016

	Business loans	Personal loans	Total
Beginning balance	$1,053,579	$1,155,129	$2,208,708
Charge-offs	—	—	—
Provisions	1,595,502	201,963	1,797,465
Foreign currency translation	29,447	10,430	39,877
Ending balance	2,678,528	1,367,521	4,046,050
Ending balance: individually evaluated for impairment	2,186,250	384,609	2,570,859
Ending balance: collectively evaluated for impairment	$492,278	$982,912	$1,475,191

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As of and for the year ended December 31, 2015

	Business loans	Personal loans	Total
Beginning balance	$466,921	$863,863	$1,330,784
Charge-offs	(642,178)	—	(642,178)
Provisions	1,311,620	854,490	2,166,110
Write-off in loans sold to a related party	(32,109)	(502,986)	(535,095)
Foreign currency translation	(50,675)	(60,238)	110,913
Ending balance	1,053,579	1,155,129	2,208,708
Ending balance: individually evaluated for impairment	642,051	165,596	807,647
Ending balance: collectively evaluated for impairment	$411,528	$989,533	$1,401,061

As of and for the year ended December 31, 2014

	Business loans	Personal loans	Total
Beginning balance	$268,201	$482,363	$750,564
Charge-offs	—	—	—
Provisions	200,168	384,180	584,348
Foreign currency translation	(1,448)	(2,680)	(4,128)
Ending balance	466,921	863,863	1,330,784
Ending balance: individually evaluated for impairment	—	—	—
Ending balance: collectively evaluated for impairment	$466,921	$863,863	$1,330,784

The Company recognized one single loan charge-off with principal of $642,178 in 2015. The $535,095 write-off was in fact a recapture of previously accrued provision caused by sale of loans.

The facts of the $642,178 written-off loan is as follows:

On December 30, 2014, Luoyang Yongcheng Agricultural Machinery Manufacturing Co., Ltd. (“Luoyang Yongcheng”) borrowed 4,000,000 RMB from the Company. The loan was guaranteed by Yili Yoncheng Agricultural Equipment Manufacturing Group Co., Ltd. (“Yili Yongcheng”) and its legal representative Li Yongjun. The loan became due on June 30, 2015, and Luoyang Yongcheng failed to repay the loan principal and interest on time. The Company then submitted the dispute to Urumqi Railway Transportation Court to seek repayment from Luoyong Yongcheng and its guarantors. The court has accepted and heard the case. However, the borrower and its guarantors did not attend the court hearing. Through several investigations and communications, the Company found that Luoyong Yongcheng was in dissolution process, while neither its legal representative nor any other management personnel were reachable. Meanwhile, its guarantor Yili Yongcheng was in process of liquidation and another guarantor Li Yongjun had no material enforceable asset. After several attempts, the Company’s management believed that it was unlikely to collect payments from Luoyang Yongcheng or its guarantors, and decided to charge off the whole principal of 4,000,000 RMB ($642,178) at the end of 2015 pursuant to the Company’s strict policy for bad loan charge-off.

The loan to Luoyong Yongcheng was issued and managed in accordance with the Company’s loan management policy and risk management policy, and both Luoyang Yongcheng and its guarantors satisfied the Company’s requirements for borrowers and guarantors at the time of loan application and issuance. There was no difference between the underwriting of the charged-off loan and other loans that experienced no charge-offs. No change in underwriting and credit qualification process which led the charge-off. The Company’s management believed that the charge-off of $642,178, rather than caused by any changes in our underwriting standards, is more a result of specific unpredictable and uncontrollable events happened to borrower and its guarantors, together with changes in macroeconomic environment. Meanwhile, the Company has become more cautious to issue guarantee backed loans, and is shifting its loan portfolio to more collateral and pledge backed loans.

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The Company recognizes a charge-off when management determines that full repayment of a loan is not probable. The primary factor in making that determination is the potential outcome of a lawsuit against the delinquent debtor. The Company will recognize a charge-off when the Company loses contact with the delinquent borrower for more than nine months or when the court rules against the Company to seize the collateral asset of the delinquent debt from either the guarantor or borrower. In addition, when the recoverability of the delinquent debt is highly unlikely, the senior management team will go through a stringent procedure to approve a charge-off under the following circumstances, after exhausting all possible efforts according to the applicable laws:

1.            Debtor or guarantor declares bankruptcy, wind-up, dissolution or revocation, and terminate corporate status;

2.            The natural person debtor is deceased, or is deemed missing or deceased in accordance with the “Civil Law of the People’s Republic of China”;

3.            Debtor suffers huge losses as a result of major natural disasters or accidents, and is unable to obtain enough insurance compensation to cover its debts;

4.            Debtor violates criminal laws and receives legal penalty, while its properties are inadequate to cover delinquent payments and there is no other debtors sharing joint liabilities;

5.            Loans are delinquent more than two years after a court enforces the debtor and the guarantor to make repayments;

6.            In the event of liquidation of a debtor, residual values are inadequate to cover delinquent loans owed to the Company after settlement of liabilities owed to all senior creditors.

Even when any of the above circumstance occurs, the Company will exhaust all its efforts to recover payments prior to its decision to charge off a bad loan.

Non-Interest Expense

Non-interest expense mainly consisted of salary and benefits for employees, business tax and surcharges, office expenses, travel costs, entertainment expenses, depreciation of equipment, professional fees and office supplies. Non-interest expenses increased by $0.1 million, or 8.7%, to $1.0 million during the first three months in 2016, compared to $0.9 million for the same period in 2015 and increased by $2.2 million, or 71.7%, to $5.2 million for the year ended December 31, 2015, compared to $3.0 million for the year ended December 31, 2014. The increases were primarily attributed to the increase in salaries, professional fees, travel costs, entertainment expenses and depreciation expense resulting from the Company’s business expansion.

Income Taxes

As stipulated by the Taxation Law of PRC, Feng Hui is subject to PRC income tax rate of 25%. Feng Hui is a qualified enterprise engaged in industry under the Western Development Strategy and is therefore entitled to preferential tax rate of 15%.

Current income taxes are provided for in accordance with the laws of the relevant taxing authorities. As part of the process of preparing financial statements, Feng Hui is required to estimate its income taxes in each of the jurisdictions in which it operates. The Company accounts for income taxes using the liability method. Under this method, deferred income taxes are recognized for tax consequences in future years of differences between the tax bases of assets and liabilities and their reported amounts in the financial statements at each year-end and tax loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates applicable for the differences that are expected to affect taxable income.

The Company adopts a more likely than not threshold and a two-step approach for the tax position measurement and financial statement recognition. Under the two-step approach, the first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained, including resolution of related appeals or litigation process, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. As of December 31, 2015 and December 31, 2014, the Company did not have any uncertain tax position.

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The Company evaluates the level of authority for each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. For the years ended December 31, 2015 and 2014, the Company had no unrecognized tax benefits.

The Company does not anticipate any significant increase to its liability for unrecognized tax benefit within the next 12 months. The Company will classify interest and penalties related to income tax matters, if any, in income tax expense.

	For Three Months Ended March 31,		For the Year Ended December 31,
	2016	2015	2015	2014
Income tax expense is comprised of:
Current income tax	$1,145,651	$846,278	$3,132,831	$2,074,742
Deferred income tax (benefit)/expense	(226,979)	17,276	(274,924)	18,034
Total provision for income taxes	$918,672	$863,554	$2,857,907	$2,092,776

Deferred income taxes are recognized for tax consequences in future years of differences between the tax bases of assets and liabilities and their reported amounts in the financial statements at each year-end and tax loss carry forwards.

Income taxes increased by $0.1 million, or 6.4% to $0.9 million during the first three months in 2016 from under $0.9 million during the same period in 2015. The increase was mainly due to the new operation for Consulting which is not eligible for the preferential tax treatment. Consulting was organized in the second quarter of 2015 and started operations as of August 1, 2015 to provide risk management related consulting services to clients within the Company as well as other players in the industry. Since its inception through March 31, 2016, Consulting has provided consulting services to 164 clients. Consulting is subject to PRC income tax at a rate of 25%.

Income taxes increased by $0.8 million, or 36.6%, to $2.9 million for the year ended December 31, 2015, compared to $2.1 million for the year ended December 31, 2014. The increase was primarily attributed to the increase in taxable income.

Net Income

As a result of the above, net income decreased by over $0.1 million, or 3.9%, to $3.7 million for the first three months in 2016, compared to over $3.8 million for the same period in 2015, and increased by $2.8 million, or 24.8%, to $14.1 million for the year ended December 31, 2015, compared to $11.3 million for the year ended December 31, 2014.

Critical Accounting Policies and Estimates

Basis of Presentation

The consolidated financial statements of the Company and its subsidiaries and VIE are prepared and presented in accordance with U.S. GAAP and pursuant to the rules and regulations of the SEC.

All significant inter-company transactions and balances have been eliminated upon consolidation.

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Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, management reviews these estimates using the currently available information. Changes in facts and circumstances may cause the Company to revise its estimates. Significant accounting estimates reflected in the financial statements include: (i) the allowance for loan losses; (ii) accrual of estimated liabilities; (iii) contingencies and litigation; and (iv) deferred tax liabilities and assets.

Loan Impairment

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for corporate and personal loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral if the loan is collateral dependent.

An allowance for loan losses is established for an impaired loan if its carrying value exceeds its estimated fair value. Currently, estimated fair values of substantially all of the Company’s impaired loans are measured based on the estimated fair value of the loan’s collateral which approximates to the carrying value due to the short term nature of the loans.

Loans with modified terms are classified as troubled debt restructurings if the Company grants such borrowers concessions and it is deemed that those borrowers are experiencing financial difficulty. Concessions granted under a troubled debt restructuring generally involve a temporary below market rate reduction in interest rate or an extension of a loan’s stated maturity date. Non-accrual troubled debt restructurings are restored to accrual status if principal and interest payments, under the modified terms, are current for six consecutive months after modification. Loans classified as troubled debt restructurings are designated as impaired.

The Company allows a one-time loan extension based on an ancillary company policy with a period up to the original loan period, which is usually within twelve months. According to the Company’s loan management policy, granting an initial one-time extension requires a new underwriting and credit evaluation. Borrowers are required to submit an extension application 10 days before expiration of the original loan. Then the Company’s loan service department will investigate whether material changes have happened to the borrower’s business which may impact its repayment ability. The Company’s risk management department will reevaluate the loan. If the Company decides to grant a one-time extension, an extension agreement will be executed between the borrower and the Company, plus the Company requires that it receive a commitment letter from any guarantor, agreeing to the loan extension and extend the guarantee’s duration. In evaluating the extension and underwriting new loans, the Company will request that borrowers obtain guarantees from state-owned or public guarantee companies. The principal of the loan remains the same and the interest rate is fixed at the current interest rate at the time of extension.

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Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, service has been performed, the price is fixed or determinable and collection is reasonably assured, on the following:

1.            Interest income on loans. Interest on loan receivables is accrued monthly in accordance with their contractual terms and recorded in accrued interest receivable. The Company does not charge customers any penalty for prepayment of loans. Additionally, any previously accrued but uncollected interest is reversed and accrual is discontinued, when either (i) reasonable doubt exists as to the full, timely collection of interest or principal or (ii) when a loan becomes past due by more than 90 days.

2.            Consultancy services on loans. The Company receives fees from consultancy services in full at inception and records as unearned income before amortizing it throughout the period of services.

Foreign Currency Translation and Transactions

The reporting currency of the Company is United States Dollars (“$”), which is also the Company’s functional currency. The Company’s PRC subsidiaries and VIE maintain their books and records in its local currency, the Renminbi Yuan (“RMB”), which is their functional currencies as being the primary currency of the economic environment in which these entities operate.

Transactions in foreign currencies other than functional currencies are initially recorded at the functional currency rate ruling at the date of transaction. Any differences between the initially recorded amount and the settlement amount are recorded as a gain or loss on foreign currency transaction in the statements of income. Monetary assets and liabilities denominated in foreign currency are translated at the functional currency rate of exchange ruling at the balance sheet date. Any differences are taken to profit or loss as a gain or loss on foreign currency translation in the statements of income.

In accordance with ASC Topic 830, “Foreign Currency Matters,” the Company translated the assets and liabilities into US dollars using the rate of exchange prevailing at the applicable balance sheet date and the statements of income and cash flows are translated at an average rate during the reporting period, as set forth in the following tables. Adjustments resulting from the translation are recorded in investors’ equity as part of accumulated other comprehensive income.

	March 31,	December 31,
	2016	2015
Balance sheet items, except for equity accounts	6.4494	6.4917

	For the three months ended March 31,
	2015	2014
Items in the statements of income and comprehensive income, and statements of cash flows	6.5405	6.1444

	December 31,
	2015	2014
Balance sheet items, except for equity accounts	6.4917	6.1460

	For the Years Ended December 31,
	2015	2014
Items in the statements of income and comprehensive income, and statements of cash flows	6.2288	6.1457

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Income Taxes

The Company accounts for income taxes in accordance with FASB ASC Topic 740, “Income Taxes.” ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. The Company reduces deferred tax assets by a valuation allowance when, in the opinion of its management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized.

The Company adjusts deferred tax assets and liabilities for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no material effect on the Company’s combined financial statements for the year ended December 31, 2015.

Consolidation Policy

The Company has a consolidation policy in accordance with US GAAP under which there currently are three consolidation models for determining when a parent-subsidiary relationship is present, each based on the type of entity an enterprise is involved with. The three types of entities are: (1) voting entities, (2) variable interest entities (such as special purpose entities (SPEs)), and (3) QSPEs. Currently only (1) and (2) are applicable to the Company.

Voting Entities

Consolidation policy under US GAAP for voting entities was codified in 1959 with the issuance of a standard that requires an enterprise to consolidate an entity it unilaterally controls through majority voting interests. If no investor has the ability to control a voting entity, no one consolidates.

Variable Interest Entities

The model identified the characteristics of what the FASB termed a “variable interest entity” (VIE), an entity consolidated based on risks and rewards, to differentiate it from a “voting entity” — an entity that would continue to be evaluated for consolidation based on “voting control”.

Liquidity and Capital Resources

The Company has funded working capital and other capital requirements primarily by equity contribution from shareholders, cash flow from operations, short term bank loans and secured loans. Cash is required to repay debts, salaries, office expenses, income taxes and other operating expenses.

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The Company’s management believes that current levels of cash and cash flows from operations will be sufficient to meet its anticipated cash needs for at least the next 12 months. However, it may need additional cash resources in the future if it experiences changed business conditions or other developments, and may also need additional cash resources in the future if it wishes to pursue opportunities for investment, acquisition, strategic cooperation or other similar actions. If it is determined that the cash requirements exceed the Company’s amounts of cash and cash equivalents on hand, the Company may seek to issue debt or equity securities or obtain a credit facility.

The following summarizes the key components of the Company’s cash flows for three months ended March 31, 2016 and 2015, as well as the years ended December 31, 2015 and 2014:

	For Three Months Ended March 31,		For The Year Ended December 31,
	2016	2015	2015	2014
Net cash provided by operating activities	$6,430,524	$2,346,253	$15,942,204	$12,479,913
Net cash (used in) investing activities	(8,142,719)	(1,989,457)	(22,059,336)	(58,437,606)
Net cash provided by (used in) financing activities	(4,281,017)	784,532	13,023,453	45,751,802
Effect of exchange rate change on cash and cash equivalents	(166,808)	4,923	(289,852)	117,706
Net increase/(decrease) in cash and cash equivalents	$(6,160,020)	$1,146,251	$6,616,469	$(88,185)

Net cash provided by operating activities was approximately $15.9 million for the year ended December 31, 2015, an increase of $3.4 million from the $12.5 million net cash provided by operating activities for 2014. The change was mainly a result of an increase of $2.8 million in net income, an increase of $1.6 million in provision for loan losses, an increase of $0.2 million in interest and fee receivable, an increase of $0.2 million in other assets and an increase of $0.6 million in other current liabilities, which were offset by a decrease of $1.7 million and $0.3 million caused by the decrease of tax payable and deferred tax benefit, respectively.

Net cash used in investing activities was approximately $22.1 million for the year ended December 31, 2015, a decrease of $36.3 million from the $58.4 million used in investing activities for 2014. The change was primarily a result of an increase of $29.9 million in cash payments for originated loan disbursement and an increase of $4.0 million in payment for a cost method investment, which were more than offset by a decrease of $63.3 million and $6.7 million caused by repayment of loans from customers, and proceeds from disposal of loans receivable to a related party, respectively.

Net cash provided by financing activities for the year ended December 31, 2015 was approximately $13.0 million, a decrease of $32.8 million from $45.8 million for 2014. The decrease was primarily a result of a decrease of $32.1 million of cash for repayment of secured loans, a decrease of $1.7 million of cash provided by proceeds from short term bank borrowing, and a decrease of $48.7 million of cash provided by proceeds from issuing capital, partially offset by a net increase of $ 25.8 million of cash provided by proceeds from secured loans, $16.1 million of loans from a cost investment investee, a decrease in repayment of short term bank borrowings of $2.6 million and a decrease in payment of dividend of $5.3 million.

As of December 31, 2015, cash and cash equivalents of $6,732,601 were all denominated in RMB and held by the Company’s subsidiaries and the VIE in PRC, among which $6,004,080 was held by the VIE Feng Hui.

The RMB is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans. Currently, our PRC subsidiaries, which are wholly-foreign owned enterprises, may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of SAFE by complying with certain procedural requirements. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. Since a significant amount of our future revenue will continue to be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside of the PRC or pay dividends in foreign currencies to our shareholders. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE or banks and other relevant PRC governmental authorities.

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Certain net assets of Feng Hui are subject to restrictions due to the Pledge Agreement. Under the Pledge Agreement entered into between Feng Hui and China Great Wall Assets Management Co. Ltd (“Great Wall”) for the purpose of obtaining secured loans under ordinary course of business, Feng Hui shall pledge a portion of its loan receivables. According to the Property Law of the PRC, which was adopted at the 5th session of the Tenth National People’s Congress on March 16, 2007, after the receivables have been pledged, Feng Hui shall not transfer the receivables, unless it is otherwise agreed on by Great Wall.

There are certain restrictions related to the transfer of net assets by Feng Hui:

1.            According to the Corporate Law of the People’s Republic of China (2013 Amendment), before Feng Hui distributes dividends to its shareholders, it shall make up the losses of the previous year, if any, and draw common reserves. In addition, as agreed on the Exclusive Purchase Option Agreement between Feng Hui and Consulting, Feng Hui’s Shareholders’ General Meeting shall not approve any Profit Distribution Proposal, nor shall Feng Hui’s shareholders accept any distributed dividend without Consulting’s prior written consent.

2.            Feng Hui shall pay a business cooperation fee to Consulting. Pursuant to the Exclusive Business Cooperation Agreement entered into by Feng Hui and Consulting, the business cooperation fee provided by Feng Hui to Consulting shall be determined based on the complexity, time consumed, services content and value of services provided by Consulting. Unless the Exclusive Business Cooperation Agreement is determined to be in violation of any existing or future PRC laws, the payment of business cooperation fee by Feng Hui to Consulting is not subject to any restrictions at present.

3.            Feng Hui may not transfer its major assets. According to the Exclusive Purchase Option Agreement and Equity Pledge Agreement, Feng Hui shall not or assist its shareholders to transfer, mortgage or otherwise dispose of the lawful rights and interests to and in its assets, nor shall it or assist its shareholders to encumber its assets in any way that would affect Consulting’s security interests except under ordinary course of business of Feng Hui or upon prior written consent by Consulting.

4.            Feng Hui will offer loans to its clients when it engages in direct lending. According to Urumqi’s Micro-credit Lending Companies’ pilot operation issued by General Office of the People’s Government of Urumqi Municipality on June 9, 2009, the same borrower’s outstanding loan cannot exceed 5% of Feng Hui’s net capital.

There are certain restrictions related to any transfer of the Company’s assets to Feng Hui:

The Company may not be able to invest nor lend funds directly to Feng Hui. According to the Administration of Foreign Debts Tentative Procedures, promulgated jointly by the State Development Planning Commission (“SDPC”), the Ministry of Finance and the State Administration of Foreign Exchange (“SAFE”) on 8 January 2003, if Feng Hui plan to borrow medium- and long-term international commercial loans, it shall get approval of the SDPC; if Feng Hui plan to borrow short-term international commercial loans, the State shall implement administration of balance, the balance shall be verified by the SAFE. Given the procedures as mentioned above are too complicated in practice, alternatively, in order to fund the Chinese operations, the Company may fund foreign currency to Consulting or XWFOE through registered capital increase or loans, after Consulting or XWFOE has settled the foreign currency in a way permitted by Chinese law, they could offer loans to Feng Hui’s shareholders who can increase their investments in Feng Hui through increasing its registered capital.

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Provided the Company and Feng Hui are in compliance with the PRC laws, we do not believe that these restrictions are significant enough to impact the liquidity of the Company or Feng Hui.

Besides transferring cash through loans or dividends, Feng Hui may transfer cash to Consulting through a business cooperation fee in accordance with the Exclusive Business Cooperation Agreement entered into between Feng Hui and Consulting. Furthermore, additional cash could be funded to Feng Hui by increasing its registered capital.

Due to the fact that Feng Hui is only operating in China using local currency, and the VIE agreements are denominated in Chinese local currency, we do not believe that the impact of existing PRC foreign exchange regulations are significant enough to affect the payments receivable from, or payable to, Feng Hui.

There are differences between PRC GAAP and US GAAP when determining the amount of restricted net assets. Under US GAAP, restricted net assets of subsidiaries shall mean that amount of the registrant’s proportionate share of net assets (after intercompany eliminations) reflected in the balance sheets of its consolidated and unconsolidated subsidiaries as of the end of the most recent fiscal year which may not be transferred to the parent company in the form of loans, advances or cash dividends by the subsidiaries without the consent of a third party (i.e., lender, regulatory agency, foreign government, etc.). On the other hand, under PRC GAAP, restricted net assets only applies for non-profit entities, and shall mean the amount of the entity’s assets or their economic benefit that the use and/or timing of the use is restricted by the donor who offered the assets or by relevant laws and regulations.

In accordance with PRC regulations, the subsidiaries and VIE of China Lending Group in the PRC are required to provide a statutory reserve, which is appropriated from net income as reported in the Company’s statutory accounts. The Company is required to allocate 10% of its annual after-tax profit to the statutory reserve until such reserve has reached 50% of its respective registered capital based on the enterprise’s PRC statutory accounts. The statutory reserves can only be used for specific purposes and are not distributable as cash dividends. As of December 31, 2015 and 2014, statutory serves did not reach 50% of the Company’s registered capital. Under the applicable PRC laws and regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. For China Lending Group’s PRC subsidiaries and the VIE, differences between retained earnings pursuant to PRC accounting standards for distributable dividend purpose and retained earnings in accordance with US GAAP were $1,259,141 and $-153,511, respectively.

Commitments and Contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450 Sub topic 20, “Loss Contingencies”, the Company records accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

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Operating Lease

The Company leases its principal office under a lease agreement that qualifies as an operating lease. Payments made under operating leases are charged to the consolidated statements of income and comprehensive income on a straight line basis over the lease periods.

Legal Proceedings

As of December 31, 2015, the Company was involved in four lawsuits with its loan customers for claims with respect to delinquent balances totaling $5.34 million. These cases have been adjudicated by the Chinese courts in favor of the Company, and one of these cases with an aggregated claim of $92,426 is in the process of enforcement. The remaining three cases with an aggregated claim of $5.25 million have not been settled. There were no legal proceedings in which the Company was a party at December 31, 2014.

Risks

Credit Risk

Credit risk is one of the most significant risks for the Company’s business. Credit risk exposures arise principally in lending activities which is an off-balance sheet financial instrument.

Credit risk is controlled by the application of credit approvals, limits and monitoring procedures. The Company manages credit risk through in-house research and analysis of the Chinese economy and the underlying obligors and transaction structures. To minimize credit risk, the Company requires collateral in the form of rights to cash, securities or property and equipment.

The Company identifies credit risk collectively based on industry, geography and customer type. This information is monitored regularly by management.

In measuring the credit risk of lending loans to corporate customers, the Company mainly reflects the “probability of default” by the customer on its contractual obligations and considers the current financial position of the customer and the exposures to the customer and its likely future development. For individual customers, the Company uses standard approval procedures to manage credit risk for personal loans.

Liquidity Risk

The Company is also exposed to liquidity risk which is risk that it is unable to provide sufficient capital resources and liquidity to meet its commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, the Company will turn to other financial institutions and the owners to obtain short-term funding to meet the liquidity shortage.

Foreign Currency Risk

A majority of the Company’s operating activities and a significant portion of the Company’s assets and liabilities are denominated in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the PBOC or other authorized financial institutions at exchange rates quoted by PBOC. Approval of foreign currency payments by the PBOC or other regulatory institutions requires submitting a payment application form together with suppliers’ invoices and signed contracts. The value of RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of our ordinary shares immediately following consummation of the Business Combination on July 6, 2016.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

	After the Business Combination
	Number of Shares	%
Name and Address of Beneficial Owners(1)
Ruiheng Global Limited(2)	6,093,333	27.5%
Qi Wen(2)	6,093,333	27.5%
Yangwei Global Limited(3)	3,390,000	15.3%
Li Jingping(3)	3,390,000	15.3%
DeTiger Holdings Limited (DT Asia’s Sponsor)(4)(5)(6)	3,070,608	13.9%
Winnie Ng(4)(5)(6)	3,070,608	13.9%
Jiyi Global Investments Limited	1,980,000	8.9%
Zhan Zhao Limited	1,253,333	5.7%
Jason Kon Man Wong	25,000	*
Si Shen	—	*
Alain Vincent Fontaine	—	*
Stephen S.H. Chan	—	*
Zhang Jianfeng	—	*
Wang Hong	—	*
All directors and officers as a group (11 persons)	9,508,333	43.0%

*	Less than one percent
(1)	Unless otherwise indicated, the business address of each of the individuals is 11th Floor, Satellite Building, 473 Satellite Road, Economic Technological Development Zone, Urumqi, Xinjiang, China.
(2)	The shares held by Ruiheng Global Limited are beneficially owned by Ms. Qi Wen, the Chairwoman of the Board of Directors of the Company. Ms. Qi is the sole director and 100% owner of Ruiheng Global Limited and exercises voting and dispositive power over the shares held by such entity.
(3)	The shares held by Yangwei Global Limited are beneficially owned by Ms. Li Jingping, a director of the Company and the Company’s President and Chief Executive Officer. Ms. Li is the sole director and 100% owner of Yangwei Global Limited and exercises voting and dispositive power over the shares held by such entity.
(4)	The business address of each of the individuals is Room 703, 7/F., Beautiful Group Tower, 77 Connaught Road Central, Hong Kong.
(5)	The shares held by DeTiger Holdings Limited, DT Asia’s Sponsor, are beneficially owned by Ms. Winnie Lai Ling Ng. Ms. Ng is the sole director and 100% owner of DeTiger Holdings Limited and exercises voting and dispositive power over the shares held by such entity. Mr. Vincent Ng, Ms. Ng’s sister, is the Chief Executive Officer of DeTiger Holdings Limited.
(6)	In addition to 1,845,134 ordinary shares held by DeTiger Holdings Limited, DeTiger Holdings Limited holds 2,387,126 warrants that can be converted into 1,193,563 ordinary shares within 60 days and 319,119 rights that can be converted into 31,911 ordinary shares within 60 days. In connection with the closing of the Business Combination, DeTiger Holdings Limited agreed to transfer 1,000,000 warrants held by DeTiger Holdings Limited to transferees designated by Li Jingping, representative to the selling shareholders in the Business Combination. Such transfer has not occurred as of July 6, 2016.

Change of Control

As a result of the issuance of the shares pursuant to the Business Combination and related transactions, a change in control of the Company occurred as of July 6, 2016. Except as described in this Report, no arrangements or understandings exist among present or former controlling shareholders with respect to the election of members of our Board and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Below are the names of and certain information regarding the Company’s current executive officers and directors who were appointed effective as of the closing of the Business Combination:

Name	Age	Position	Company
Qi Wen	47	Chairwoman and Director	China Lending Corporation
Li Jingping	51	President, Chief Executive Officer and Director	China Lending Corporation
		General Manager	Urumqi Feng Hui Direct Lending Limited
Stephen S.H. Chan	57	Chief Financial Officer	China Lending Corporation
Zhang Jianfeng	50	Vice President	China Lending Corporation
		General Manager	Feng Hui Ding Xin (Beijing) Financial Consulting Limited
Wang Hong	44	Vice President	China Lending Corporation
		General Manager	Xinjiang Feng Hui Jingkai Direct Lending Limited
Zhou Quan	44	Vice President	China Lending Corporation
Qiao Yonggang	53	Chief Risk Management Advisor	China Lending Corporation
Wang Wen	35	Capital Market Director	China Lending Corporation
Si Shen	63	Independent Director	N/A
Jason Kon Man Wong	52	Independent Director	N/A
Alain Vincent Fontaine	61	Independent Director	N/A

Mr. Si Shen will serve as a Class I director, Ms. Qi Wen and Ms. Li Jingping will serve as Class II directors and Mr. Jason Kon Man Wong and MR. Alain Vincent Fontaine will serve as Class III directors. The member of Class I will serve as a director until our annual meeting in 2017, members of Class II will serve as directors until our annual meeting in 2018 and members of Class III will serve as directors until our annual meeting in 2019.

The principal occupation and business experience during the past five years for our executive officers and directors is as follows:

Ms. Qi Wen has been Feng Hui’s Chairman since 2009. Since 2002, Ms. Qi has been Founder and Chairman of Puzhao Technology Co., Ltd., a business group engaged in distribution, trading, warehousing, logistics, financial services, and recycled materials manufacturing. In addition to her positions as Chairman of Feng Hui and Puzhao Technology Co., Ltd., Ms. Qi also serves as Chairman of Xinjiang Puzhao Pawn Co., Ltd., Chairman of Xinjiang Investment Group Co., Ltd., and Chairman of Xinjiang Production and Construction Corps Auction Co., Ltd. Ms. Qi previously worked for 14 years at Shanghai Tire & Rubber Co., Ltd., spending 10 years as Director.

Ms. Li Jingping was appointed General Manager of Feng Hui in 2009. From 2000-2009, Ms. Li was Founder and Chairman of Jichen Financial Consultancy Co., Ltd., a financial planning and advisory service provider for business organizations in Xinjiang, China. Ms. Li has also worked for the Urumqi Municipal Mining Bureau.

Mr. Stephen S.H. Chan was appointed as Feng Hui Financial Group’s Chief Financial Officer in 2015. From 2013 to 2015, Mr. Chan served as an Executive Consultant for Ruger Consulting in Hong Kong, where he provided financial management, M&A, pre-IPO, and IPO consulting services to enterprises in Asia, Europe, and North America. Immediately prior to this, he spent one year as Chief Financial Officer and Chief Administration Officer for d.light design Inc., overseeing all financial management and reporting activities for the company. Mr. Chan also spent four years as CFO and Head of M&A for AAC Technologies from April 2008 to April 2012, overseeing all financial and reporting activities for the Hong Kong-listed multinational corporation. Mr. Chan also has experience in financial reporting activities for Flextronics, China BAK Battery, Inc., Niagara Machine Products Corporation, International Financial Data Services, Rhythms Canada Inc., Grey Island Systems International Inc., NRS Gold Realty and Property Management Ltd., and Interocean Enterprises Inc.

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Mr. Zhang Jianfeng was appointed as Managing Director of Feng Hui in 2014, legal representative of Consulting in 2015, and General Manager of Consulting in 2016. Prior to joining Feng Hui, Mr. Zhang was the Assistant Chairman for Xinjiang Shengxiong Energy Co., Ltd. from 2010-2014, Managing Director of Guoding Wenlue Investment (HK) Co., Ltd. from 2008-2010, and Vice General Manager of Guangdong Baoli Hua New Energy Co., Ltd. from 2003-2007. Prior to this, Mr. Zhang held management positions with Shenzhen Huaixin Corporate Investment Advisor Co., Ltd., Stone Securities, and China Everbright Bank Securities. He became a Certified Securities Analyst in 1999, and has 22 years of management and executive experience with financial and securities companies.

Ms. Wang Hong was appointed Vice General Manager of Operations for Feng Hui in 2015. Prior to joining Feng Hui, Ms. Wang spent seven years as General Manager of Xinjiang Rongtong Communication Technology Co., Ltd. and four years as Vice General Manager of Leon Technology Co., Ltd. Ms. Wang also has experience as Sales Director of the Xinjiang Branch of Pingan Insurance and Director of the Publicity Division for Urumqi Petrochemical Co., Ltd.

Mr. Zhou Quan was appointed Deputy General Manager for Feng Hui in 2015. As of January 1st, 2016, Mr. Zhou has terminated his employment with Feng Hui, and was appointed Vice General Manager for Consulting. Prior to joining Feng Hui in 2015, Mr. Zhou was a Chairman of a large financial guarantee company, involved in investment, M&A and financial analysis. He has over 20 years of experience in the financial industry, and he received a Bachelor’s in Economics, CPA, ACCA.

Mr. Qiao Yonggang has been in charge of business strategy and capital market operations as the Chief Risk Management Advisor for Consulting since 2014. From 2009-2014, Mr. Qiao was manager in the Risk Management Department for Feng Hui. Prior to joining Feng Hui, Mr. Qiao spent 27 years as a Loan Service Director for the Xinjiang Branch of the Agricultural Bank of China.

Ms. Wang Wen was appointed Feng Hui’s Capital Market Director in 2015. As of January 1st, 2016, Ms.Wang Wen has terminated her employment with Feng Hui, and was appointed Capital Market Director for Consulting. Prior to joining Feng Hui in 2015, Ms. Wang was a Data Analyst in the Economic Research Division for the U.S. Travel Association. From 2006-2011, Ms. Wang was a Lecturer in the Financial Engineering Department at Sichuan University. During her career, Ms. Wang has also worked for Shenzhen Securities Information Co., Ltd. and the Sichuan Branch of Industrial and Commercial Bank of China.

Mr. Si Shen is an Independent Director of the Company and serves as the chairman of our corporate governance and nominating committee. Mr. Shen is a senior economist, and he also holds the Master Degree in Economics and EMBA. He is a Graduate Student Mentor of the Fudan University. From October 2008 to May 2015, he worked as the Secretary of the Board of Directors, a Member of the Board of Directors, Managing Director, a Member of the Strategic Committee of the Board, and a Member of the Capital Management Committee in the Shanghai Pudong Development Bank. From June 1999 to October 2008, Mr. Shen was the Secretary of the Board of Directors, the Director of the Administrative Office of the Board, and the General Manager of the Strategic Development Division in Shanghai Pudong Development Bank. From September 1998 to June 1999, Mr. Shen served as the Deputy President in Shanghai Pudong Development Bank, Hangzhou Branch. From December 1996 to September 1998, he was a Deputy Director of the Department of Survey and Statistics of the People’s Bank of China. From 1984 to December 1996, Mr. Shen was the Deputy Director, the Deputy Director of Administrative Office, the Deputy Director of the Financial Administrative Division, and the Director of the Survey and Statistics Division of the Financial Research Institute of the People’s Bank of China, Zhejiang Branch. From July 1982 to December 1984, Mr. Shen served as the Deputy Director of the Teaching Affair Office at the Zhejiang Bank College. Since December 1977, he had been a student and then a teacher at the Yanbian University till June 1982. From March 1970 to December 1977, he served as an officer at the Finance and Trade Office and the Public Relation Department of the County Party Committee of Tuan County, Jilin Province. From March 1969 to March 1970, Mr. Shen was an educated youth working in Tuan County, Jilin Province. From July 1994, Mr. Shen studied as a graduate at the Zhejiang University majoring in Finance and got the Master of Economics with concentration on Finance in April 1997. From July 2004 to July 2006, Mr. Shen accomplished the joint training program by the Arizona State University and Shanghai National Accounting Institute, and obtained an EMBA. Mr. Shen served as the Council head of the Youth Financial Research Association of Zhejiang Province, the President of the Youth Financial Research Association of the SPDB, the Head and Mentor of the Postdoctoral Mobility Station of the SPDB and the Chairman of the Board Secretary Committee of the Listed Company Association of Shanghai since 1982.

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Mr. Jason Kon Man Wong has been one of our independent directors since our IPO, and serves as the chairman of our audit committee. Mr. Wong has served as a member of the board of directors of Whiz Partners Asia Ltd., an investment advisory company focused on assisting Japanese companies expand their business operations in Asia, since April 2013. He has also served as a member of the board of directors of Fortune Capital Group Ltd., an investment company, since 2000. Mr. Wong has been an independent and Non-Executive Director of Group Sense International Limited (HKSE: 601), a manufacturer of electronic dictionaries and other handheld information devices, since 2004. He has been the independent and Non-Executive Director and Chairman of Audit Committee of Neo-Neon Holdings Limited (HKSE: 1868), a decorative lighting company based in Hong Kong since November 2011. From May 2010 to November 2013, Mr. Wong was the Independent and Non-Executive director and Chairman of the Audit Committee of Polyard Petroleum International Group Limited (Hong Kong Stock Exchange Listed: 8011.hk), which mainly engages in the exploration, development and production of oil and gas, provision of professional technical services, and trading of petroleum-related products. From July 2009 to December 2011, he was the Independent Director and Chairman of Audit Committee of China Shen Zhou Mining & Resources, Inc. (American Stock Exchange Listed: SHZ). Prior to that, he was a financial consultant of Transpac Capital Limited, one of the largest and oldest private equity funds and venture capital funds in Asia, from 1993 to 2000. From 1992 to 1993, Mr. Wong was an auditor for Ernst & Young CPA, Hong Kong and was an auditor for Clay & Co. in the USA from 1989 to 1992. He has been a member of AICPA and HKICPA since 1992 and 1993, respectively. Mr. Wong graduated from the University of Hawaii at Manoa with a Bachelor’s degree in Accounting. We believe Mr. Wong is well-qualified to serve as a member of the board due to his listed company experience and experience as a fund manager, investment adviser as well as a member of American Institute of CPA (AICPA).

Mr. Alain Vincent Fontaine is an Independent Director of the Company and serves as the chairman of our compensation committee. Mr. Fontaine brings a mix of private equity investment experience and of operational management. Since September 2012, Mr. Fontaine has been a member of the advisory board of Ocean Equity Partners, a fund manager with several funds under management. He also currently serves as the Treasurer and an Executive Director of the Hong Kong Venture Capital and Private Equity Association (HKVCA) and he is a Non-Executive Director of Tsaker Chemical (1986.hk), a Chinese company listed on the SEHK. In 2000, Mr. Fontaine founded Investel Asia, a venture capital and private equity advisory firm, and was its Managing Director from 2004 to 2006 and again from 2008 to 2010. He is still an Executive Director of Investel. He was also the CEO of the Newcom Group in 2007 and 2008. Mr. Fontaine started his career in Canada and served various management positions at Bell Canada and its affiliates from 1979 to 1995 and, notably, in 1985, he became the founding President and COO of Bell Ardis, a joint venture between Motorola and BCE Mobile. Mr. Fontaine obtained a bachelor degree in Electrical Engineering from the University of Sherbrooke in Canada in 1979. He has been a member of the Order of Engineers of Québec, Canada since 1980.

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Classified Board of Directors

In accordance with our charter, our Board is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of shareholders) serving a three-year term.

Director Independence

Nasdaq listing standards require that a majority of our Board be independent as long as we are not a controlled company. Even if we elect to be a controlled company, a majority of our Board is independent. An “independent director” is defined under the Nasdaq rules generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that Messrs. Si Shen, Jason Kon Man Wong and Alain Vincent Fontaine are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Leadership Structure and Risk Oversight

The Board does not have a lead independent director. As of the consummation of the Business Combination, Ms. Li Jingping succeeded Mr. Cannon as our Chief Executive Officer and Ms. Qi Wen was appointed as Chairman of the Board.

Committees of the Board of Directors

The standing committees of our Board currently consists of an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee

We have established an audit committee of the board of directors. Messrs. Jason Kon Man Wong, Alain Vincent Fontaine, and Si Shen currently serve as members of our audit committee. Mr. Jason Kon Man Wong serves as chairman of the audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have three members of the audit committee, all of whom must be independent. Messrs. Jason Kon Man Wong, Alain Vincent Fontaine, and Si Shen are independent.

Each member of the audit committee is financially literate and our board of directors has determined that Mr. Jason Kon Man Wong qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

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We have adopted an audit committee charter, which details the responsibilities of the audit committee, including:

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

●	pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

●	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

●	setting clear hiring policies for employees or former employees of the independent auditors;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●	obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

●	reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

The members of our Compensation Committee are Messrs. Jason Kon Man Wong, Alan Vincent Fontaine and Si Shen. Mr. Alain Vincent Fontaine serves as chairman of the compensation committee. We have adopted a Compensation Committee charter, which details the principal functions of the Compensation Committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation in executive session at which the Chief Executive Officer is not present;

●	reviewing and approving the compensation of all of our other executive officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

●	producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

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The charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee will be responsible for, among other matters:

●	identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;

●	overseeing the organization of our board of directors to discharge the board’s duties and responsibilities properly and efficiently;

●	identifying best practices and recommending corporate governance principles; and

●	developing and recommending to our board of directors a set of corporate governance guidelines and principles applicable to us.

Our Corporate Governance and Nominating Committee will consist of Messrs. Jason Kon Man Wong, Alain Vincent Fontaine and Mr. Si Shen, with Mr. Si Shen serving as the chairman of the Corporate Governance and Nominating Committee.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our employees, including our chief executive officer, chief financial officer and principal accounting officer. Our Code of Ethics is available on our corporate website. If we amend or grant a waiver of one or more of the provisions of our Code of Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on our website at the above address.

Involvement in Certain Legal Proceedings

No executive officer or director of ours has been involved in the last ten years in any of the following:

●	Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

●	Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or

●	Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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EXECUTIVE COMPENSATION

DT Asia Executive Compensation

Other than as described below, none of DT Asia’s executive officers or directors received any cash compensation for services rendered. Since DT Asia’s Nasdaq listing date through the consummation of the Business Combination, DT Asia was obligated to pay DeTiger Holdings Limited (the “Sponsor”) a total of $10,000 per month for office space and administrative services, including secretarial support. This arrangement was agreed to for DT Asia’s benefit and was not intended to provide compensation in lieu of a salary. DT Asia believes that such fees are at least as favorable as it could have obtained from an unaffiliated third party for such services. Other than this $10,000 per month fee, no compensation of any kind, including finder’s and consulting fees, has been, or will be, paid to DT Asia’s initial shareholders or DT Asia’s executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the consummation of the Business Combination.

After the completion of the Business Combination, directors or members of DT Asia’s management team who remain with the Company may be paid consulting, management or other fees. Any compensation to be paid to DT Asia’s officers will be determined, or recommended to the board of directors for determination, by a compensation committee of the Company’s Board.

After the closing of the Business Combination, Mr. Jason Kon Man Wong continued as a director of the Company.

China Lending Group Executive Compensation

This section discusses the material components of the fiscal 2015 executive compensation program for China Lending Group’s named executive officers who are identified in the Summary Compensation Table below. This discussion may contain forward-looking statements that are based on China Lending Group’s current plans, considerations, expectations and determinations regarding future compensation programs.

Summary of Cash and Certain Other Compensation

China Lending Group has opted to comply with the executive compensation disclosure rules applicable to emerging growth companies, as DT Asia is an emerging growth company. The scaled down disclosure rules are those applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for China Lending Group’s principal executive officer and its two most highly compensated executive officers other than the principal executive officer whose total compensation for the fiscal year ended December 31, 2015 exceeded $100,000. Ms. Li Jingping is China Lending Group’s principal executive officer. During the fiscal year ended December 31, 2015, the two most highly compensated executive officers other than Ms. Li Jingping were Mr. Zhang Jianfeng and Ms. Wang Hong, China Lending Group’s Managing Director and Deputy General Manager, respectively. Ms. Li Jingping, Mr. Zhang and Ms. Wang Hong are referred to in this Report as China Lending Group’s named executive officers.

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The following table provides information regarding the compensation awarded to, or earned by, China Lending Group’s named executive officers for the fiscal year ended December 31, 2015 and the fiscal year ended December 31, 2014.

Summary Compensation Table

Name and principal position	Fiscal year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)(3)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Li Jingping General Manager	2015	60,505	21,995	—	—	—	—	—	82,500
	2014	18,708	7,778	—	—	—	—	—	26,487
Zhang Jianfeng Managing Director	2015	39,166	9,954	—	—	—	—	—	49,120
	2014	—	—	—	—	—	—	—	—
Wang Hong Deputy General Manager	2015	36,907	8,027	—	—	—	—	—	44,934
	2014	—	—	—	—	—	—	—	—

Employment Agreements and Other Arrangements with Named Executive Officers

Li Jingping and Feng Hui entered into an Employment Agreement dated as of July 1, 2009, which was renewed with amendments every year (referred to collectively as “Ms. Li’s Employment Agreement”).

Ms. Li’s Employment Agreement provides that she would serve as Feng Hui’s General Manager at a base salary of $60,505 and $18,708 for the year of 2015 and 2014, respectively, subject to annual increases as determined by Feng Hui’s board of directors in its discretion. Ms. Li’s Employment Agreement initially had a one year term, and is now renewable for successive one year periods unless either party has given the other 30 days’ notice prior to the expiration of the current period of its intention to terminate. Ms. Li’s Employment Agreement provides that she will be eligible to receive an annual bonus award based on Feng Hui’s performance. Ms. Li was granted a bonus of $21,995 and $7,778 for the year of 2015 and 2014, respectively.

If Ms. Li’s employment is terminated by Feng Hui for cause or by Ms. Li for any reason, either party should give the other 30 days’ notice, and Ms. Li will be entitled to receive her accrued but unpaid base salary to the date of termination and any benefits to which she is entitled under existing employee benefits plans. Other termination terms within Ms. Li’s Employment Agreement are in accordance to the Labor Law of the PRC.

Ms. Li’s Employment Agreement also contains confidentiality provisions, which are applicable for five years after she ceases employment, and noncompetition provisions, which are applicable for a period of two years following termination of employment.

Zhang Jianfeng and Feng Hui entered into an Employment Agreement dated as of December 1, 2014, which was renewed with amendments every year (referred to collectively as “Mr. Zhang’s Employment Agreement”). Mr. Zhang’s Employment Agreement provides that he would serve as Feng Hui’s Managing Director at a base salary of $39,166 for the year of 2015, subject to annual increases as determined by Feng Hui’s board of directors in its discretion. Mr. Zhang’s Employment Agreement initially had a one year term, and is now renewable for successive one year periods unless either party has given the other 30 days’ notice prior to the expiration of the current period of its intention to terminate. Mr. Zhang’s Employment Agreement provides that he will be eligible to receive an annual bonus award based on Feng Hui’s performance. Ms. Zhang was granted a bonus of $9,954 for the year of 2015.

Mr. Zhang’s Employment Agreement also contains confidentiality provisions, which are applicable for five years after he ceases employment, and noncompetition provisions, which are applicable for a period of two years following termination of employment.

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If Mr. Zhang’s employment is terminated by Feng Hui for cause or by Mr. Zhang for any reason, either party should give the other 30 days’ notice, and Mr. Zhang will be entitled to receive his accrued but unpaid base salary to the date of termination and any benefits to which he is entitled under existing employee benefits plans. Other termination terms within Mr. Zhang’s Employment Agreement are in accordance to the Labor Law of the PRC.

Wang Hong and Feng Hui entered into an Employment Agreement dated as of March 1, 2015, which was renewed with amendments every year (referred to collectively as “Ms. Wang’s Employment Agreement”).

Ms. Wang’s Employment Agreement provides that she would serve as Feng Hui’s Deputy General Manager at a base salary of $36,907 for the year of 2015, subject to annual increases as determined by Feng Hui’s board of directors in its discretion. Ms. Wang’s Employment Agreement initially had a one year term, and is now renewable for successive one year periods unless either party has given the other 30 days’ notice prior to the expiration of the current period of its intention to terminate. Ms. Wang’s Employment Agreement provides that she will be eligible to receive an annual bonus award based on Feng Hui’s performance. Ms. Wang was granted a bonus of $8,027 for the year of 2015.

Ms. Wang’s Employment Agreement also contains confidentiality provisions, which are applicable for five years after she ceases employment, and noncompetition provisions, which are applicable for a period of two years following termination of employment.

If Ms. Wang’s employment is terminated by Feng Hui for cause or by Ms. Wang for any reason, either party is required to give the other 30 days’ notice, and Ms. Wang will be entitled to receive her accrued but unpaid base salary to the date of termination and any benefits to which she is entitled under existing employee benefits plans. Other termination terms within Ms. Wang’s Employment Agreement with Consulting are in accordance to the Labor Law of the PRC.

2014 Director Compensation

No directors received directors’ fees for service during the fiscal year ended December 31, 2014, as they were all employees of China Lending Group. China Lending Group reimbursed all of its directors for their reasonable expenses (if any) incurred in attending meetings of the board of directors and committees of the board of directors. Ms. Li Jingping, the Company’s Chief Executive Officer, does not receive any additional compensation for her service as a director.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Overview

As a direct lender, the Company enters into lending and guarantee arrangements with related persons in the ordinary course of business.

Nature of relationships with related parties

Name	Relationships with the Company
Xinjiang Puzhao Technology Development Co., Ltd.	A non-controlling investor
Xinjiang Nolde Equity Investment Limited Partership	A non-controlling investor
Xinjiang Huajun Energy Saving Equipment Co., Ltd.	A non-controlling investor
Xinjiang Shuangcheng Equity Investment Co., Ltd.	A non-controlling investor
Xinjiang Yongji Commercial Trading Co., Ltd.	A non-controlling investor
Xinjiang Shenghe Dairy Co., Ltd.	A non-controlling investor
Xinjiang Ruide Lighting Co., Ltd.	A non-controlling investor
Xinjiang Puyuan Logistics Co., Ltd.	A non-controlling investor
Liu Yuanqing	A non-controlling investor
Guo Xiaoyan	A non-controlling investor
Chen Hong	A non-controlling investor
Zhang Jianfeng	A non-controlling investor
Ma Shiyao	A non-controlling investor
Xinjiang Xinrui Hongcheng Commercial Trading Co., Ltd.	A non-controlling investor
Xinjiang Ronghui Brother Investment Co.; Ltd	A non-controlling investor (until August 28, 2014)
Urumqi Changhe Credit Guarantee Co., Ltd	A non-controlling investor (until May 5, 2015)
Li Jingping	General manager of the Company and a non-controlling investor
Qi Wen	Legal representative of the Company and a non-controlling investor
Xinjiang Xinheng Guarantee Co., Ltd.	A related company of a non-controlling investor (until May 5, 2015)
Liu Shaohua	A management of a non-controlling investor (until May 5, 2015)
Pan Chunju	A management of a non-controlling investor
Li Yuehua	A management of a non-controlling investor (until August 28, 2014)
Zheng Yongde	A management of a non-controlling investor
Wang Xijuan	A management of a non-controlling investor
Han Guifen	A management of a non-controlling investor
Shi Xiaofang	A management of a non-controlling investor
Liu Peng	A management of a non-controlling investor (until August 28, 2014)
Wang Qing	A management of a non-controlling investor
Li Xincai	A management of a non-controlling investor
Shi Feng	A management of a non-controlling investor
Jin Cheng	A management of a non-controlling investor
Xinjiang Century Lily Financing Guarantee Co., Ltd.	A related company of a non-controlling investor
Turpan Zhongxin Microfinance Co., Ltd.	A related company of a non-controlling investor
Wujiaqu Zhongyin Huifeng Microfinance Co., Ltd.	A related company of a non-controlling investor
Xinjiang Fenghui Zhengxin Asset Management Co., Ltd.	A related company of non-controlling investors
Qiao Yonggang	Staff of the Company
Wang Hong	Staff of the Company

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Guarantees

The shareholders of the Company (including shareholders of Feng Hui) have actively supported the Company’s business by (1) referring their commercial and other contacts to the Company and (2) for most referrals, the referring shareholder will personally guarantee the borrowings of the customer he or she has referred to the Company. As of December 31, 2015 and December 31, 2014, 31.4% and 44.1% respectively, of the Company’s loans were guaranteed by shareholders. The percentage of Feng Hui’s loans that were so guaranteed has declined in recent years, and the Company expects that percentage to decline in the future as it expands its business using other marketing and loan origination strategies.

Guarantees provided by the Company’s shareholders to the Company in fiscal years ended December 31, 2015 and 2014 were as follows:

	For the Year Ended December 31,		December 31,
Investors	2015	2014	2015	2014
Xinjiang Puzhao Technology Development Co., Ltd.	$37,899,756	$17,270,612	$30,357,225	$17,269,769
Xinjiang Nolde Equity Investment Limited Partnership	—	5,154,824	—	4,772,210
Xinjiang Huajun Energy Saving Equipment Co., Ltd.	6,132,802	12,366,370	585,363	3,579,564
Xinjiang Shuangcheng Equity Investment Co., Ltd.	—	3,132,271	—	—
Xinjiang Yongji Commercial Trading Co., Ltd.	16,452,607	8,965,618	12,474,390	8,965,181
Xinjiang Shenghe Dairy Co., Ltd.	2,408,169	8,542,558	—	4,799,870
Xinjiang Ruide Lighting Co., Ltd.	2,729,258	7,354,736	—	7,354,377
Li Jingping	—	12,870,788	—	1,073,869
Liu Yuanqing	321,089	146,444	—	—
Qi Wen	907,077	7,395,415	870,342	7,395,054
Xinjiang XinruiHongcheng Commercial Trading Co., Ltd.	—	3,498,381	—	3,498,210
	$66,850,758	$86,698,017	$44,287,321	$58,708,104

-	Guarantees of the short-term bank loans of the Company provided by the Company’s investors were as follows:

Bank name	Loan amount	Term	Investors and related parties
Shanghai Pudong Development Bank	$3,254,149	From March 21, 2014 to March 21, 2015	Xinjiang Puzhao Technology Development Co., Ltd.
			Qi Wen
			Li Jingping
Shanghai Pudong Development Bank	$4,067,686	From April 15, 2014 to April 15, 2015	Xinjiang Puzhao Technology Development Co., Ltd.
			Qi Wen
			Li Jingping
	$7,321,835

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-	Guarantees of the secured loans and loans from a cost investment investee of the Company provided by investors and related parties of the Company were as follows:

Lender name	Loan amount	Term	Investors and related parties
China Great Wall Assets Management Co. Ltd.	$16,156,850	From August 25, 2014 to August 24, 2015	Xinjiang Puzhao Technology Development Co., Ltd.
			Xinjiang Huajun Energy Saving Equipment Co., Ltd.
			Qi Wen
China Great Wall Assets Management Co. Ltd.	$9,365,806	From May 22, 2015 to May 21, 2016	Xinjiang Puzhao Technology Development Co., Ltd.
			Xinjiang Huajun Energy Saving Equipment Co., Ltd.
			Qi Wen
			Li Jingping
			Zhao Ming
China Great Wall Assets Management Co. Ltd.	$15,373,476	From October 29, 2015 to October 28, 2016	Xinjiang Puzhao Technology Development Co., Ltd.
			Xinjiang Huajun Energy Saving Equipment Co., Ltd.
			Qi Wen
			Li Jingping
			Zhao Ming
Xinjiang Microcredit Refinancing Co., Ltd.	$770,214	From August 10, 2015 to August 9, 2016	Xinjiang Huajun Energy Saving Equipment Co., Ltd
Xinjiang Microcredit Refinancing Co., Ltd.	$770,214	From August 24, 2015 to August 23, 2016	Xinjiang Huajun Energy Saving Equipment Co., Ltd
Xinjiang Microcredit Refinancing Co., Ltd.	$3,080,857	From August 25, 2015 to August 24, 2016	Xinjiang Huajun Energy Saving Equipment Co., Ltd
Xinjiang Microcredit Refinancing Co., Ltd.	$3,080,857	From September 1, 2015 to August 31, 2016	Xinjiang Huajun Energy Saving Equipment Co., Ltd
Xinjiang Microcredit Refinancing Co., Ltd.	$7,702,143	From September 23, 2015 to September 22, 2016	Qi Wen
			Li Jing Ping
	$56,300,417

Loans to related parties

Loans to the investors and related parties of the Company, and outstanding balances were as follows:

	Loans to Related Parties During the Years Ended December 31,		Loans Receivable from Related Parties As Of December 31,
Related Party Name	2015	2014	2015	2014
Pan Chunju	$—	$3,286,851	$—	$976,245
Han Guifen	1,284,357	1,627,154	—	1,627,075
Shi Xiaofang	—	2,814,976	—	2,814,839
Wang Qing	—	1,537,660	—	—
Li Xincai	—	1,627,154	—	1,627,075
Shi Feng	—	1,627,154	—	1,627,075
Wang Hong	1,160,737	—	1,113,730	—
Li Yuehua	—	2,349,610	—	2,349,496
Liu Peng	—	1,301,723	—	1,301,660
	$2,445,094	$16,172,282	$1,113,730	$12,323,465

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Interest income derived from the above loans to related parties was $531,559 and $1,159,974 for the years ended December 31, 2015 and 2014, respectively. These loans were made in the normal course of the Company’s lending operation. The interest rates on the above loans ranged between 19.44% and 21.36% and 10% and 24% for the year ended December 31, 2015 and 2014, respectively. As of December 31, 2015 and 2014, a general allowance for loan losses of $11,137 and $123,235 was provided for the loans receivable from related parties.

Loans from a related party

Loans from a former investor of Feng Hui that were outstanding during the years ended December 31, 2015 and 2014 were as follows:

Creditor	Entrust Bank Name	Interest Rate	Term	Amount
Urumqi Changhe Financing Guarantee Co., Ltd.	China Merchants Bank	Fixed annual rate of 12%	From January 27, 2015 to December 26, 2015	$1,605,446

Urumqi Changhe Financing Guarantee Co., Ltd.	China Merchants Bank	Fixed annual rate of 12%	From April 11, 2014 to October 10, 2014	$1,627,154

During the year ended December 31, 2015 and 2014, China Merchants Bank granted Feng Hui loans which were entrusted by a former related party of Feng Hui, Urumqi Changhe Financing Guarantee Co., Ltd (“Changhe”), which was an investor of Feng Hui before May 5, 2015. The interest expense incurred on loans provided by Changhe when it was an investor of Feng Hui was $61,542 and $98,775 for the years ended December 31, 2015 and 2014, respectively. Feng Hui repaid all matured bank loans as of December 31, 2015. These loans were guaranteed by Qi Wen, Li Jingping and Xinjiang Xinheng Guarantee Co., Ltd.

Amount due from a related party

The following is a summary of amounts due from related parties as of December 31, 2015 and 2014:

	December 31,	December 31,
	2015	2014
Xinjiang Feng Hui Zhengxin Assets Management Co., Limited	$1,653,839	$—

Sale of loans receivable to a related party

On November 26, 2015, the Company sold loan receivables totaling RMB 56,100,000 (approximately $9,006,000) to Xinjiang Feng Hui Zhengxin Assets Management Co., Limited (“Zhengxin”) for RMB 56,100,000 (approximately $9,006,000) without recourse and received in return fixed cash payments totaling RMB 45,363,776 (approximately $7,282,000) as of December 31, 2015. The fair value of loan receivables at the time of sale was RMB 52,767,000 (approximately $8,471,000) and China Lending Group has recognized a capital gain of RMB 3,333,000 (approximately $535,000) in additional paid-in capital. As of December 31, 2015, the outstanding amount due from Zhengxin was RMB 10,736,224 (approximately $1,654,000), which was received from Zhengxin in January 2016.

VIE Agreements

Consulting, Feng Hui and/or Feng Hui’s shareholders have executed the following agreements and instruments, pursuant to which the Company, through its subsidiary, Consulting, controls Feng Hui: Equity Pledge Agreement, Exclusive Business Cooperation Agreement, Exclusive Purchase Option Agreement and Power of Attorney (“VIE Agreements”).

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DT Asia Related Person Transactions

As used in this Report, unless otherwise stated, the terms the “Company,” the “Registrant,” “we,” “us” and “our” refer to China Lending Corporation, giving effect to the Business Combination. In this section, reference to “DT Asia” means “DT Asia Investments Limited,” the public company whose securities were traded on the Nasdaq Capital Market prior to the Business Combination and before Adrie became its wholly-owned subsidiary.

In June 2014, DT Asia issued an aggregate of 1,725,000 founder shares to DT Asia’s initial shareholders for an aggregate purchase price of $25,000 in cash, or approximately $0.014 per share. On or about June 9, 2014, DT Asia’s Sponsor transferred 25,000 ordinary shares to each of DT Asia’s independent directors. On October 20, 2014, DT Asia’s Sponsor forfeited 9,985 founder shares as a result of the underwriters’ partial exercise of their over-allotment option in connection with DT Asia’s IPO.

DT Asia’s initial shareholders have agreed not to transfer, assign or sell any of the founder shares (except to certain permitted transferees) until, with respect to 50% of the founder shares, the earlier of (i) June 6, 2017 or (ii) the date on which the closing price of the Company’s ordinary shares equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after June 6, 2016, with respect to the remaining 50% of the founder shares, upon June 6, 2017, or earlier, in either case, if, subsequent to June 6, 2016, the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

DT Asia’s Sponsor purchased an aggregate of 319,119 insider units (including 290,000 insider units purchased in a private placement that occurred simultaneously with DT Asia’s IPO and 29,119 insider units purchased in connection with the underwriters’ partial exercise of their over-allotment option). In addition, DT Asia’s Sponsor purchased from DT Asia an aggregate of 2,058,007 sponsor warrants (including 1,800,000 sponsor warrants purchased at the closing of DT Asia’s IPO and 258,007 sponsor warrants purchased in connection with the underwriters’ exercise of its over-allotment option) at a price of $0.50 per warrant ($1,029,003.50 in the aggregate). DT Asia’s Sponsor has agreed not to transfer, assign or sell any of the sponsor warrants and their underlying shares and the shares included in the insider units and the respective ordinary shares underlying the rights and the warrants included in the insider units until August 5, 2016.

DT Asia’s Sponsor agreed, from the date that DT Asia’s securities were first listed on the Nasdaq Capital Market through June 6, 2016, to make available to DT Asia office space, utilities and secretarial and administrative services, as DT Asia may require from time to time. DT Asia has agreed to pay its Sponsor $10,000 per month for these services. However, this arrangement is solely for DT Asia’s benefit and is not intended to provide DT Asia’s Sponsor with compensation in lieu of salary. DT Asia believes, based on rents and fees for similar services in the Hong Kong metropolitan area, that the fee charged by DT Asia’s Sponsor is at least as favorable as DT Asia could have obtained from an unaffiliated person.

Other than the $10,000 per-month administrative fee as described above, reimbursement of any out-of-pocket expenses incurred in connection with activities on DT Asia’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to DT Asia’s Sponsor, officers or directors, or to any of their respective affiliates, prior to or with respect to the Business Combination (regardless of the type of transaction that it is). DT Asia’s independent directors will review on a quarterly basis all payments that were made to DT Asia’s Sponsor, officers, directors or their affiliates and will be responsible for reviewing and approving all related party transactions as defined under Item 404 of Regulation S-K, after reviewing each such transaction for potential conflicts of interests and other improprieties.

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Prior to DT Asia’s IPO, DT Asia’s Sponsor advanced to DT Asia an aggregate of $175,000 to cover expenses related to the offering. This advance was repaid in the full upon the consummation of DT Asia’s IPO.

On September 13, 2015, DT Asia issued a non-interest bearing convertible promissory note in the amount of up to $500,000 (the “Note”) to DeTiger Holdings Limited. On September 14, 2015, an initial drawdown of $300,000 was funded to DT Asia and subsequently the remaining $200,000 was drawn down. On December 1, 2015, the Note was amended to allow for an additional $400,000 to be drawn down. On February 5, 2016, the Note was further amended to allow for an additional $500,000 to be drawn down. Payment on all of the Note is due on January 6, 2017. Pursuant to the terms of the Note, until the maturity date, up to $1,400,000 can be drawn down in one or more installments of at least $1,000 each. On June 14, 2016, the Note was amended to allow for an additional $200,000 to be drawn down. The Company had drawn down a total amount of $1,600,000 as of June 20, 2016. We issued the Note in consideration for loans from the payee to fund the Company’s working capital requirements. Funds in the Trust Account (as defined in the Company’s amended and restated articles and memorandum of association) will not be used to repay any of the Note. The Note includes an option for up to $500,000 of the principal outstanding under the Note to be convertible, in whole or in part, at the payee’s election, upon the consummation of the Business Combination. Upon such election, up to $500,000 of the principal outstanding under the Note will convert into units, at a price of $10.00 per unit. These units will be identical to the private units issued in a private placement in connection with the Company’s IPO. As such, each unit will be comprised of one ordinary share, one right to receive one-tenth of one ordinary share upon consummation of a Business Combination, and one warrant to purchase one-half of an ordinary share at an exercise price of $12.00 per full share. On July 6, 2017, $100,000 of the $500,000 that is convertible into units was converted at a price of $10.00 per unit.

In connection with a Deed of Release dated December 17, 2015 executed among the Sponsor, Luck Key and Mr. Miao Yang, the Sponsor undertook to transfer to Mr. Miao 380,000 of the Sponsor’s ordinary shares of DT Asia. As a permitted transferee, Mr. Miao will be subject to the same restrictions as the other founder shares, as described above.

On April 1, 2016, DT Asia’s Sponsor deposited into the trust account approximately $96,000 (the “Contribution”), which amount was equal to $0.06 for each of the 1,604,406 public shares of DT Asia that were not redeemed in connection with the special meeting of shareholders to extend the termination date for DT Asia (the “Extension Meeting”). As a result of the Contribution and following redemption of the public shares in connection with the Extension Meeting, the pro rata portion of the funds available in the trust account for the public shares that were not redeemed increased from approximately $10.20 per share to approximately $10.26 per share.

After July 6, 2016, members of DT Asia’s management team who remain with the Company may be paid consulting, management or other fees from the Company with any and all amounts being fully disclosed to the Company’s shareholders, to the extent then known, and the payment of such fees will be up to the directors of the Company to determine executive and director compensation.

The Company has entered into a registration rights agreement with respect to the founder shares and insider units. Pursuant to the registration rights agreement, the initial shareholders will be entitled to registration rights with respect to their initial shares and the purchasers of the private units and sponsor warrants will be entitled to registration rights with respect to the private units and sponsor warrants (and underlying securities). The holders of the majority of the initial shares are entitled to demand that the Company register these shares at any time commencing April 6, 2017. The holders of the private units and sponsor warrants (or underlying securities) are entitled to demand that the Company register these securities at any time after July 6, 2016. In addition, the holders have certain “piggy-back” registration rights on registration statements filed after July 6, 2016.

Policies and Procedures for Related Person Transactions

In conjunction with the consummation of the Business Combination, our Board adopted a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. Our policy requires that a “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our general counsel any “related person transaction” (defined as any transaction that is reportable by us under Item 404(a) of Regulation S-K in which we are or will be a participant and the amount involved exceeds $120,000 and in which any related person has or will have a direct or indirect material interest) and all material facts with respect thereto. The general counsel will promptly communicate such information to our audit committee or another independent body of our Board. No related person transaction will be entered into without the approval or ratification of our audit committee or another independent body of our Board. It is our policy that directors interested in a related person transaction will recuse themselves from any such vote. Our policy does not specify the standards to be applied by our audit committee or another independent body of our Board in determining whether or not to approve or ratify a related person transaction, although such determinations will be made in accordance with BVI law.

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MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

DT Asia

Price Range of DT Asia Securities

Our units, ordinary shares, rights and warrants are currently listed on the Nasdaq Capital Market under the symbols “CADTU,” “CADT,” “CADTR” and “CADTW,” respectively. Our units commenced public trading on October 1, 2014; our ordinary shares, rights and warrants each commenced separate public trading on October 22, 2014.

The table below sets forth, for the calendar quarter indicated, the high and low bid prices of our units, ordinary shares, rights and warrants as reported on the Nasdaq for the period October 1, 2014 through July 5, 2016.

Period	Units		Ordinary Shares		Warrants		Rights
	Low	High	Low	High	Low	High	Low	High
2014:
Fourth Quarter	$9.71	$10.25	$9.66	$9.75	$0.12	$0.14	$0.22	$0.30
2015:
First Quarter	$9.79	$10.09	$9.65	$9.87	$0.09	$0.13	$0.16	$0.24
Second Quarter	$9.51	$10.39	$9.75	$10.25	$0.09	$0.17	$0.16	$0.31
Third Quarter	$10.02	$10.55	$9.90	$10.17	$0.08	$0.13	$0.13	$0.24
Fourth Quarter	$10.02	$10.55	$9.90	$10.07	$0.05	$0.13	$0.10	$0.27
2016:
First Quarter	$10.10	$10.60	$9.92	$10.15	$0.02	$0.13	$0.07	$0.22
Second Quarter	$10.25	$11.40	$8.60	$10.25	$0.04	$0.10	$0.14	$0.28
Third Quarter(1)	$10.53	$10.53	$8.50	$8.89	$0.08	$0.18	$0.17	$0.50

(1)	Through July 5, 2016.

After giving effect to the Business Combination on July 6, 2016, the Company had a total of 22 shareholders of record.

Dividend Policy of DT Asia

DT Asia has not paid any cash dividends on its ordinary shares to date. While the Company intends to pay quarterly cash dividends following the consummation of the Business Combination, such dividends will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions and will be within the discretion of our Board.

China Lending Group

Price Range of China Lending Group Securities

Historical market price information regarding China Lending Group is not provided because there is no, and never has been any, public market for China Lending Group’s ordinary shares.

China Lending Group has paid the following cash dividends during the past two years: 2014, $0.55 per share; 2015, $0.33 per share.

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DESCRIPTION OF SECURITIES

We are a company incorporated in the British Virgin Islands as a BVI business company (company number 1819503) and our affairs are governed by our charter, the BVI Business Companies Act, 2004, as amended, and the common law of the British Virgin Islands. We are authorized to issue an unlimited number of both ordinary shares of no par value and preferred shares of no par value.

Ordinary Shares

As of July 6, 2016, there were 22,312,474 ordinary shares outstanding. Under the BVI Business Companies Act, 2004, as amended, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our register of members. Our register of members is maintained by our transfer agent, Continental Stock Transfer & Trust Company. Our transfer agent has entered the name of Cede & Co. in our register of members as nominee for each of the respective public shareholders on the closing of the IPO. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands Courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the company to pay all costs of the application and any damages the applicant may have sustained.

At any general meeting on a show of hands every ordinary shareholder who is present in person (or, in the case of a shareholder being a corporation, by its duly authorized representative) or by proxy will have one vote for each share held on all matters to be voted on by shareholders. Voting at any meeting of the ordinary shareholders is by show of hands unless a poll is demanded. A poll may be demanded by shareholders present in person or by proxy if the shareholder disputes the outcome of the vote on a proposed resolution and the chairman shall cause a poll to be taken. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors (provided, that, holders of at least 75% of the shares can remove a director with or without cause). Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

In the event of a liquidation or winding up of the Company, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our shareholders with the redemption rights set forth above.

Founder Shares

The founder shares are identical to the other ordinary shares included in the public units, and holders of founder shares have the same shareholder rights as public shareholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, and (ii) our initial shareholders agreed to waive their rights to liquidating distribution with respect to their founder shares and public shares in connection with the consummation of the Business Combination.

Our initial shareholders have agreed not to transfer, assign or sell any of the founder shares (except to certain permitted transferees) until, with respect to 50% of the founder shares, the earlier of (i) one year after the date of the consummation of the Business Combination or (ii) the date on which the closing price of our ordinary shares equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Business Combination, with respect to the remaining 50% of the founder shares, upon one year after the date of the consummation of the Business Combination, or earlier, in either case, if, subsequent to the Business Combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. In connection with a Deed of Release dated December 17, 2015 executed among the Sponsor, Luck Key and Mr. Miao Yang, the Sponsor transferred to Mr. Miao 380,000 of the Sponsor’s ordinary shares of the Company at the closing of the Business Combination. As a permitted transferee, Mr. Miao are subject to the same restrictions as the other founder shares, as described above.

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Preferred Shares

Our charter authorizes the issuance without shareholder approval of an unlimited number of preferred shares divided into five classes, Class A through Class E, each with such designation, rights and preferences as are set out in the memorandum and articles of association or as may be determined by a resolution of our board of directors to amend the charter to create such designations, rights and preferences. We have five classes of preferred shares to give us flexibility as to the terms on which each class is issued. Accordingly, starting with five classes of preference shares will allow us to issue shares at different times on different terms. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights, which could adversely affect the voting power or other rights of the holders of ordinary shares. These preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us.

On July 6, 2016, in connection with of the Business Combination, we issued 715,000 shares of Series A Convertible Preferred Shares in the PIPE Offering (see Item 3.02 below). Although we do not currently intend to issue any preferred shares other than the preferred shares distributed as a result of the PIPE Offering, we may do so in the future.

The rights of preferred shareholders may only be amended by a resolution to amend our charter, provided such amendment is also approved by a separate resolution of a majority of the votes of preferred shareholders who being so entitled attend and vote at the class meeting of the relevant preferred class. If our preferred shareholders want us to hold a meeting of preferred shareholders (or of a class of preferred shareholders), they may requisition the directors to hold one upon the written request of preferred shareholders entitled to exercise at least 30 percent of the voting rights in respect of the matter (or class) for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above 30 percent.

Series A Convertible Preferred Shares

Pursuant to the terms of the Share Exchange Agreement, immediately prior to the consummation of the Business Combination, the Company consummated a private placement of 715,000 shares of newly created Series A Convertible Preferred Shares. The Series A Convertible Preferred Shares were sold at a purchase price of $12.00 per share and the Series A Convertible Preferred Shares are entitled to a dividend of 8% per annum. Each Series A Convertible Preferred Shares are convertible at any time into one ordinary share at an initial conversion price of $12.00 per share, subject to adjustment; provided, however that the Series A Convertible Preferred Shares shall automatically convert at such time that the average closing price of the ordinary shares is at least $16. Additionally, the Series A Convertible Preferred Shares shall be redeemed at $12.00 per share, plus accrued dividends, on the fifth anniversary of the date of issuance, or earlier upon the occurrence of certain reorganization events. In the event of any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, each holder of a Series A Convertible Preferred Shares shall be entitled to receive a liquidation preference of $12.00 per share, plus an amount equal to accumulated and unpaid dividends on such shares to (but excluding) the date fixed for liquidation, winding-up or dissolution to be paid out of the assets of the Company available for distribution to its members, after satisfaction of liabilities owed to the Company’s creditors and holders of any senior shares and before any payment or distribution is made to holders of any ordinary shares or other junior shares.

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Warrants

As of July 6, 2016, there are 9,239,961 warrants of the Company currently outstanding, of which 6,852,835 are public warrants and 2,387,126 are Sponsor warrants. Each public warrant entitles the registered holder to purchase one half of one ordinary share at a price of $12.00 per full share, subject to adjustment as discussed below, at any time commencing on the completion of the Business Combination. Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of shares. This means that only an even number of warrants may be exercised at any given time by a warrantholder. However, no public warrants will be exercisable for cash unless we have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the public warrants is not effective within 90 days from the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire on July 6, 2021 at 5:00 p.m., New York City time.

The private warrants and sponsor warrants will be identical to the public warrants except that such private warrants will be exercisable for cash (even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates.

We may call the warrants for redemption (excluding the private warrants and sponsor warrants but including any outstanding warrants issued upon exercise of the unit purchase option issued to EarlyBird and/or its designees), in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the warrants are exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder,

●	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $18.00 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders, and

●	if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

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The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our ordinary shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Except as described above, no public warrants will be exercisable and we will not be obligated to issue ordinary shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the ordinary shares issuable upon exercise of the warrants is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current or if the ordinary shares is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

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Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the ordinary shares outstanding.

No fractional shares will be issued upon exercise of warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Public Units

We issued 6,860,063 units issued in our IPO. Each public unit consisted of one ordinary share, one right and one warrant. Each holder of a right automatically received 1/10th of an ordinary share upon the completion of the Business Combination. Each warrant will be exercisable up until July 6, 2021 and entitles the holder to purchase ½ of one ordinary share for $12.00 per whole share any may only be exercised for a whole number of ordinary shares. After the Business Combination, any unseparated units automatically separated into their component securities and the public units and rights of the Company ceased trading on Nasdaq.

Purchase Option

We have sold to EarlyBird (and/or its designees) an option to purchase up to 600,000 units at $11.75 per unit. The units issuable upon exercise of this option are identical to the public units, except that since the option is not exercisable until the Business Combination was consummated, and the rights resulted in the offering of ordinary shares upon consummation of the Business Combination, the option effectively represented the right to purchase up to 660,000 ordinary shares (which included the 60,000 ordinary shares issuable for the rights included in the units) and 600,000 warrants to purchase 300,000 full shares.

The purchase option may be exercised for cash or on a cashless basis, at the holder’s option, at any time prior to September 30, 2019, the five-year anniversary of the effective date of the IPO registration statement. Notwithstanding anything to the contrary, neither the option nor the warrants underlying the option shall be exercisable after September 30, 2019. The option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from September 30, 2014 (the effective date of the IPO registration statement) with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions, which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price. We will have no obligation to net cash settle the exercise of the purchase option or the rights or warrants underlying the purchase option. The holder of the purchase option will not be entitled to exercise the purchase option or the warrants underlying the purchase option unless a registration statement covering the securities underlying the purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the purchase option or underlying warrants, the purchase option or warrants, as applicable, will expire worthless.

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Dividends

We have not paid any cash dividends on our shares of ordinary share to date. The Company intends to pay quarterly cash dividends following the consummation of the Business Combination, but such dividends will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of our then board of directors.

Insider Units and Sponsor Warrants

The insider units (including the warrants or ordinary shares issuable underlying the rights or upon exercise of the warrants) will not be transferable, assignable or salable until August 5, 2016 (except, among other limited exceptions, to our officers and directors and other persons or entities affiliated with our Sponsor) and they will not be redeemable by us so long as they are held by members of our Sponsor or their permitted transferees. In connection with the closing of the Business Combination, our Sponsor agreed to transfer 1,000,000 warrants held by our Sponsor to transferees designated by the Seller Representative for a contingent purchase price of $0.50 per warrant and in consideration for the waiver of condition that there be at least $10,000,000 in closing proceeds upon closing the Business Combination, after giving effect to the completion of the redemption and the PIPE Offering. The Seller Representative intends that the transferees so designated will be members of the Company’s management as approved by the Company’s Compensation Committee. Otherwise, the securities comprising the insider units have terms and provisions that are identical to the securities comprising the public units except the warrants included in the insider units will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. If the warrants included in the insider units are held by holders other than the holders who purchased insider units or their permitted transferees, the warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the public units. The price of the insider units was determined in negotiations between our Sponsor and the underwriter for the IPO, with reference to the prices paid by initial shareholders for such rights and warrants in special purpose acquisition companies, which recently consummated their initial public offerings prior to the IPO. The sponsor warrants are identical to the warrants included in the insider units.

Our Transfer Agent, Warrant Agent, and Right Agent

The transfer agent for our ordinary shares, warrant agent for our warrants, and right agent for our rights is Continental Stock Transfer & Trust Company.

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LEGAL PROCEEDINGS

The Company is not and has not been involved in any material legal proceedings, other than ordinary litigation incidental to its business. Although no assurances can be given about the final outcome of pending legal proceedings, at the present time management does not believe that the resolution or outcome of any of the Company’s pending legal proceedings will have a material adverse effect on its financial condition, liquidity or results of operations.

There is no proceedings in which any of the Company’s directors, officers or any of their respective affiliates, or any beneficial shareholder of more than five percent of voting securities, is an adverse party or has a material interest adverse to the above-mentioned companies’ interest.

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INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our charter, the BVI Business Companies Act, 2004, as amended, and the common law of the British Virgin Islands allow us to indemnify our officers and directors from certain liabilities. Our charter provides that the Company may indemnify, hold harmless and exonerate against all direct and indirect costs, fees and expenses of any type or nature whatsoever, any person who (a) is or was a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was a director, officer, key employee, adviser of the Company or who at the request of the Company; or (b) is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company.

The Company will only indemnify the individual in question if the relevant indemnitee acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the indemnitee had no reasonable cause to believe that his conduct was unlawful. The decision of the Board as to whether an indemnitee acted honestly and in good faith and with a view to the best interests of the Company and as to whether such indemnitee had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of our charter, unless a question of law is involved.

The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the relevant indemnitee did not act honestly and in good faith and with a view to the best interests of the Company or that such indemnitee had reasonable cause to believe that his conduct was unlawful.

The Company may purchase and maintain insurance, purchase or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond in relation to any indemnitee or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company, against any liability asserted against the person and incurred by him in that capacity, whether or not the Company has or would have had the power to indemnify him against the liability as provided in our charter.

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Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the Closing, DT Asia’s units, ordinary shares, rights and warrants were each quoted on Nasdaq Capital Market, under the symbols “CADTU,” “CADT,” “CADTR” and “CADTW,” respectively. After the Closing, each unseparated unit was automatically separated into their component ordinary shares of no par value, warrants to purchase one-half of one ordinary share, and rights to receive 1/10 of an ordinary share. As a result, the units and rights are no longer listed on Nasdaq Capital Market. The ordinary shares and warrants will begin trading on Nasdaq Capital Market under the ticker symbols “CLDC” and “CLDCW,” respectively, on or around July 12, 2016.

Item 3.02.	Unregistered Sales of Equity Securities.

In connection with and as a condition to the consummation of the Business Combination, the Company conducted a private investment in public equity offering (the “PIPE Offering”) to qualified investors which raised approximately $8.6 million. Pursuant to the closing of the PIPE Offering on July 6, 2016, the Company issued 715,000 shares of Series A Convertible Preferred Shares for a purchase price of $12 per share of Series A Convertible Preferred Shares.

Also on July 6, 2016, pursuant to the terms of the Share Exchange Agreement, all of the shares of outstanding capital stock of Adrie were exchanged for 20,000,000 shares of our ordinary shares, 8,000,000 of which were held in escrow pursuant to the Escrow Agreement.

In order to complete the Business Combination, certain concessions from both the Sponsor and EarlyBird were agreed to between the applicable parties.

Pursuant to the Third Amended and Restated Promissory Note between the Company and the Sponsor, the Sponsor is entitled to convert up to $500,000 of the principal amount outstanding into securities of the Company (the “Note”).

In connection with the Business Combination, the Company owed Sponsor $1.6 million under the Third Amended and Restated Promissory Note (the “Note”). In payment of the Note, the Company paid, and the Sponsor accepted (the “Sponsor Payment”):

●	$1.1 million of cash;

●	11,000 ordinary shares and 10,000 warrants in conversion of $100,000 worth of principal; and

●	Extension of the payment of the remaining $400,000 of principal, which can be converted, to January 6, 2017.

Additionally, in settlement of EarlyBird’s advisory fee for the Business Combination, the Company paid, and EarlyBird accepted (the “EarlyBird Payment”):

●	$1.5 million of cash;

●	34,300 ordinary shares of the Company; and

●	A convertible note with a principal amount of $250,000 payable on or before July 5, 2017, which is convertible by EarlyBird (in whole but not in part) at any time into 25,000 ordinary shares of the Company.

The issuance of the shares in the PIPE Offering, the Business Combination, the Sponsor Payment and the EarlyBird Payment were exempt from registration under Section 4(a)(2) of the Securities Act.

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Item 5.01.	Changes in Control of Registrant.

As a result of the Business Combination, we experienced a change in control with the former shareholders of Adrie effectively acquiring control of us. The disclosure set forth in Item 2.01 to this Report is incorporated into this item by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 2.01 to this Report is incorporated into this item by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 8, 2016, we filed an Amended and Restated Memorandum and Articles of Association with the Registry of Corporate Affairs for the British Virgin Islands (the “Amended Articles”). The filing date of July 8, 2016, is also deemed the effective date of the Amended Articles. The Amended Articles were filed for the sole purpose of reflecting the name change of the Company from “DT Asia Investments Limited” to “China Lending Corporation.”

The Amended Articles effecting the name change are filed as Exhibit 3.1 to this Report and incorporated herein by reference.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the consummation of the Business Combination, the Company adopted a Code of Business Conduct and Ethics.

The Company’s Code of Business Conduct and Ethics is filed as Exhibit 14.1 to this Report and incorporated herein by reference.

Item 5.06.	Change in Shell Company Status.

Prior to the Business Combination, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended). As a result of the Business Combination, we have ceased to be a “shell company.” The information contained in this Report, together with the information contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2016 and Current Reports on Form 8-K, as filed with the SEC, constitute the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Special Meeting of the Company was held on July 5, 2016. At the Special Meeting, the Business Combination was approved by the votes indicated:

	For	Against
Approval of the Business Combination	3,367,730	231,301

In connection with the closing of the Business Combination, 1,544,138 of the Company’s ordinary shares were redeemed.

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Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

In accordance with Item 9.01(a), China Lending Group’s audited financial statements for the year ended December 31, 2015 and 2014, and unaudited financial statements for the three months ended March 31, 2016, are filed as Exhibit 99.1 hereto.

(b) Pro Forma Financial Information.

In accordance with Item 9.01(b), unaudited pro forma condensed combined financial statements as of March 31, 2016, and the accompanying notes are filed as Exhibit 99.2 hereto.

(d) Exhibits

Exhibit	Description
2.1	Share Exchange Agreement, dated as of January 11, 2016, by and among DT Asia Investments Limited, DeTiger Holdings Limited, in the capacity as the DT Representative thereunder, Adrie Global Holdings Limited, the shareholders of Adrie Global Holdings Limited, and Li Jingping, in the capacity as the Seller Representative thereunder (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 13, 2016).*
3.1	Amended and Restated Memorandum and Articles of Association.
10.1	Registration Rights Agreement, dated as of July 6, 2016, by and among DT Asia Investments Limited, DeTiger Holdings Limited, in the capacity as the DT Representative and shareholders of Adrie Global Holdings Limited.
10.2	Lock-Up Agreement, dated as of July 6, 2016, by and among DT Asia Investments Limited, DeTiger Holdings Limited, in the capacity as the DT Representative and shareholders of Adrie Global Holdings Limited named as Investors therein.
10.3	Form of Non-Competition and Non-Solicitation Agreement, by and among certain shareholders of Adrie Global Holdings Limited and certain other associated persons and entities for the benefit of DT Asia Investments Limited, DeTiger Holdings Limited, in the capacity as the DT Representative, and Adrie Global Holdings Limited (incorporated by reference from Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 13, 2016).
10.4	Escrow Agreement, dated as of July 6, 2016, by and among DT Asia Investment Limited, Li Jingping, in the capacity as the Seller Representative, and Continental Stock Transfer & Trust Company as escrow agent.
10.5	Exclusive Business Cooperation Agreement, dated as of July 16, 2015, by and between Feng Hui and Consulting (English Translation) (incorporated by reference from Annex D to the Registrant’s Definitive Proxy Statement, filed with the SEC on June 21, 2016).
10.6	Equity Pledge Agreement, dated as of July 16, 2015, by and among Consulting and all of the shareholders of Feng Hui (English Translation) (incorporated by reference from Annex F to the Registrant’s Definitive Proxy Statement, filed with the SEC on June 21, 2016).
10.7	Exclusive Purchase Option Agreement, dated as of July 16, 2015, by and among Consulting and all of the shareholders of Feng Hui (English Translation) (incorporated by reference from Annex E to the Registrant’s Definitive Proxy Statement, filed with the SEC on June 21, 2016).
10.8	Form of Power of Attorney, dated as of July 16, 2015, by and among Consulting and each of the shareholders of Feng Hui (English Translation) (incorporated by reference from Annex G to the Registrant’s Definitive Proxy Statement, filed with the SEC on June 21, 2016).
10.9	Employment Agreement, dated July 1, 2009, by and between Feng Hui and Li Jingping (English Translation).
10.10	Employment Agreement, dated January 1, 2015, by and between Feng Hui and Zhang Jianfeng (English Translation).
10.11	Employment Agreement, dated March 1, 2015, by and between Feng Hui and Wang Hong (English Translation).
14.1	Code of Business Conduct and Ethics.
21.1	Subsidiaries of Registrant.
99.1	Audited Financial Statements of China Lending Group.
99.2	Pro Forma Financial Statements.

*	The disclosure schedules to the Share Exchange Agreement are not being filed herewith. The Company agrees to furnish supplementally a copy of any such schedules to the Securities and Exchange Commission upon request.

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Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA LENDING CORPORATION

July 11, 2016	By:	/s/ Li Jingping
Li Jingping
President and Chief Executive Officer

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CHINA LENDING CORPORATION

Exhibit Index to Current Report on Form 8-K dated July 5, 2016

Exhibit	Description
2.1	Share Exchange Agreement, dated as of January 11, 2016, by and among DT Asia Investments Limited, DeTiger Holdings Limited, in the capacity as the DT Representative thereunder, Adrie Global Holdings Limited, the shareholders of Adrie Global Holdings Limited, and Li Jingping, in the capacity as the Seller Representative thereunder (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 13, 2016).*
3.1	Amended and Restated Memorandum and Articles of Association.
10.1	Registration Rights Agreement, dated as of July 6, 2016, by and among DT Asia Investments Limited, DeTiger Holdings Limited, in the capacity as the DT Representative and shareholders of Adrie Global Holdings Limited.
10.2	Lock-Up Agreement, dated as of July 6, 2016, by and among DT Asia Investments Limited, DeTiger Holdings Limited, in the capacity as the DT Representative and shareholders of Adrie Global Holdings Limited named as Investors therein.
10.3	Form of Non-Competition and Non-Solicitation Agreement, by and among certain shareholders of Adrie Global Holdings Limited and certain other associated persons and entities for the benefit of DT Asia Investments Limited, DeTiger Holdings Limited, in the capacity as the DT Representative, and Adrie Global Holdings Limited (incorporated by reference from Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 13, 2016).
10.4	Escrow Agreement, dated as of July 6, 2016, by and among DT Asia Investment Limited, Li Jingping, in the capacity as the Seller Representative, and Continental Stock Transfer & Trust Company as escrow agent.
10.5	Exclusive Business Cooperation Agreement, dated as of July 16, 2015, by and between Feng Hui and Consulting (English Translation) (incorporated by reference from Annex D to the Registrant’s Definitive Proxy Statement, filed with the SEC on June 21, 2016).
10.6	Equity Pledge Agreement, dated as of July 16, 2015, by and among Consulting and all of the shareholders of Feng Hui (English Translation) (incorporated by reference from Annex F to the Registrant’s Definitive Proxy Statement, filed with the SEC on June 21, 2016).
10.7	Exclusive Purchase Option Agreement, dated as of July 16, 2015, by and among Consulting and all of the shareholders of Feng Hui (English Translation) (incorporated by reference from Annex E to the Registrant’s Definitive Proxy Statement, filed with the SEC on June 21, 2016).
10.8	Form of Power of Attorney, dated as of July 16, 2015, by and among Consulting and each of the shareholders of Feng Hui (English Translation) (incorporated by reference from Annex G to the Registrant’s Definitive Proxy Statement, filed with the SEC on June 21, 2016).
10.9	Employment Agreement, dated July 1, 2009, by and between Feng Hui and Li Jingping (English Translation).
10.10	Employment Agreement, dated January 1, 2015, by and between Feng Hui and Zhang Jianfeng (English Translation).
10.11	Employment Agreement, dated March 1, 2015, by and between Feng Hui and Wang Hong (English Translation).
14.1	Code of Business Conduct and Ethics.
21.1	Subsidiaries of Registrant.
99.1	Audited Financial Statements of China Lending Group.
99.2	Pro Forma Financial Statements.

*	The disclosure schedules to the Share Exchange Agreement are not being filed herewith. The Company agrees to furnish supplementally a copy of any such schedules to the Securities and Exchange Commission upon request.

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